    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 1999

                                                      REGISTRATION NO. 333-81455
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                          AMENDMENT NO. 3 TO FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                        RYDER VEHICLE LEASE TRUST 1999-A
                       (Issuer with respect to the Notes)
                                RYDER FUNDING LP
(Originator of the Trust described herein and Transferor of the 99% Vehicle SUBI
                           Certificate to the Trust)
                             RYDER TRUCK RENTAL LT
        (Issuer with respect to the SUBI and the 99% SUBI Certificates)
                            RYDER TRUCK RENTAL I LP
  (Originator of Ryder Truck Rental LT and transferor of the SUBI and the 99%
                      SUBI Certificates to the Transferor)
               (Exact name as specified in Originator's charter)


               DELAWARE                                   7513                                  52-7000600
    (State or other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
    incorporation or organization)             Classification Code Number)                Identification Number)



                              3600 NW 82ND AVENUE

                              MIAMI, FLORIDA 33166
                                 (305) 500-3254
       (Address, including zip code, and telephone number, including area code, of principal executive offices of Ryder Funding LP,
               Ryder Truck Rental LT and Ryder Truck Rental I LP)
                             ---------------------
                             SERGE G. MARTIN, ESQ.
                            STEEL HECTOR & DAVIS LLP
                          200 SOUTH BISCAYNE BOULEVARD
                           MIAMI, FLORIDA 33131-2398
                                 (305) 577-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:


                               DALE W. LUM, ESQ.

                                BROWN & WOOD LLP
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 772-1200
                             ---------------------


    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                                    PROPOSED MAXIMUM        AMOUNT OF
              PROPOSED TITLE OF EACH CLASS OF                     AMOUNT TO            AGGREGATE           REGISTRATION
                SECURITIES TO BE REGISTERED                     BE REGISTERED      OFFERING PRICE(1)        FEE(1)(4)
---------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes, Class A-1...............................     $28,000,000              100%              $ 7,784.00
Asset Backed Notes, Class A-2...............................     $63,000,000              100%              $17,514.00
Asset Backed Notes, Class A-3...............................     $54,000,000              100%              $15,012.00
Asset Backed Notes, Class A-4...............................     $53,000,000              100%              $14,734.00
Asset Backed Notes, Class A-5...............................     $84,900,000              100%              $23,602.20
99% 1999-A Special Unit of Beneficial Interest
  Certificates(2)...........................................         (3)                  (3)                  (3)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.

(2) The 1999-A Special Unit of Beneficial Interest (the "Lease SUBI") issued by Ryder Truck Rental LT will constitute a beneficial interest in a specified portion of the assets of Ryder Truck Rental LT, including certain lease contracts. The 1999-A2 Special Unit of Beneficial Interest (the "Vehicle SUBI") issued by Ryder Truck Rental LT will constitute a beneficial interest in a specified portion of the assets of Ryder Truck Rental LT, including certain vehicles relating to such lease contracts. The Lease SUBI and the Vehicle SUBI (collectively, the "SUBI," and each, a "1999-A SUBI") will not be offered to investors hereunder. A 99% Special Unit of Beneficial Interest Certificate will be issued for each 1999-A SUBI (the "SUBI Certificates") representing a 99% undivided interest in each 1999-A SUBI. The SUBI Certificate for the Lease SUBI will be pledged and the SUBI Certificate for the Vehicle SUBI will be transferred to the Owner Trustee for the Ryder Vehicle Lease Trust 1999-A issuing the Asset Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5. The SUBI Certificates will not be offered to investors hereunder.

(3) Not applicable.
(4) Previously paid.
                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THEM, IN ANY STATE WHERE AN OFFER OR SALE IS NOT PERMITTED.



                             SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED NOVEMBER 2, 1999



                                  $282,900,000




                                  (RYDER LOGO)

                           ASSET BACKED SENIOR NOTES
                        RYDER VEHICLE LEASE TRUST 1999-A
                                     Issuer

                                RYDER FUNDING LP
                                   Transferor

                            RYDER TRUCK RENTAL, INC.
                              Administrative Agent

     The trust's main sources for payment of the senior notes will be lease payments generated by a portfolio of commercial full service lease contracts and the proceeds from the future sale of the trucks, highway tractors and trailers currently leased under those contracts.

     Interest and principal will be payable quarterly and the first scheduled payment date is January 17, 2000.


     Before you decide to invest, read this prospectus carefully, especially the risk factors beginning on page 10.



     The senior notes are obligations of the trust only. The senior notes are not obligations of Ryder Funding LP, Ryder Truck Rental, Inc. or any of their affiliates.



     The trust will issue the following classes of senior notes--



                                      Original
                                     Principal     Interest Rate    Final Payment    Price to    Underwriting   Proceeds to
                                       Amount       (per annum)          Date         Public       Discount     Transferor
                                    ------------   -------------   ----------------  ---------   ------------   -----------
Per Class A-1 Note................  $ 28,000,000           %       October 16, 2000           %            %             %
Per Class A-2 Note................  $ 63,000,000           %       January 15, 2003           %            %             %
Per Class A-3 Note................  $ 54,000,000           %        April 15, 2004            %            %             %
Per Class A-4 Note................  $ 53,000,000           %        April 15, 2005            %            %             %
Per Class A-5 Note................  $ 84,900,000           %       October 16, 2006           %            %             %
Total.............................  $282,900,000                                              %            %             %



     - The price to the public and proceeds to the transferor do not include interest accrued from the date the notes will be issued.



     - The proceeds to the transferor excludes expenses, estimated at approximately $1,053,646.



     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. It is illegal for anyone to tell you otherwise.

                             ---------------------
MERRILL LYNCH & CO.


                          FIRST UNION SECURITIES, INC.



                                                            SALOMON SMITH BARNEY



               The date of this prospectus is November   , 1999.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS


CONTENT OF PROSPECTUS

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

     We include cross-references in this prospectus to the captions under which you can find additional related information. The following table of contents lists the pages on which these captions are located.


     You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Principal Terms" beginning on page 107.


LIMITATIONS ON OFFERS OR SOLICITATIONS

     We do not intend this document to be an offer or solicitation:

     - if used in a jurisdiction in which an offer or solicitation is not authorized;

     - if the person making an offer or solicitation is not qualified to do so;
       or

     - if an offer or solicitation is made to anyone to whom it is unlawful to make an offer or solicitation.

DEALER PROSPECTUS DELIVERY REQUIREMENTS


     For 90 days after the date of this prospectus, all dealers that effect transactions in the senior notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS



                                                 PAGE
                                                 ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
THIS PROSPECTUS................................    2
OVERVIEW OF TRANSACTION........................    4
SUMMARY........................................    5
RISK FACTORS...................................   10
OVERVIEW OF THE TRANSACTION....................   15
THE TRUST......................................   16
    Formation..................................   16
    Capitalization.............................   17
    The Owner Trustee..........................   17
    Property of the Trust......................   17
USE OF PROCEEDS................................   18
THE ORIGINATION TRUST..........................   19
    General....................................   19
    The UTI Beneficiaries......................   19
    The Origination Trustee....................   20
    Property of the Origination Trust..........   20
    Lease Origination and the Titling of
      Vehicles.................................   20
THE SUBIS......................................   21
    General....................................   21
    Transfers of the SUBI Certificates.........   22
THE TRANSFEROR.................................   23
RYDER..........................................   23
    General....................................   23
    Shared Services Center.....................   24
    The Leases.................................   24
    Lease Underwriting Procedures..............   28
    Insurance..................................   28
    Collection, Repossession and Disposition
      Procedures...............................   29
    Servicing..................................   29
    Lease Payments.............................   30
    Historical Data............................   32
    Year 2000 Preparation......................   34
THE SPECIFIED LEASES...........................   36
    General....................................   36
    Characteristics............................   37
    Representations, Warranties and
      Covenants................................   41
MATURITY, PAYMENT AND YIELD CONSIDERATIONS.....   43
NOTE FACTORS AND TRADING INFORMATION...........   47
DESCRIPTION OF THE SENIOR NOTES................   48
    General....................................   48
    Interest...................................   48
    Principal..................................   49
    Optional Purchase..........................   50
    The Indenture Trustee......................   50
    Book-Entry Registration....................   50
ADDITIONAL INFORMATION REGARDING THE
  SECURITIES...................................   54
    Payments on the Securities.................   54
    Optional Purchase..........................   56



                                                 PAGE
                                                 ----
    Statements to Senior Noteholders...........   57
    Definitive Notes...........................   58
SECURITY FOR THE SECURITIES....................   58
    General....................................   58
    The Program Operating Lease................   59
    The Subordinated Notes.....................   60
    The Certificates...........................   60
    The Accounts...............................   61
    The Contingent and Excess Liability
      Insurance................................   64
ADDITIONAL DOCUMENT PROVISIONS.................   64
    The Indenture..............................   64
    The Trust Agreement........................   68
    The SUBI Trust Agreement...................   71
    The Administration Agreement...............   73
    Miscellaneous Provisions...................   83
ADDITIONAL LEGAL ASPECTS OF THE ORIGINATION
  TRUST AND THE SUBIS..........................   88
    The Origination Trust......................   88
    The SUBIs..................................   89
    Insolvency-Related Matters.................   90
ADDITIONAL LEGAL ASPECTS OF THE SPECIFIED
  LEASES AND THE SPECIFIED VEHICLES............   92
    Back-up Security Interests.................   92
    Titling Grade Period -- Lack of Perfected
      Ownership Interest.......................   93
    Vicarious Tort Liability...................   94
    Repossession of Specified Vehicles.........   94
    Deficiency Judgments.......................   95
    Other Limitations..........................   95
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.......   95
    General....................................   95
    Senior Notes...............................   96
DELAWARE AND FLORIDA TAX CONSEQUENCES..........  101
    General....................................  101
    Delaware...................................  101
    Florida....................................  102
    Miscellaneous..............................  102
ERISA CONSIDERATIONS...........................  102
    General....................................  102
    Prohibited Transactions....................  103
RATINGS OF THE SENIOR NOTES....................  104
UNDERWRITING...................................  104
LEGAL MATTERS..................................  105
EXPERTS........................................  105
AVAILABLE INFORMATION..........................  105
INDEX OF PRINCIPAL TERMS.......................  107
INDEX TO FINANCIAL STATEMENTS..................  F-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES.....................  A-1

                                     CHART

- The above special units of beneficial interest, or SUBIs, represent specific assets that produce income for the issuer.

- The vehicle SUBI represents the specified vehicles and the lease SUBI represents the specified leases.


- The UTI represents other origination trust assets and the issuer has neither any rights in those assets nor in the income they produce.

                                    SUMMARY


- This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the senior notes, you should carefully read this entire prospectus.

- This summary provides an overview of some calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.

                        BASIC TERMS OF THE SENIOR NOTES


ISSUER/TRUST:           Ryder Vehicle Lease Trust
                        1999-A
TRANSFEROR:             Ryder Funding LP
ADMINISTRATIVE AGENT:   Ryder Truck Rental, Inc.
MAINTENANCE
PROVIDER:               Ryder Truck Rental, Inc.
OWNER TRUSTEE:          Chase Manhattan Bank
                        Delaware
INDENTURE TRUSTEE:      U.S. Bank National
                        Association
ORIGINATION TRUST:      Ryder Truck Rental LT
ORIGINATION TRUSTEE:    RTRT, Inc.
TRUST ASSETS:           Beneficial and security
                        interests in leased vehicles
                        and lease contracts, and
                        related proceeds
LEASES:                 Commercial leases of trucks,
                        highway tractors and
                        trailers
CUTOFF DATE:            Opening of business on
                        October 1, 1999
CREDIT ENHANCEMENT:     A reserve fund, a residual
                        value surplus account, the
                        subordinated notes retained
                        by the transferor and the
                        certificates
NOTES TO BE OFFERED:
    Class A-1 notes:  $28,000,000
    Class A-2 notes:  $63,000,000
    Class A-3 notes:  $54,000,000
    Class A-4 notes:  $53,000,000
    Class A-5 notes:  $84,900,000
INTEREST RATES:
    Class A-1 notes:    %
    Class A-2 notes:    %
    Class A-3 notes:    %
    Class A-4 notes:    %
    Class A-5 notes:    %
INTEREST BASIS:
    Class A-1 notes:    Actual number of days
                        elapsed and assuming a
                        360-day year
    Other senior
    notes:              A 360-day year of twelve
                        30-day months
PAYMENT DATES:          The first business day after
                        the 14th day of each
                        January, April, July and
                        October
RECORD DATE:            Holders of record are
                        determined one business day
                        prior to a payment date
FIRST PAYMENT DATE:     January 17, 2000
FINAL PAYMENT DATES:
    Class A-1 notes:   October 16, 2000
    Class A-2 notes:   January 15, 2003
    Class A-3 notes:   April 15, 2004
    Class A-4 notes:   April 15, 2005
    Class A-5 notes:   October 16, 2006
CLEARANCE AND
SETTLEMENT:             The Depository Trust
                        Company, Cedelbank and
                        Euroclear
CLOSING DATE:           Expected to be November   ,
                        1999

                       THE STRUCTURE OF THIS TRANSACTION

GENERAL

Ryder Truck Rental, Inc. has assigned commercial lease contracts and the related leased vehicles to Ryder Truck Rental LT. The leased vehicles include trucks, highway tractors and trailers. Some of these lease contracts and the related leased vehicles have been allocated to a separate pool of assets. Beneficial and security interests -- but not direct ownership -- in the vehicles and contracts in that pool will be transferred to the trust. Neither the trust nor holders of the trust's securities will receive any interest in assets other than those in that pool. Payment of the senior notes will be backed by those beneficial and security interests in the vehicles and contracts in the pool.


The trust will apply the net proceeds from the issuance and sale of the senior notes to purchase those interests in the pool. In addition to the senior notes, the trust is also issuing $13,023,237.85 in aggregate principal amount of asset backed subordinated notes and $10,858,575.00 in aggregate principal amount of asset backed certificates. The trust is not offering the subordinated notes or the asset backed certificates under this prospectus. The asset backed certificates will be sold in one or more private placements.



The trust will rely upon collections from the pool's lease contracts, sales proceeds from the disposition of the related vehicles and funds on deposit in specified accounts to make payments on the senior notes. The trust will be solely liable for payments made on the senior notes.


REPAYMENT OF THE NOTES


The timing of payments of principal on the senior notes is largely dependent on the timing of collections of cash flows generated by the underlying assets. Principal will be paid on your senior notes on each payment date in an amount generally equal to the available principal distribution amount generated by the underlying pool of lease contracts and proceeds from the sale of the leased vehicles.


Principal payments on the senior notes generally will be made to the holders of the senior notes sequentially, so that no principal will be paid on any class of senior notes until each class of senior notes with a lower numerical designation has been paid in full. For example, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full.


Until all principal due to the senior notes is paid, no principal will be paid to the subordinated notes and the asset backed certificates. Principal will then be paid to the subordinated notes until they have been paid in full, and then to the asset backed certificates.



An exception to the sequential payment rule is that allocable principal from the sale of the trust's assets following a default under the indenture and the acceleration of the senior notes or the transferor's insolvency will be paid first to the Class A-1 Senior Notes until they have been paid in full, second, on a pro rata basis, to all other classes of the senior notes until they have been paid in full, and third, ratably, to the subordinated notes (which amounts will be paid to the reserve fund) and the asset backed certificates pro rata until they have been paid in full.



Any unpaid principal amount of each class of senior notes will be payable in full on the final payment dates listed on the cover page of this prospectus.



Ryder Truck Rental, Inc. will administer the lease contracts, the disposition of the related vehicles when their leases terminate and the collection of amounts due in respect of the leases and will also provide maintenance and other services in connection with the leases and the vehicles. It also will be entitled to certain lease payments that are not being securitized in this transaction and that are thus neither the property of the trust nor in any other way available to make payments on the senior notes. If the total amount that Ryder receives from the lessee on a pool lease is less than the amount due, the shortfall will be allocated pro rata to the trust's and Ryder's portions of the amount due.



For information on the components of the lease payments that the senior notes will or will not be entitled to and on Ryder's role in servicing the leases, see "Ryder -- The Leases -- Collection, Repossession and Disposition Procedures,
 -- Servicing, and -- Lease Payments".


For information on the allocation of collection shortfalls see "Additional Document Provisions -- The Administration Agreement -- Collections -- Financial Component Payments".

See "Description of the Senior Notes -- Principal" and "Additional Information Regarding the Securities -- Payments on the Securities -- Deposits to the Distribution Accounts; Priority Of Payments" for additional detail regarding the allocation of any principal losses or shortfalls in amounts required to be distributed to holders of senior notes and the reimbursement of those losses.


OPTIONAL REDEMPTION OF THE NOTES


The transferor has the option to purchase all of the assets of the trust on any payment date when the combined unpaid principal balance of the senior notes, subordinated notes and asset backed certificates is less than or equal to 10% of the total initial balance of the senior notes, subordinated notes and asset backed certificates. If the transferor exercises this option, any senior notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount, plus accrued and unpaid interest.


                           THE PROPERTY OF THE TRUST

GENERAL

The primary property of the trust will be:


  - the vehicle SUBI certificate, which is described below, including the right to receive 99% of the amounts realized from sales of the specified vehicles;


  - the program operating lease under which the trust will lease the vehicle SUBI certificate to the transferor;

  - the right under the program operating lease to receive an amount equal to 99% of the payments made in respect of the financial component of specified vehicle leases;


  - the pledge by Ryder Funding LP of the lease SUBI certificate to secure the payments due under the program operating lease; and


  - the right to certain amounts deposited in the reserve fund and the residual value surplus account.

THE PROGRAM OPERATING LEASE

When the senior notes are issued, the trust and the transferor will enter into a program operating lease, under which the trust will lease the vehicle SUBI certificate to the transferor, subject to the lien of the indenture. Pursuant to the program operating lease and a pledge of the lease SUBI certificate, the transferor will be obligated to make payments during the period that each underlying vehicle is represented by the vehicle SUBI and covered by the program operating lease.


The transferor will make payments on the program operating lease on each payment date in an amount generally equal to certain payments made on or for the specified leases and specified vehicles during the three-month collection period immediately before the month in which the related payment date occurs. These payments consist of:


  - the financial component of the fixed charge portion of the total monthly payment paid under each specified lease, and

  - termination value payments made upon the exercise of any annual termination option included in a specified lease.


The trust will apply these collected payments, together with certain proceeds received during the related collection period from the sale or other disposition of specified vehicles either:


  - after the scheduled maturity or other termination of the related specified leases, or

  - as a result of an exercise of the annual termination option when the lessee does not make a termination value payment,

to pay interest on and principal of the senior notes, the subordinated notes and the certificates in accordance with their terms.

THE SPECIFIED LEASES AND THE SPECIFIED VEHICLES


The specified vehicles are commercial trucks, highway tractors and trailers titled in the name of the origination trust or, in some cases, that will be titled in the name of the origination trust during the 60 days after the closing. The specified leases are full-service leases of specified vehicles. Ryder Truck Rental, Inc. originated the specified leases in 26 states and services the specified leases, as well as many other leases in which the trust does not have an interest. The initial securitization value of the specified leases and specified vehicles will be their net book value on the administrative agent's books and the residual value of the specified vehicles will be their currently estimated sales proceeds upon the scheduled maturity of their specified leases. As of October 1, 1999:


  - the aggregate securitization value of the specified leases and specified vehicles was $309,880,619.04;



  - the aggregate estimated sales proceeds of the specified vehicles at scheduled maturity was $112,112,717.00;



  - the weighted average original term of the specified leases was 71.32 months; and



  - the weighted average remaining term to scheduled maturity of the specified leases was 64.41 months.


THE SUBI CERTIFICATES

The origination trust will issue two special units of beneficial interest, which are also called SUBIs:

  - a lease SUBI that will constitute a beneficial interest in the specified portfolio of lease contracts, and

  - a vehicle SUBI that will constitute a beneficial interest in vehicles that are leased under those lease contracts.

The SUBIs relating to the trust thus consists of the lease SUBI and the vehicle SUBI. The SUBIs will not be offered to you under this prospectus.

A 99% SUBI certificate will be issued for each of the lease SUBI and the vehicle SUBI. One SUBI certificate will represent a 99% undivided interest in the lease SUBI and the other SUBI certificate will represent a 99% undivided interest in the vehicle SUBI. The SUBI certificate for the lease SUBI will be pledged and the SUBI certificate for the vehicle SUBI will be transferred to the trust at the time it issues the senior notes. The SUBI certificates will not be offered to you under this prospectus.


The SUBI certificates will evidence a 99% beneficial interest in the SUBI assets, not a direct ownership interest in the SUBI assets. The SUBI assets are the specified leases and specified vehicles. By holding the Vehicle SUBI certificate and the program operating lease, the trust will be entitled to receive an amount equal to 99% of all payments made on or in respect of the SUBI assets. Payments made on or in respect of the 1% beneficial interest in the SUBI assets not evidenced by the SUBI certificates will not be available to make payments on the senior notes, the subordinated notes or the asset backed certificates.


The SUBI certificates will not evidence an interest in any origination trust assets other than the SUBI assets, and payments made on or for all other origination trust assets will not be available to make payments on the senior notes.

For more information regarding the trust's property see "The SUBIs" and "The Specified Leases".

CREDIT ENHANCEMENT

The credit enhancement for the senior notes will consist primarily of the following:

  - subordination of the subordinated notes;


  - subordination of the asset backed certificates;


  - the reserve fund; and

  - the residual value surplus account.

SUBORDINATION OF THE SUBORDINATED NOTES

The subordinated notes will be subordinated to the senior notes to provide credit enhancement for the senior notes.

SUBORDINATION OF THE CERTIFICATES

The certificates will be subordinated to the senior notes to provide additional credit enhancement for the senior notes.

THE RESERVE FUND

As an additional source of credit enhancement, the administrative agent will establish a reserve fund. The reserve fund will be funded as follows:


  - on the closing date, the transferor will make an initial deposit into the reserve fund of $9,970,408.92, which is 3.25% of the aggregate initial balance of the senior notes, subordinated notes and asset backed certificates;



  - interest and principal paid on the subordinated notes will be deposited into the reserve fund; and



  - on each payment date, any excess collections remaining after interest and principal on the senior notes, subordinated notes and asset backed certificates and various other obligations and expenses of the trust have been paid will be deposited into the reserve fund.

Deposits will be made to the reserve fund after the closing date only to the extent needed to maintain a balance in the reserve fund equal to its initial deposit. Any further excess collections will be paid to the transferor.


Available amounts in the reserve fund on each payment date will be available to cover shortfalls in distributions of interest and principal on the senior notes and the certificates.

THE RESIDUAL VALUE SURPLUS ACCOUNT

As an additional source of credit enhancement, a residual value surplus account will provide funds for the benefit of the senior notes and the certificates in the event any residual value losses are incurred on the sale of specified vehicles.

Residual value losses will be any amount by which the net proceeds from the sale of specified vehicles are less than the aggregate securitization values of those specified vehicles and their specified leases.


The residual value surplus account will not be funded with an initial balance, but on each payment date it will be funded with the amount by which the sales proceeds for each specified vehicle sold during the related collection period exceeded the securitization value of the related specified lease.


After all distributions required on a given payment date have been made, any funds remaining in the residual value surplus account will be paid to the transferor.

For more information regarding the residual value surplus account, see "Security for the Securities -- The Accounts -- The Residual Value Surplus Account".

ADMINISTRATION AND MAINTENANCE

Ryder Truck Rental, Inc. will act as administrative agent to service the origination trust assets, including the SUBI assets, and will also act as maintenance provider to provide certain supplies, maintenance and other services for the specified vehicles and to the lessees under the specified leases.

For more information regarding the administrative agent and the maintenance provider, see "Additional Document Provisions -- The Administration Agreement" and "Ryder".

TAX STATUS
Steel Hector & Davis LLP, as special tax counsel to the transferor, is of the opinion that:

  - the senior notes will be characterized as indebtedness for federal income tax purposes, and

  - the trust will not be a separately taxable entity for federal income tax purposes.

By accepting a senior note, each holder or beneficial owner will agree to treat the senior notes as indebtedness. You should consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the senior notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.


For more information, see "Material Federal Income Tax Consequences".



ERISA CONSIDERATIONS


It is expected that the senior notes will be eligible for purchase by employee benefit plans. However, plans contemplating a purchase of senior notes should consult their counsel before making a purchase.

For more information, see "ERISA
Considerations".

SENIOR NOTE RATINGS

The senior notes will be issued only if the Class A-1 Notes are rated in the highest short-term rating category and the other senior notes are rated in the highest long-term category by Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. There can be no assurance that a rating will not be lowered or withdrawn by an assigning rating agency.

MONEY MARKET INVESTMENT

The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. However, money market funds contemplating a purchase of Class A-1 Notes should consult their counsel before making a purchase.

                                  RISK FACTORS


     You should consider the following risk factors in deciding whether to purchase the senior notes:


YOU MAY HAVE DIFFICULTY
SELLING YOUR
SENIOR NOTES OR OBTAINING YOUR
DESIRED
SALES PRICE.                     - The senior notes will not be listed on any
                                   securities exchange. The underwriters intend to make a secondary market for the senior notes. The underwriters will do so by offering to buy the senior notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the senior notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity at times in the future. As a result, you may not be able to sell your senior notes when you want to do so, or you may not be able to obtain the price that you wish to receive.



YOU WILL EXPERIENCE A LOSS ON
YOUR
INVESTMENT IF DEFAULTS ON THE
LEASE
CONTRACTS OR RESIDUAL VALUE
LOSSES
EXCEED THE AVAILABLE CREDIT
ENHANCEMENT.                     - The trust does not have, nor is it expected
                                   to have, any significant assets or sources of funds other than the SUBI certificates and payments under the program operating lease, together with available funds in the reserve fund, the residual value surplus account and the distribution and collection accounts. The senior notes represent obligations solely of the trust and will not be insured or guaranteed by any entity. Accordingly, you will rely primarily upon payments on the program operating lease which are based on collections on the specified leases and specified vehicles -- together with monies on deposit in the reserve fund and the residual value surplus account -- for payments on the senior notes. The reserve fund and the residual value surplus account, together with the credit enhancement provided by subordination of the subordinated notes and the certificates, are intended to provide protection against delinquencies on the specified leases and losses on the specified leases and specified vehicles. However, if the level of delinquencies and losses exceeds the available credit enhancement, you will suffer a loss. You will have no claim to any amounts properly distributed to others from time to time.



YOUR SHARE OF POSSIBLE LOSSES
MAY NOT
BE PROPORTIONATE.                - Principal payments on the senior notes
                                   generally will be made to the holders of the senior notes sequentially, so that no principal will be paid on any class of senior notes until each class of senior notes with a lower numerical designation has been paid in full. Losses in excess of the available credit enhancement relating to the specified leases and specified vehicles will be allocated, after the class A-1 senior notes are paid, to each remaining class of senior notes based on a fraction equal to the unpaid principal amount of that class divided by the unpaid principal amount of all classes. As a result, a class of senior notes with a later maturity may be allocated more losses than a class of senior notes with an earlier maturity as a relative percentage of their initial principal amounts.

THE TIMING OF PRINCIPAL
PAYMENTS IS
UNCERTAIN.                       - The amount of distributions of principal on
                                   the senior notes and the time when you
                                   receive those distributions depends on the rate of payments and losses relating to the specified leases and the specified vehicles, which cannot be predicted with certainty. Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted specified leases. Additionally, the administrative agent may be required to make payments relating to specified leases and specified vehicles under some circumstances, and the transferor will have the right to purchase all assets of the trust pursuant to a clean-up call. Each of these payments will have the effect of shortening the average life of the senior notes. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the specified leases and the specified vehicles.


DURING A TITLING GRACE PERIOD
THE
ORIGINATION TRUST WILL LACK A
PERFECTED
OWNERSHIP INTEREST IN SOME
VEHICLES.                        - During a titling grace period, vehicles
                                   having an aggregate securitization value on the cutoff date not to exceed $4,900,848, representing 1.58% of the aggregate securitization value of all the trust assets, will be titled in the name of Ryder Truck Rental, Inc. rather than in the name of the origination trust or the origination trustee on behalf of the origination trust. During this grace period, the administrative agent will title these vehicles in the name of the origination trust or the origination trustee on behalf of the origination trust, but no action will be taken to note a lien in favor of the transferor on the applicable certificates of title. An ownership interest or security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following:


                                    O depositing with the state's department of motor vehicles a properly endorsed certificate of title for the vehicle showing the transferee or secured party as legal owner or lienholder thereon,

                                    O filing a sworn notation of lien with the state's department of motor vehicles and noticing such lien on the certificate of title, or

                                    O  if the vehicle has not been previously
                                       registered, filing an application for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be, with the state's department of motor vehicles.


                                   The origination trust and the transferor may thus not have a validly perfected ownership interest and security interest, respectively, in some vehicles during the grace period. As a result, the origination trust's and the transferor's ownership or security interest in these vehicles will not be perfected and the transferor's interest could be inferior to interests of other creditors or purchasers who have taken the steps described above. If such creditors or purchasers successfully did so, the affected vehicles would not be available to the trust to generate their expected cash flow and you could suffer a loss on your investment.


                                   For a discussion of the possible liability of the trust in connection with the negligent use or operation of the leased vehicles, see "Additional Legal Aspects of the Specified Leases and the Specified Vehicles -- Titling Grace Period -- Lack of Perfected Ownership Interest".



THE GEOGRAPHIC CONCENTRATION
OF THE
LEASES, ECONOMIC FACTORS AND
THE
COMMERCIAL TRUCK, HIGHWAY
TRACTOR AND
TRAILER MARKET COULD
NEGATIVELY AFFECT
THE TRUST'S ASSETS.              - The specified leases were originated in 26
                                   states, with 10.77% -- the largest percentage of specified leases in any state (based on cutoff date securitization value) -- originated in North Carolina. Less than 10.00% of the total number of specified leases were originated in any states other than Pennsylvania, California and Tennessee. Adverse economic conditions in one of more of these states or in the market for commercial trucks, highway tractors and trailers may have a disproportionate impact on the performance of the specified leases and the specified vehicles. Economic factors like unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the specified leases and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their residual values.



THE ADMINISTRATIVE AGENT AND
THE
MAINTENANCE PROVIDER HAVE
INTERESTS
BEYOND SERVICING THE ASSETS OF
THE TRUST
AND THEREFORE MAY HAVE
COMPETING OR
CONFLICTING INTERESTS.           - Ryder Truck Rental, Inc., in addition to
                                   serving as administrative agent and
                                   maintenance provider, also is and will be engaged in leasing and providing maintenance services in connection with its own commercial trucks, highway tractors and trailers and servicing the related leases. It therefore may from time to time have competing interests or conflicts of interest in performing its obligations with respect to the maintenance and sale of the specified vehicles and the servicing of the specified leases. Ryder has contractually agreed that when serving as administrative agent and maintenance provider it will use the same degree of skill, care and attention and the same customary and usual procedures it employs in connection with vehicles it leases and maintains for its own account.


A DEFAULT, REPLACEMENT OR
DECLINE IN
THE QUALITY OF THE SERVICE OF
THE
ADMINISTRATIVE AGENT OR THE
MAINTENANCE PROVIDER COULD
DELAY OR
LIMIT PAYMENTS TO YOU.           - Because the specified leases and specified
                                   vehicles will be serviced and maintained by the administrative agent and the maintenance provider, a default by or the replacement of either could reduce or delay payments made under the specified leases. Ryder Truck Rental, Inc. will serve as both the administrative agent and the maintenance provider. Any reduction or delay in the payments made under the specified leases could cause delays in payments due to you or limit the amount of principal and interest paid to you. A decline in the quality of service provided by the administrative agent or the maintenance provider could also cause delays in payments due to you or limit the amount of principal and interest paid to you.

VICARIOUS TORT LIABILITY MAY
RESULT IN A
LOSS ON YOUR INVESTMENT.         - Some states allow a party that incurs an
                                   injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor's liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain. If vicarious liability imposed on the trust or the origination trust exceeds the coverage provided by its primary and excess liability insurance policies, you could experience delays in payments due to you or may ultimately suffer a loss.



                                   For a discussion of the possible liability of the trust in connection with the use or operation of the leased vehicles, see "Additional Legal Aspects of the Specified Leases and the Specified
                                   Vehicles -- Vicarious Tort Liability".



A BANKRUPTCY OF THE TRANSFEROR
OR THE
ADMINISTRATIVE AGENT COULD
DELAY OR
LIMIT PAYMENTS TO YOU.           - Following a bankruptcy or insolvency of the
                                   administrative agent or the transferor, a court could conclude that the vehicle SUBI certificate is owned by the administrative agent or the transferor, instead of the trust. This conclusion could be either because the transfer of the vehicle SUBI certificate from the transferor to the trust was not a true sale or because the court concluded that the transferor or the trust should be treated as the same entity as administrative agent or the transferor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you as a result of:



                                    O  the automatic stay which prevents a
                                       secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and



                                    O  the fact that neither the trust nor the
                                       indenture trustee has a perfected
                                       security interest in the specified
                                       vehicles and may not have a perfected
                                       security interest in any cash collections of the specified leases and specified vehicles held by the administrative agent at the time that a bankruptcy proceeding begins.



                                   For a discussion of how a bankruptcy
                                   proceeding of the administrative agent, the transferor or certain related entities may affect the trust and the senior notes, see "Additional Legal Aspects of the Origination Trust and the SUBIs -- Insolvency Related Matters".



IF ERISA LIENS ARE PLACED ON
THE
ASSETS OF THE TRUST, YOU COULD
SUFFER A
LOSS ON YOUR INVESTMENT.         - Liens in favor of the Pension Benefit
                                   Guaranty Corporation could attach to the specified leases and specified vehicles and be used to satisfy unpaid ERISA obligations of any member of a controlled group that includes Ryder Truck Rental, Inc. and its affiliates. These liens could have priority over the interest of security holders in SUBI assets, like the specified vehicles, that are not covered by a prior perfected security interest in favor of the indenture trustee. The transferor believes that the likelihood of this liability being asserted against the assets of the trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the lease contracts and leased vehicles will not become subject to an ERISA liability.



YEAR 2000 COMPUTER PROBLEMS
COULD
DELAY OR LIMIT PAYMENTS TO
YOU.                             - Some computers were not programmed to
                                   recognize more than two digits in the year of a given date. As a result, in the year

                                   2000, those computers will not know whether an "00" refers to the year 1900 or the year 2000. To the extent that computer systems of the administrative agent, maintenance provider, indenture trustee or any parties that they rely on continue to have these problems in the year 2000 and later, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you. In addition, if lessees under the specified leases experience computer problems in the year 2000 or later, they may default or make late payments under the specified leases. As a result, you could experience delays in payments due to you or may not ultimately receive all principal and interest due to you.

                                   For a discussion of Ryder's year 2000
                                   preparations by and how they may affect the trust and the senior notes, see "Ryder -- Year 2000 Preparations".

A CHANGE OR WITHDRAWAL BY THE
RATING
AGENCIES OF THEIR INITIAL
RATINGS MAY
REDUCE THE MARKET VALUE OF THE
SENIOR
NOTES.                           - A security rating is not a recommendation by
                                   a rating agency that you buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the senior notes after the senior notes are issued if that rating agency believes that circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the senior notes.


IF THE TRUST IS REQUIRED TO
SELL ITS
ASSETS, YOU MAY SUFFER A LOSS
ON YOUR
INVESTMENT.                      - If the transferor becomes bankrupt or
                                   insolvent, the trust will be dissolved and the indenture trustee will be required to sell the assets of the trust, including the SUBI certificates, on commercially reasonable terms. Because the bankruptcy of the transferor will also require the origination trust to be terminated with respect to holding the SUBI assets, the SUBI assets will be distributed to the purchaser of the trust's assets and the specified vehicles will be retitled at the direction of that purchaser. The indenture trustee will distribute the proceeds from the sale of the trust's assets and monies on deposit in the reserve fund and the residual value surplus account, after the payment of certain unpaid fees and reimbursement of outstanding advances made by the administrative agent to the trust, first to the senior note holders for interest due, second to the reserve fund for interest due on the subordinated notes, third to the certificate holders for interest due, fourth to the Class A-1 Note holders until the Class A-1 Notes have been paid in full, fifth pro rata to each other class of senior note holders based on their class' note balances until the senior notes have been paid in full, and sixth to the certificate holders and the subordinated note holders ratably -- with amounts paid on the subordinated notes being paid to the reserve fund. If these proceeds and amounts are not sufficient to pay the senior notes in full, you would incur a loss on your investment.

THE FAILURE TO MAKE PRINCIPAL
PAYMENTS ON THE NOTES WILL
GENERALLY
NOT RESULT IN AN EVENT OF
DEFAULT.                         - You should be aware that the amount of
                                   principal required to be paid to you prior to the final scheduled payment date for a class of senior notes generally will be limited to amounts available for those purposes. Therefore, the failure to repay principal of a class of senior notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for the class of notes.

THE SENIOR NOTES ARE NOT
SUITABLE
INVESTMENTS FOR ALL INVESTORS.   - The senior notes are not a suitable
                                   investment if you require a regular
                                   predictable schedule of payments. The senior notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.


                          OVERVIEW OF THE TRANSACTION



     Please refer to page 4 for a diagram providing an overview of the transaction described in this prospectus. You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Terms" Beginning on page 107.



     Ryder Truck Rental, Inc. ("Ryder") has assigned, and will assign, full-service commercial truck, highway tractor and trailer leases and the related vehicles to Ryder Truck Rental LT, a Delaware business trust (the "Origination Trust"). The Origination Trust was created in July 1997 to facilitate the titling of trucks, tractors and trailers in connection with the securitization of truck, tractor and trailer leases. The Origination Trust has issued to Ryder Truck Rental I LP ("RTR I LP") and Ryder Truck Rental II LP ("RTR II LP" and, together with RTR I LP, the "UTI Beneficiaries") a 99% and a 1% beneficial interest, respectively, in the undivided trust interest (the "UTI"). The UTI represents the entire beneficial interest in assets of the Origination Trust that have not been allocated to special units of beneficial interest such as the ones described in this prospectus. The trustee of the Origination Trust will be directed by the UTI Beneficiaries:


     - to establish two special units of beneficial interest (each a "1999-A SUBI," and collectively, the "SUBIs");

     - to allocate a separate portfolio of leases and some related assets of the Origination Trust (the "Specified Leases") to one 1999-A SUBI (the "Lease SUBI"); and

     - to allocate the vehicles that are leased under the Specified Leases and some other related assets of the Origination Trust (the "Specified Vehicles") to the other 1999-A SUBI (the "Vehicle SUBI").

The SUBIs will represent the entire beneficial interest in the Specified Leases and Specified Vehicles (collectively, the "SUBI Assets"). RTR I LP and RTR II LP will respectively be issued 99% and 1% interests in each 1999-A SUBI. Upon creation of each 1999-A SUBI, the related SUBI Assets will no longer be a part of the Origination Trust Assets represented by the UTI, and the interest in the Origination Trust Assets represented by the UTI will be reduced accordingly. Each 1999-A SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. Each 1999-A SUBI will not represent a beneficial interest in any Origination Trust Assets other than the related SUBI Assets. Payments made on or in respect of any Origination Trust Assets other than the SUBI Assets will not be available to make payments on the Senior Notes. The UTI Beneficiaries may from time to time cause special units of beneficial interest other than the SUBIs (each, an "Other SUBI") to be created out of the UTI. The Trust (and, accordingly, the Senior Noteholders) will have no interest in the UTI, any Other SUBI or any assets of the Origination Trust Assets evidenced by the UTI or any Other SUBI. See "The SUBIs" and "The Origination Trust".

     RTR I LP will sell, transfer and assign its 99% interest in each 1999-A SUBI (collectively, the "SUBI Interest") to Ryder Funding LP (the "Transferor"). The Transferor will in turn (a) transfer and assign the certificate representing its 99% interest in the Vehicle SUBI (the "Vehicle SUBI Certificate") to Ryder Vehicle Lease Trust 1999-A (the "Trust"), and (b) pledge the certificate representing its 99% interest in the Lease SUBI (the "Lease SUBI Certificate", and together with the Vehicle SUBI Certificate, the "SUBI Certificates") to the Trust. RTR II LP will permanently retain the 1% beneficial interest in the SUBI Assets not represented by the SUBI Certificates (the "Retained SUBI Interest"). The Trust will issue five classes of senior notes (the "Senior Notes") in an aggregate principal amount of $282,900,000.00 (the "Initial Senior Note Balance") and will pledge the Vehicle SUBI Certificate and its interest in the Lease SUBI Certificate to the Indenture Trustee as security therefor. The Trust will also issue one class of asset backed subordinated notes (the "Subordinated Notes," and together with the Senior Notes, the "Notes") in an aggregate principal amount of $13,023,237.85 (the "Initial Subordinated Note Balance") and one class of asset backed certificates (the "Certificates") in an aggregate principal amount of $10,858,575.00 (the "Initial Certificate Balance"). The Senior Notes, the Subordinated Notes and the Certificates are collectively referred to as the "Securities" and the holders of Securities are referred to as "Securityholders". Each Note will represent an obligation of, and for some non-tax purposes, each Certificate will represent a fractional undivided interest in, the Trust. Payments in respect of the Subordinated Notes and the Certificates will be subordinated to payments in respect of the Senior Notes to the extent described in this prospectus. The Subordinated Notes and the Certificates are not being offered to you in this offering.


     On the date of initial issuance of the Securities (the "Closing Date"), the Trust and the Transferor will enter into a program operating lease (the "Program Operating Lease") under which the Trust will lease the Vehicle SUBI Certificate, subject to the lien of the Indenture, to the Transferor in exchange for the obligation of the Transferor to make certain payments during the period that each underlying Specified Vehicle is covered by the Program Operating Lease. The Trust will apply these payments, together with proceeds received from certain sales of Specified Vehicles, to pay interest on and principal of the Securities.


     As a condition to the issuance of the Senior Notes, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. (each, a "Rating Agency"), must each rate the Class A-1 Senior Notes in their highest short-term rating category, and the remaining classes of Senior Notes in their highest long-term rating category. See "Risk Factors -- A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the senior notes" and "Ratings of the Securities" for further information concerning the ratings assigned to the Senior Notes, including the limitations of such ratings.



                                   THE TRUST


Formation


     The Trust will be formed under the laws of the State of Delaware solely for the purposes of the transactions described in this prospectus. The Trust will be governed by an amended and restated trust agreement, dated as of October 1, 1999 (the "Trust Agreement"), between the Transferor and Chase Manhattan Bank Delaware, as Owner Trustee.



     The Trust will issue the Senior Notes under an indenture dated as of October 1, 1999 (the "Indenture"), between the Trust and U.S. Bank National Association, as trustee (in that capacity, the "Indenture Trustee"). The Subordinated Notes and the Certificates will be issued under the Trust Agreement.


     The Trust will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the Closing Date, the authorized purposes of the Trust will be limited to:

     - issuing the Securities;

     - acquiring the Vehicle SUBI Certificate and the other property of the Trust Estate with the proceeds from the sale of the Securities;


     - assigning and pledging the Trust Estate to the Indenture Trustee;

     - leasing the Vehicle SUBI Certificate to the Transferor;

     - making payments on the Securities;

     - entering into and performing its obligations under the Basic Documents to which it is a party; and

     - engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.

Approval of additional Trust activities and purposes may be requested by holders of at least 75% of the outstanding balance of the Certificates and will require
(a) that each Rating Agency have delivered a letter to the effect that the activities and purposes would not cause its then-current ratings of the Senior Notes or the Certificates to be qualified, reduced or withdrawn, and (b) approval by holders of at least 75% of the outstanding balance of the Senior Notes, or if the Senior Notes are no longer outstanding, by the Subordinated Noteholder.


     Under an administration agreement, dated as of October 1, 1999 (the "Trust Administration Agreement"), Ryder, as administrator (the "Administrator"), will perform the Trust's administrative obligations under the Trust Agreement and the Indenture.


     The Trust's principal offices will be in Wilmington, Delaware, in care of the Owner Trustee, at the address listed below under "The Owner Trustee".

Capitalization


     On the Closing Date, the Trust will be capitalized with $306,781,812.85 aggregate principal amount of Securities. The Trust will sell the Senior Notes and the Certificates, other than the Transferor Certificate, to third party investors that are expected to be unaffiliated with the Transferor, the Administrative Agent or their respective affiliates. In exchange for the transfer of the Vehicle SUBI Certificate and the pledge of the Lease SUBI Certificate, the Trust will pay the Transferor the net proceeds from the sale of the Senior Notes and the Certificates, and will issue to the Transferor the Subordinated Notes and a Certificate with a $108,575.75 principal balance, which will approximately equal to 1% of the Initial Certificate Balance (the "Transferor Certificate"). The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on that date:



Senior Notes........................................  $282,900,000.00
Subordinated Notes..................................    13,023,237.85
Certificates........................................    10,858,575.00
                                                      ---------------
          Total.....................................  $306,781,812.85
                                                      ===============


The Owner Trustee

     Chase Manhattan Bank Delaware will be the trustee (the "Owner Trustee") under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation, and its Corporate Trust Office is located at 1201 Market Street, Wilmington, Delaware 19801. The Transferor, the Administrative Agent and their affiliates may maintain normal commercial banking relationships with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by the Administrator. See "Additional Document Provisions -- Miscellaneous Provisions -- Fees and Expenses".

Property of the Trust

     On the Closing Date, the Transferor will transfer the Vehicle SUBI Certificate to the Trust pursuant to the Issuer SUBI Certificate Transfer Agreement and will pledge the Lease SUBI Certificate to the Trust pursuant to the Program Operating Lease. The Trust will then pledge its interest in each SUBI Certificate to the Indenture Trustee under the Indenture and then, subject to that pledge, will lease the Vehicle SUBI Certificate to the Transferor pursuant to the Program Operating Lease. See "The SUBIs -- Transfers of the SUBI Certificates".

     After giving effect to the transactions described in this prospectus, the property of the Trust (the "Trust Estate") will include:


     - the Vehicle SUBI Certificate, evidencing a 99% beneficial interest in the assets allocated to the Vehicle SUBI (the "Vehicle SUBI Assets"), including the right to payments thereunder from certain Sales Proceeds on deposit in the SUBI Collection Account and the Residual Value Surplus Account and investment earnings, net of losses and investment expenses, on amounts on deposit in the SUBI Collection Account and the Residual Value Surplus Account;

     - the rights of the Trust under the Program Operating Lease;

     - the rights of the Trust as pledgee of the Lease SUBI Certificate;


     - the rights of the Trust as secured party under a back-up security agreement with respect to the SUBI Certificates and the 99% undivided interest in the SUBI Assets;


     - the rights of the Trust to funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture;

     - the rights of the Transferor, as transferee, under the SUBI Certificate Transfer Agreement;

     - the rights of the Trust, as transferee, under the Issuer SUBI Certificate Transfer Agreement;

     - the rights of the Trust as a third-party beneficiary under the Administration Agreement, including rights to certain Advances, and the SUBI Trust Agreement;

     - the security interest of the Trust in the Subordinated Notes and the Reserve Fund (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

     - all proceeds of the foregoing.

The Indenture will require the Trust Estate to be pledged by the Trust to the Indenture Trustee.


     Because the SUBI will represent a beneficial interest in the SUBI Assets, Senior Noteholders will be dependent on payments made on the Specified Leases and proceeds received in connection with the sale or other disposition of Specified Vehicles for the payment of interest on and principal of the Senior Notes. The Trust will not have a direct ownership interest in the Specified Leases or a direct ownership interest or perfected security interest in the Specified Vehicles -- which will be titled in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust -- and it is therefore possible that a claim or lien in respect of the Specified Vehicles or the Origination Trust could limit the amounts payable in respect of the SUBI Certificates to less than the amounts received from the lessees of the Specified Vehicles (each, an "Obligor") or received from the sale or other disposition of Specified Vehicles. To the extent that a claim or lien were to delay the disposition of the Specified Vehicles or reduce the amount paid to the holders of the SUBI Certificates in respect of their beneficial interests in the SUBI Assets, Senior Noteholders could experience delays in payment or losses on their investment. See "Risk Factors -- A bankruptcy of the transferor or the administrative agent could delay or limit payments to you", "Risk Factors -- If ERISA liens are placed on the assets of the trust, you could suffer a loss on your investment", "The SUBIs", "Additional Legal Aspects of the Origination Trust and the SUBIs -- The SUBIs" and "Additional Legal Aspects of the Specified Leases and the Specified Vehicles -- Back-up Security Interests".


                                USE OF PROCEEDS


     The net proceeds from the sale of the Senior Notes -- the proceeds of the public offering minus expenses relating thereto -- together with the proceeds from the private placement of the Certificates and the issuance of the Subordinated Notes, will be applied by the Trust to acquire the Vehicle SUBI Certificate and the pledge of the Lease SUBI Certificate from the Transferor.

                             THE ORIGINATION TRUST

General


     The Origination Trust is a Delaware business trust and is governed by an amended and restated trust agreement dated as of February 1, 1998 (the "Origination Trust Agreement"), among the UTI Beneficiaries, the Administrative Agent, RTRT, Inc., as trustee (the "Origination Trustee"), Delaware Trust Capital Management, Inc. and U.S. Bank National Association ("U.S. Bank"), as trust agent (in that capacity, the "Trust Agent"). The assets of the Origination Trust (the "Origination Trust Assets") consist of:


     - full service operating leases (the "Leases") assigned to the Origination Trust by Ryder;


     - the commercial trucks, highway tractors and trailers leased under those Leases (the "Vehicles"); and


     - certain payments under the Leases, proceeds from sales of the Vehicles, and other assets more fully described below.


The primary business purpose of the Origination Trust is to acquire from or at the direction of Ryder, and serve as record holder of title to, the Leases and Vehicles, in order to facilitate the titling of the Vehicles in connection with asset backed securities issuance transactions.



     Under an administration agreement dated as of February 1, 1998, as amended by a supplement to be dated as of October 1, 1999 (as amended or supplemented from time to time, the "Administration Agreement"), among the Origination Trust, the UTI Beneficiaries, and Ryder, as administrative agent (in that capacity, the "Administrative Agent"), Ryder will service the Leases, including the Specified Leases, and, as maintenance provider (in that capacity, the "Maintenance Provider"), will provide specified services and maintenance in respect of the Vehicles, including the Specified Vehicles.


     Except as otherwise described under "Additional Document Provisions -- The SUBI Trust Agreement," under the Origination Trust Agreement, the Origination Trust has not and will not:

     - issue interests or securities other than the SUBI Interest and the Retained SUBI Interest, the SUBI Certificates, the Retained SUBI Certificates, Other SUBIs, one or more certificates representing each Other SUBI (the "Other SUBI Certificates"), the UTI and one or more certificates representing the UTI (the "UTI Certificates");

     - borrow money, except from Ryder or the UTI Beneficiaries in connection with funds used to acquire Leases and Vehicles;

     - make loans;

     - invest in or underwrite securities;

     - offer securities in exchange for Origination Trust Assets, with the exception of the SUBI Certificates, the Retained SUBI Certificates, Other SUBI Certificates and the UTI Certificates;

     - repurchase or otherwise reacquire its securities, other than for purposes of cancellation, except as permitted by or in connection with financing or refinancing the acquisition of Leases and Vehicles or as otherwise permitted by each such financing or refinancing; or

     - grant any security interest in or lien on any Origination Trust Assets.


For further information regarding the Origination Trust, the servicing of the Leases and the providing of services and maintenance in respect of the Vehicles, see "Additional Document Provisions -- The SUBI Trust Agreement" and "-- The Administration Agreement".


The UTI Beneficiaries

     RTR I LP and RTR II LP are the UTI Beneficiaries under the Origination Trust Agreement. The sole general partners of RTR I LP and RTR II LP are Ryder Truck Rental I LLC ("RTR I LLC") and Ryder Truck Rental II LLC ("RTR II LLC"), respectively, each a Delaware limited liability company. Ryder is the sole limited partner of each of the UTI Beneficiaries. The UTI Beneficiaries were formed as limited partnerships under the laws of Delaware in June 1997 for the sole purpose of being initial beneficiaries of the Origination Trust, holding the UTI and the UTI Certificates, acquiring interests in the SUBI and Other SUBIs and engaging in related transactions. The limited liability company operating agreements of each of RTR I LLC and RTR II LLC and the limited partnership agreements of each UTI Beneficiary limit their respective activities to the foregoing purposes and to any activities incidental thereto or necessary therefor. So long as any financings involving interests in the Origination Trust, including the transaction described in this prospectus, are outstanding, neither RTR I LLC nor RTR II LLC may transfer its general partnership interest in the related UTI Beneficiary. The principal offices of RTR I LP and RTR II LP are located at 3600 N.W. 82nd Avenue, Miami, Florida 33166 and their telephone number is (305) 500-3726.

The Origination Trustee

     The Origination Trustee is a wholly owned special purpose subsidiary of U.S. Bank and was incorporated in June 1997 for the sole purpose of acting as Origination Trustee. The Origination Trustee is not affiliated with Ryder or any of its affiliates. U.S. Bank, as Trust Agent, serves as agent for the Origination Trustee to perform some functions of the Origination Trustee under the Origination Trust Agreement. Under the Origination Trust Agreement, if U.S. Bank can no longer act as the Trust Agent, the designees of the UTI Beneficiaries which may not be either UTI Beneficiary or any of their affiliates -- will have the option to purchase the stock of the Origination Trustee for a nominal amount. If the UTI Beneficiaries do not timely exercise that option, the Origination Trustee will appoint a new trust agent which will have the option to purchase the stock of the Origination Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Origination Trustee to another party.

Property of the Origination Trust

     The Origination Trust Assets generally consist of:

     - Leases originated by Ryder and all monies due from Obligors thereunder;

     - Vehicles and all proceeds of those Vehicles;

     - all of Ryder's rights with respect to those Leases and Vehicles;

     - the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the Leases or the related Obligors or the Vehicles, including but not limited to the Contingent and Excess Liability Insurance; and

     - all proceeds of the foregoing.


     From time to time after the date of this prospectus, Ryder will assign additional Leases to the Origination Trust and, as described below, title the related Vehicles in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust. During the Titling Grace Period, Vehicles titled in the name of Ryder and having a Cutoff Date Securitization Value of not more than $4,900,848 will be titled in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust and allocated to the SUBIs, thereby becoming SUBI Assets. See "Additional Legal Aspects of the Specified Leases and the Specified Vehicles -- Titling Grace Period -- Lack of Perfected Ownership Interest".


Lease Origination and the Titling of Vehicles

     All Leases have been or will be underwritten using the underwriting criteria described under "Ryder -- Lease Underwriting Procedures". Under each Lease, the Origination Trust, or the Origination Trustee on behalf of the Origination Trust, will be listed as the owner of the related Vehicle on the Vehicle's certificate of title. Liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of the Trust, as holder of the Vehicle SUBI Certificate, in the Specified Vehicles.

     After the sale of the Vehicle SUBI Certificate to the Trust, the Administrative Agent will be obligated to repurchase any Vehicles covered by Leases not meeting certain representations and warranties of the

Administrative Agent by making Reallocation Payments in respect thereof. Those representations and warranties relate primarily to the origination of the Leases, and do not typically relate to the creditworthiness of the related Obligors or the collectibility of the Leases.


     All of the Specified Vehicles will either be titled in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust by the Closing Date, or will be titled in the name of Ryder but will be re-titled into the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust within 60 days after the Closing Date (the "Titling Grace Period"). Specified Vehicles relating to Specified Leases having an aggregate Cutoff Date Securitization Value of not less than $304,979,771.04 will be titled in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust by the Closing Date. Specified Vehicles relating to Specified Leases having an aggregate Cutoff Date Securitization Value not to exceed $4,900,848.00 will be titled in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust during the Titling Grace Period. If the Administrative Agent fails to properly retitle any Titling Grace Period Vehicle, it will be required to make a payment equal to the Securitization Value of the related Specified Lease as of the last day of the Titling Grace Period. See "Risk Factors -- During a titling grace period the origination trust will lack a perfected ownership interest in some vehicles" and "Additional Legal Aspects of the Specified Leases and the Specified
Vehicles -- Titling Grace Period -- Lack of Perfected Ownership Interest". Other Leases and Vehicles will also to be assigned to the Origination Trust after the Closing Date but will not constitute Specified Leases or Specified Vehicles.


     All Vehicles owned by the Origination Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Origination Trust. Those interests will be evidenced with respect to:

     - Leases and Vehicles not allocated to the 1999-A SUBIs or an Other SUBI, by the UTI,

     - the Specified Leases and the Specified Vehicles, by the 1999-A SUBIs, or

     - Leases and Vehicles financed in another transaction, by an Other SUBI.

Entities holding beneficial interests in the Origination Trust will not have a direct ownership in the related Leases or a direct ownership or perfected security interest in the related Vehicles.


     The certificates of title for the Specified Vehicles will not reflect the indirect interest of the Trust in the Specified Vehicles by virtue of its beneficial interest in the Vehicle SUBI Assets. Therefore, if the Senior Notes were recharacterized as secured loans, the Trust would not have a perfected lien in the Specified Vehicles, but will have filed a financing statement to perfect the security interest in the Vehicle SUBI Assets, but only to the extent that the security interest may be perfected by filing under the UCC. For further information regarding the titling of the Specified Vehicles and the interest of the Trust therein, see "Additional Legal Aspects of the Specified Leases and the Specified Vehicles -- Back-up Security Interests".


                                   THE SUBIs

General


     Each 1999-A SUBI will be issued by the Origination Trust under a supplement, dated as of October 1, 1999 (the "SUBI Supplement" and, together with the Origination Trust Agreement, the "SUBI Trust Agreement"), to the Origination Trust Agreement. The 1999-A SUBIs will not represent a direct interest in the related SUBI Assets or an interest in any Origination Trust Assets other than the related SUBI Assets. The Trust and the Senior Noteholders will have no interest in the UTI, any Other SUBI or any assets of the Origination Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Origination Trust Assets not represented by the SUBIs will not be available to make payments on the Senior Notes. For further information regarding the Origination Trust, see "The Origination Trust".


     The Lease SUBI Certificate will evidence a beneficial interest in the assets allocated to the Lease SUBI (the "Lease SUBI Assets"), which will generally consist of the Specified Leases and all proceeds of or payments on those leases received or due on or after October 1, 1999 (the "Cutoff Date") and all other related Lease SUBI Assets, including:

     - amounts in the SUBI Collection Account received in respect of the Specified Leases,

     - certain monies due under or payable in respect of the Specified Leases on or after the Cutoff Date, including the right to receive payments made to Ryder, the Transferor, the Origination Trust, the Origination Trustee or the Administrative Agent under any insurance policy relating to the Specified Leases or the related Obligors, and

     - all proceeds of the foregoing.

     The Vehicle SUBI Certificate will evidence a beneficial interest in the Vehicle SUBI Assets, which will generally consist of the Specified Vehicles and all proceeds of or payments on those vehicles received or due on or after the Cutoff Date and all other related Vehicle SUBI Assets, including:

     - amounts in the SUBI Collection Account received in respect of the sale of the Specified Vehicles and the Residual Value Surplus Account,

     - certain monies due under or payable in respect of the Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to Ryder, the Transferor, the Origination Trust, the Origination Trustee or the Administrative Agent under any insurance policies related to the Specified Vehicles, and

     - all proceeds of the foregoing.


     On the Closing Date, the Origination Trust will issue (a) the SUBI Certificates, evidencing the SUBI Interest, to RTR I LP and (b) certificates evidencing the Retained SUBI Interest (the "Retained SUBI Certificates"), to RTR II LP. RTR II LP will permanently retain the Retained SUBI Certificates and will be entitled to receive 1% of all payments made on or in respect of the SUBI Assets and will share in 1% of all losses and liabilities incurred with respect to the SUBI Assets. Accordingly, payments made in respect of the Retained SUBI Certificates will not be available to make payments on the Senior Notes, the Subordinated Notes or the Certificates.


Transfers of the SUBI Certificates


     Simultaneously with the issuance of the SUBI Certificates to RTR I LP, RTR I LP will convey the SUBI Certificates to the Transferor pursuant to a transfer agreement, dated as of October 1, 1999 (the "SUBI Certificate Transfer Agreement"). RTR I LP will covenant to treat the conveyance of the SUBI Certificates to the Transferor as an absolute sale, transfer and assignment for all purposes.


     Immediately after the transfer of the SUBI Certificates to the Transferor, the Transferor will:


     - transfer to the Trust, without recourse, all of its right, title and interest in and to the Vehicle SUBI Certificate and the SUBI Interest it represents under a transfer agreement, dated as of October 1, 1999 (the "Issuer SUBI Certificate Transfer Agreement");


     - deliver the Vehicle SUBI Certificate to the Trust;

     - pledge the Lease SUBI Certificate, and the SUBI Interest it represents, to the Trust under the Program Operating Lease as security for the obligations of the Transferor under the Program Operating Lease; and

     - deliver the Lease SUBI Certificate to the Trust to perfect the pledge.


In exchange, the Trust will pay to the Transferor the net proceeds from the sale of the Senior Notes and Certificates (other than the Transferor Certificate) to third party investors, and will issue to the Transferor the Subordinated Notes and the Transferor Certificate.


     Immediately following the transfer of the Vehicle SUBI Certificate and the pledge of the Lease SUBI Certificate to the Trust, the Trust will pledge its interest in the Trust Estate, which includes the Vehicle

SUBI Certificate and the pledge of the Lease SUBI Certificate, to the Indenture Trustee as security for the Senior Notes. The Trust and the Transferor will then enter into the Program Operating Lease, under which the Trust will lease the Vehicle SUBI Certificate to the Transferor, subject to the pledge thereof to the Indenture Trustee. During the term of the Program Operating Lease, the Transferor, as lessee of the Vehicle SUBI Certificate, will be required to make Program Operating Lease Payments to the Trust and will be entitled to receive proceeds from the Vehicle SUBI Certificate -- as well as from the Lease SUBI Certificate -- in respect of the Specified Vehicles to the extent described under "Security for the Securities -- The Program Operating Lease".

                                 THE TRANSFEROR

     The Transferor is a limited partnership that was formed under the laws of Delaware in May 1998. The sole general partner of the Transferor is Ryder Truck Rental III LLC ("RTR III LLC"), a Delaware limited liability company. RTR III LLC may not transfer its general partnership interest in the Transferor so long as any financings involving interests held by the Transferor at any time in the Origination Trust, including the transaction described in this prospectus, are outstanding. Ryder is the sole limited partner of the Transferor. The principal office of the Transferor is located at 3600 N.W. 82nd Avenue, Miami, Florida 33166 and its telephone number is (305) 500-3726.


     The Transferor and RTR III LLC were organized solely for the purpose of acquiring interests in the UTI, the SUBIs and Other SUBIs, causing securities like the Senior Notes to be issued, and engaging in related transactions. The limited partnership agreement of the Transferor and the limited liability company agreement of RTR III LLC limit their respective activities to those purposes and to any activities incidental or necessary thereto.



                                     RYDER


General


     All of the Leases, including the Specified Leases, have been originated by Ryder in the ordinary course of its leasing business using the underwriting criteria described under "Ryder -- Lease Underwriting Procedures". Additionally, Ryder, as the Administrative Agent, will service the Leases, including the Specified Leases, and, as Maintenance Provider, will provide specified services and maintenance in respect of the Vehicles, including the Specified Vehicles.



     Ryder is a Florida corporation that was incorporated in 1953. Ryder provides full service truck leasing to about 13,000 commercial customers ranging from large national enterprises to small companies. As of December 31, 1998, Ryder had a fleet of 109,124 vehicles -- including 14,751 vehicles leased to affiliates -- leased or rented through 894 locations in 48 states, Puerto Rico, and 8 Canadian provinces. Under a full service lease, Ryder provides its customers with vehicles, maintenance, supplies and related equipment necessary for operation, while its customers furnish and supervise their own drivers, and dispatch and exercise control over the related vehicles. Additionally, as of December 31, 1998, Ryder provided contract maintenance services to more than 1,500 customers, serviced 44,856 vehicles -- including approximately 9,560 vehicles owned by affiliates -- under maintenance contracts. Ryder also provided short-term truck rentals, which tends to be seasonal, to commercial customers to supplement their fleets during peak business periods. As of December 31, 1998, Ryder had a fleet of 37,517 vehicles, ranging from heavy-duty tractors and trailers to light-duty trucks, available for commercial short-term rental.


     Ryder is a wholly owned subsidiary of Ryder System, Inc. ("Ryder System"). Ryder System is a publicly held Florida corporation that was incorporated in 1955. Through its subsidiaries, Ryder System engages primarily in the following businesses:


     - full service leasing, maintenance and short-term commercial rental of trucks, highway tractors and trailers and


     - integrated logistics, including dedicated contract carriage, the management of carriers and inventory deployment.

     Ryder System's common stock, which is listed and traded on the New York Stock Exchange under the symbol "R", is a component of both the Dow Jones Transportation Average and the Standard & Poor's 500 Index. As of December 31, 1998, Ryder System and its subsidiaries had a fleet of 173,116 vehicles and 45,373 employees.



     Further information regarding Ryder System and its subsidiaries, including Ryder, is available in the periodic reports Ryder System files with the SEC. For the location of the SEC's reference locations and internet address at which such information is available see "Available Information".


Shared Services Center

     Ryder has consolidated most financial administrative functions, including collections and underwriting, into its Shared Services Center, a centralized processing center located in Alpharetta, Georgia. This change is intended to result in more efficient and consistent centralized processing of selected administrative operations. The Shared Service Center was developed to:

     - reduce on-going annual administrative costs;

     - enhance customer service through process standardization;

     - create an organizational structure that will improve market flexibility; and

     - allow future reengineering efforts to be more easily attained at lower implementation costs.

The transfer of functions to the Shared Service Center was completed in December 1997.

The Leases

     Use and Nature of the Vehicles


     Ryder furnishes commercial trucks, highway tractors and trailers to a wide range of customers under full service operating leases with terms running typically five or six years. Full service leasing is Ryder's and Ryder System's largest product line, with about 13,000 customers and approximately 109,000 vehicles on lease in the United States and Canada. The leased vehicles may be generically configured or they may be specialized units with refrigeration systems or other application-specific equipment.



     Ryder purchases trucks and highway tractors from manufacturers such as Navistar/International, Freightliner, Mack, Volvo and Isuzu, and trailers from manufacturers such as Utility and Stoughton. Ryder also specifies many of the components used by those vehicle vendors. Ryder purchases such components from various manufacturers, including Cummins engines, Bridgestone tires, Meritor Automotive clutches, transmissions, axles, brakes and drivelines, ASF Castloc fifth wheels, Kysor fan clutches, Bendix valves and Accuride wheels.


     Full-service truck leases are designed for customers who wish to manage their own transportation systems without investing the capital and human resources necessary to purchase and maintain a fleet. Ryder offers its customers a flexible range of full-service truck leasing products and virtually all of the support services needed to operate them, including safety and regulatory compliance programs, vehicle specification and acquisition support, preventive maintenance, licensing and permitting, emergency road service, fuel and fuel tax reporting, vehicle painting and washing and vehicle liability and protection programs. Companies in a variety of industries, such as the beverage, baking and snack, newspaper, grocery, chemicals, retail and automotive aftermarket parts industries, lease their trucks from Ryder.

     Truck Lease and Service Agreement

     Ryder's Truck Lease and Service Agreement (each, a "TLSA") is a contract between Ryder, and an Obligor, that, when taken together with the lease schedule for a Vehicle (each, a "Schedule A" and, together with a TLSA, a "Lease"), requires the Obligor to make Total Monthly Payments for a predetermined number of months in exchange for the use of one or more Vehicles. In addition to use of the Vehicle, to the extent set forth in the related Lease, the Obligor will also be entitled to receive other services related to that Vehicle. Maintenance and mechanical repair of the Vehicle by Ryder, however, is almost always included. The terms of a Lease do not separate the payment for Vehicle use from the payment for maintenance and other goods and services within the Total Monthly Payment. See "-- Lease Payments". At the scheduled maturity or other termination of a Lease (the "Maturity Date"), the Obligor must return the related Vehicle to Ryder at a specified maintenance facility and must restore the Vehicle to its original condition, if any structural alterations have been made by the Obligor.

     The TLSA is a form of master lease that describes the general terms of the Lease and the respective rights and obligations of Ryder and the Obligor. These terms, unless amended, apply to all Vehicles leased under a TLSA. Every Schedule A describes each particular Vehicle being leased, its Fixed Charge, the term of its lease (the "Lease Term") and the depreciation schedule and other specific terms of the Lease, including the party responsible for maintaining liability insurance on the Vehicle and the party responsible for physical risk of loss or damage to the Vehicle. The Schedule A also specifies each Vehicle's domicile and the location of the maintenance facility where the Vehicle will be routinely maintained and repaired.

     A typical full-service operating Lease will provide for payments based on, among other things, the original value of the Vehicle leased thereunder, the amount of total depreciation over the Lease Term and the prorated cost of all unexpired license fees, applicable taxes and other expenses prepaid by Ryder for the Vehicle, as well as payments for various other goods and services Ryder provides in connection with the Vehicle. Both the financial and service commitments of the parties are covered by the Lease and, accordingly, both Ryder and the Obligor have continuing performance obligations during the term of the Lease. In connection with the origination of a Lease, Ryder modifies its standard Lease in the ordinary course of its business to meet the requirements of the related Obligor and all descriptions of a Lease contained in this prospectus are of a typical or illustrative Lease. Modifications may affect, among other things, the services provided, the payment terms, the allocation of risk and the parties' respective rights and obligations upon termination or breach. A breach of or default under a Lease may result in the termination of the Lease. The termination may occur either (a) as part of the termination of a master lease, thus effecting the termination of all Vehicles leased under the master lease arrangement, or (b) only with respect to the specific Vehicle directly affected by the breach or default.

     Maintenance and Services Provided

     A typical Lease may cover:

     - maintenance and repair of the related Vehicles by Ryder at a specified maintenance facility, including all labor and parts;

     - exterior washing of the Vehicles;

     - specification assistance, whereby Ryder will assist the Obligor in formulating appropriate specifications based on the Obligor's intended use of the Vehicles;

     - supplying the Obligor with one or more substitute Vehicles (each, a "Substitute Vehicle"), at no extra cost to the Obligor, if a mechanical failure renders a Vehicle temporarily inoperable;

     - emergency road service in the event that a Vehicle suffers mechanical or tire failure;

     - initial exterior painting and lettering, up to a specified allowance, at the time the Vehicles are placed into service;

     - licensing and payment of certain specified taxes, up to a specified annual amount;

     - enrollment of the Obligor in a Vehicle-related safety program;

     - the provision of fuel, whether by Ryder or the Obligor;

     - whether Ryder will extend its liability insurance to cover the Obligor for the Vehicles and any Substitute Vehicles (the "Insured Vehicles"); and

     - whether Ryder or the Obligor assumes the risk of physical damage to and theft and loss of the Vehicles or any Substitute Vehicles. See
       "-- Insurance".

     A Lease may provide that Ryder will supply the Obligor with a substitute vehicle at no extra cost if a mechanical failure renders a Vehicle temporarily inoperable. The Fixed Charge on a Vehicle, more fully described under "-- Lease Payments", will continue to accrue on a Vehicle if the Vehicle is out of service due to a temporary mechanical failure unless Ryder fails to provide a Substitute Vehicle, in which event the Fixed Charge will not continue to accrue until the Vehicle is repaired. Ryder will not provide a Substitute Vehicle when:

     - a Vehicle is out of service for the performance of scheduled preventative maintenance;

     - a Vehicle is out of service for the repair of physical damage, such as that caused by collision, fire, vandalism or Act of God;

     - a Vehicle is out of service because the Obligor has violated the related Lease;

     - a Vehicle has been stolen;

     - a Vehicle has been outfitted with special equipment or has otherwise been customized for use by the Obligor; or

     - special equipment, which Ryder is not contracted to maintain, is being repaired.

If a Vehicle is out of service for the repair of physical damage, Ryder will rent the related Obligor a replacement vehicle at a rental rate equal to the lease rate on the related Lease; however, the Fixed Charge on the out of service Vehicle will continue to accrue. Ryder may also rent Obligors additional Vehicles for short-term use so that the Obligor can manage fluctuations in its needs, and the rates therefor may be set forth in the related Lease.

     Although Ryder may be responsible for providing fuel to the related Vehicles under a Lease, the Lease will not include charges for any fuel so provided. All fuel charges are separately billed to the Obligor on a monthly basis. If Ryder is responsible for providing fuel, it obtains all applicable fuel tax permits, prepares and files fuel tax returns and pays the taxes imposed on the consumption of fuel, which amounts are billed to the Obligor. If the Obligor provides fuel, then it performs those fuel tax permitting and reporting functions and indemnifies Ryder for any liability for the failure to pay all applicable fuel taxes.

     Vehicle Operating Rules

     Under the terms and conditions applicable to each Lease of a Vehicle, an Obligor must:

     - operate the related Vehicles in the normal and ordinary course of its business;

     - comply with all federal, state and local laws and regulations;

     - not use the Vehicles in a reckless or abusive manner;

     - operate the Vehicles only within the United States or, occasionally, Canada, and pay for all charges that accrue if a Vehicle is detained outside of these countries;

     - if the Obligor operates a Vehicle, such as a trailer, while it is connected to a vehicle that Ryder does not maintain, maintain the connected vehicle in good operating condition; and

     - pay for all physical damage, repairs, maintenance and expenses resulting from operation of a Vehicle in violation of any of the Lease restrictions.

     Drivers

     Under a Lease, only properly licensed and qualified drivers under the Obligor's exclusive direction and control are permitted to operate the Vehicles. Ryder reserves the right to request in writing that the Obligor remove unsafe or incompetent drivers based on their safety record, accident experience or driver's license status. If Ryder asks an Obligor to remove a driver and the Obligor fails to comply with that request, then any or all of the following may apply:

     - the Obligor must reimburse Ryder for any damages occurring while the driver asked to be removed operates the Vehicle, even if Ryder assumed responsibility for paying for physical damage to the Vehicle,

     - even if Ryder extended liability insurance to the Obligor, the Obligor must defend, release, indemnify and hold harmless Ryder for all damages and defense costs resulting from the driver's operation of the Vehicle,

     - Ryder may cancel any liability insurance it extended to the Obligor by providing the Obligor with 30 days' prior written notice, or


     - Ryder may terminate any physical damage coverage it extended to the Obligor by providing the Obligor with 30 days' prior written notice; if Ryder terminates the physical damage coverage, the Obligor will become responsible for all physical damage to the Vehicles, and must provide Ryder with proof of satisfactory physical damage insurance.


     Obligor Expenses

     With respect to each Vehicle an Obligor leases pursuant to a Lease, the Obligor is responsible for the following expenses:

     - taxes, licenses, fees and tolls (collectively, "Taxes") arising from the use or operation of the Vehicle, other than those items Ryder has contracted to pay for or provide, including sales, use, excise, gross receipts or any similar tax, and any special license fees or taxes resulting from the operation and use of the Vehicle by the Obligor;

     - any excess over the annual allowances that may be stated in the Lease for state motor vehicle license fees, registration fees, vehicle inspection fees, personal property taxes, federal vehicle use taxes and fuel tax permits;

     - any increased costs resulting from a change in the assessment method for any of the preceding items;

     - reimbursement of Ryder for settlement of a claim or lien resulting from the Obligor's failure to pay any taxes, fees or tolls on the Leased Vehicles; and

     - all damages, repairs, maintenance and related expenses resulting from the operation of the Vehicles in violation of the Lease terms.


The foregoing items comprise part of the Maintenance Component of Total Monthly Payments and will not be available to make payments in respect of the Senior Notes, the Subordinated Notes or the Certificates.


     Accidents, Vehicle Theft or Vehicle Destruction

     The Leases require the Obligors to notify Ryder immediately of any accident involving an Insured Vehicle, to provide Ryder with a detailed report of the accident and to cooperate with Ryder and the insurer of the Insured Vehicle in defending any claim. Within 30 days after that notice, Ryder will determine if the Insured Vehicle is damaged beyond economic repair. If so, once the related Obligor pays Ryder all amounts owed under the Lease for the Insured Vehicle, including any proceeds owed under any physical damage insurance policy obtained by the Obligor, the Lease will terminate as to the Insured Vehicle.

     The Obligors must also notify Ryder immediately if an Insured Vehicle is lost or stolen. If an Insured Vehicle is not located within 30 days after that notice, the related Lease will terminate as to the Insured Vehicle once the related Obligor pays Ryder all amounts owed to Ryder for the Insured Vehicle under the Lease, including any proceeds received by the Obligor under any physical damage insurance policy.

     Cargo Loss

     Ryder is not responsible for the loss of or damage to cargo carried in or on any Insured Vehicle, even if the loss or damage is caused by Ryder's negligence.

     Annual Termination Option

     The Leases generally contain an annual termination option (the "Annual Termination Option") which permits either Ryder or the Obligor to terminate a Lease on the annual anniversary of the date the related Vehicle was delivered to the Obligor, or with respect to some Leases, more frequently, by giving the other party at least 60 days' written notice of its election to exercise the Annual Termination Option. If Ryder exercises the Annual Termination Option on a Lease, the related Obligor will have the right, but not the obligation, to purchase the related Vehicle. If an Obligor exercises the Annual Termination Option on a Lease, Ryder has the option to require the Obligor to purchase the related Vehicle on the effective date of the termination.

     If an Obligor elects or is required to purchase a Vehicle in connection with the exercise of the Annual Termination Option, the Obligor must remit a payment to Ryder (the "Termination Value Payment") in the amount specified in the Schedule A as the termination value of the Vehicle (the "Termination Value"). Additionally, the Obligor must pay all sales and use taxes relating to the purchase. The Termination Value of a Vehicle ordinarily will exceed its Residual Value. If an Obligor fails to purchase a Vehicle when required to do so, Ryder may solicit wholesale cash bids for the Vehicle and require the Obligor to pay the difference between the highest bid and the Termination Value of the Vehicle.

     Obligors have neither the right nor the obligation to purchase a Vehicle at the Maturity Date of the related Lease.

     If an Obligor becomes bankrupt or insolvent, then the Obligor may have the right to reject some or all of the Leases relating to the Obligor, in which case the Obligor would not be required to perform its obligations under the Leases, and although Ryder could treat the Leases as having been terminated, Ryder could not enforce any requirement that the Obligor purchase the related Obligor Vehicles.

Lease Underwriting Procedures

     The underwriting or credit review and approval area is responsible for all credit requests for potential and existing lease customers of Ryder. The credit decision for a potential customer is based on an analysis of financial information obtained from third party sources, bank and trade references, as well as Ryder's experience with respect to the customer's payment performance. The tools available to Ryder's underwriting staff include numerous automated tools provided by the Dun & Bradstreet Corporation. Ryder's credit policy has been centralized at the Shared Service Center with extensive oversight by Ryder's corporate headquarters. For example, credit personnel are not able to extend credit or increase credit limits beyond certain predetermined guidelines, which are enforced by corporate headquarters. Any requests beyond the predetermined limits require corporate approval.

Insurance

     Liability Insurance and Indemnity

     Each Lease specifies whether Ryder or the Obligor is responsible for procuring and maintaining liability insurance on the related Vehicles and any Substitute Vehicles. The liability insurance must cover both parties, either as an insured or additional insured, for the ownership, maintenance, use and operation of the Vehicles, up to certain specified per-occurrence dollar limits. If the Obligor fails to obtain required liability insurance, then it must indemnify Ryder for all damages arising out of the ownership, maintenance, use or operation of the Vehicles. The insurer must be acceptable to Ryder, and the liability insurance must provide primary coverage, rather than additional or excess coverage. If Ryder extends its liability insurance to the Obligor, it may terminate the extension of the insurance by providing the Obligor with 30 days' prior written notice. The Obligor must then obtain the required liability insurance from a third party insurer.

     Each Lease requires the Obligor to indemnify Ryder for all damages in excess of the liability insurance arising out of the ownership, maintenance, use or operation of the Insured Vehicles and injuries or death to the Obligor or the Obligor's employees, drivers or agents arising out of the ownership, maintenance, use or operation of the Insured Vehicles.

     Physical Damage


     Obligor Risk of Loss. If an Obligor is required by a Lease to be responsible for physical damage, the Obligor must pay for all physical damage, including theft and loss, to the related Vehicles, even if the damage occurs as a result of Ryder's negligence or on Ryder's premises. If a Vehicle is repaired by a garage that Ryder has not approved and the repair is defective, then Ryder may re-repair the Vehicle at the Obligor's expense. The Obligor must furnish Ryder with evidence of reasonably acceptable physical damage insurance coverage on the Vehicles, listing Ryder as the named insured or endorsed as the loss payee. Ryder reserves the right to retain the salvage value of any Vehicle that is damaged beyond economic repair. If Ryder elects to retain the salvage value, it will deduct the salvage value from the amount owed to Ryder by the related Obligor for the Vehicle.

     Ryder Risk of Loss. If a Lease requires Ryder to be responsible for physical damage to the related Vehicles, then Ryder assumes the risk of all physical damage to and loss and theft of the Insured Vehicles, except that:

     - the Obligor remains responsible for the deductible amount per occurrence as specified in the Schedule A;

     - Ryder will not pay, and the Obligor is responsible, for physical damage caused by the Obligor's violation of the Lease terms and for any willful damage to an Insured Vehicle, including (1) damage caused in a labor dispute involving the Obligor or (2) any theft or conversion of an Insured Vehicle by the Obligor's employees or agents; Ryder will be entitled to retain the salvage value of any Insured Vehicle that is damaged beyond economic repair through an excluded peril, in which case the salvage value of the Insured Vehicle will be deducted from the amount owed by the Obligor; and

     - Ryder may terminate its responsibility for physical damage to and loss and theft of the Insured Vehicles by giving the Obligor 30 days' prior written notice, after which time the Obligor then assumes all risk of loss with respect to, and must procure physical damage insurance covering, those Vehicles.

Collection, Repossession and Disposition Procedures


     Collections. Ryder's collections activities have been centralized into one administrative center at the Shared Service Center with more than 50 professionals devoted to collections. Ryder uses numerous automated tools to assist it in the identification, tracking and resolution of collections disputes. In addition to various Dun & Bradstreet Corporation performance indices, Ryder also uses a number of proprietary performance measurements. When a delinquency is identified, Ryder makes calls and/or sends demand letters to the delinquent Obligor. The tone of a phone call or the level of aggressiveness placed on each collection effort is determined by the length and amount of the delinquency, credit history and quality of the Obligor and customer relationship considerations.


     Defaults. When an Obligor fails to bring its account back into accord with contractual or otherwise acceptable payment terms, Ryder may issue a default notice to the Obligor. Receipt of a default notification typically requires the Obligor to remit payment within seven days and achieve either contractual or otherwise acceptable payment terms. Failure to remit payment can result in the termination of the related Lease, in which case Ryder will:

     - demand the immediate return of all Obligor Vehicles,

     - initiate repossession actions if the Obligor fails to return the Obligor Vehicles, or

     - require the Obligor to purchase the Obligor Vehicles for their Termination Values.

     Repossessions. Once a Specified Vehicle is repossessed, depending on its condition and specifications, if it is determined to still have useful life remaining, it will either be leased to another customer of Ryder that has a need for the same type of vehicle or placed into Ryder's commercial rental fleet, or it will be sold into the marketplace through Ryder's used vehicle sales marketing group.

Servicing


     Lease Collections. Billing transactions for both securitized and unsecuritized vehicles will continue to be generated by Ryder's existing billing system and appear on one invoice. A portion of the payments received with respect to invoices that include securitized Vehicles will be paid to the Origination Trust. The payments will be available for either partial or full payment of the financial component (the "Financial Component") of the fixed charge portion (the "Fixed Charge") of the total monthly payment payable under the Leases (the "Total Monthly Payment"). See "-- Lease Payments -- Calculation of the Financial Component".


     On a daily basis, invoices that include securitized Vehicles will be compared with payments received for the invoices. The appropriate amounts to be paid to the Origination Trust and advanced by Ryder will be calculated accordingly. See "Additional Document Provisions -- The Administration Agreement --

Advances" for a discussion of the calculation of Financial Component Advances and the repayment of the Advances.

     Residuals. Ryder will begin the disposal process for a Specified Vehicle upon its return when the related Specified Lease has reached its Maturity Date or date of early termination. Specified Vehicles will be prepared for sale and placed on Ryder's used vehicle sales lots for retail/commercial sales or they may be traded to manufacturers' groups through local or national "trade packages".


     If a Specified Vehicle is sold during the Collection Period in which its lease terminates, Ryder will remit the Sales Proceeds to the SUBI Collection Account within two days of processing. If the Specified Vehicle is not sold during the Collection Period in which the Specified Vehicle comes off-lease, Ryder will advance the Securitization Value to the SUBI Collection Account for that Specified Vehicle. See "Additional Document Provisions -- The Administration Agreement -- Advances" for a discussion of the calculation of Sales Proceeds Advances and the repayment of those Advances.


Lease Payments

     Over the Lease Term, the Obligor is required to make Total Monthly Payments intended to cover:

     - the cost of financing the related Vehicles,

     - scheduled depreciation of the Vehicles, and

     - certain specified services and maintenance to be performed and supplies to be furnished by Ryder.

     Invoices are sent to each Obligor setting forth the Total Monthly Payment due with respect to the Obligor Vehicles. Total Monthly Payments are generally comprised of four components:

     - the Fixed Charge, which is a fixed dollar amount due every month during the Lease Term regardless of the actual usage of the Vehicle by the Obligor;

     - a variable charge, which changes from month to month depending on Vehicle usage;

     - a variable charge for fuel provided by Ryder during the preceding month; and

     - a variable charge for other services, including without limitation accident charges, repairs, accessory charges, customer vehicle fuel for non-Ryder vehicles, miscellaneous charges, credits and interstate fuel taxes.

The Leases require the related Obligors to pay the invoiced Total Monthly Payment within ten days of the date of the invoice. See "-- Collection, Repossession and Disposition Procedures". However, with regard to the Trust and Specified Leases and as discussed in more detail below under "-- Calculation of the Financial Component," only the rights to the Financial Component of the Fixed Charge, which represents the financing cost and depreciation of the related Specified Vehicle, will be available to the Transferor and the Trust to make payments in respect of the Program Operating Lease and the Senior Notes.

     Total Monthly Payments made by Obligors under the Specified Leases normally will be paid by mail, deposited into a lock box maintained by a bank and controlled by the Administrative Agent and then deposited into the SUBI Collection Account within two Business Days of processing, unless the Monthly Remittance Condition has been met, which would then permit the Administrative Agent to make the deposits on a monthly basis. See "Additional Document Provisions -- The Administration Agreement -- Collections".

     Calculation of the Financial Component

     In the case of the Specified Leases, only the rights to the Financial Component of the Fixed Charge, which represents the financing cost and depreciation of the related Specified Vehicle, will be available to the Transferor and the Trust to make payments in respect of the Program Operating Lease and the Senior Notes. Because the Financial Component and the Maintenance Component are not billed separately to the Obligor or tracked separately by Ryder, a predetermined dollar amount of the Fixed Charge component of Total Monthly Payments will be identified as the Financial Component. The remainder of the Fixed Charge, in addition to the other components of the Total Monthly Payment, will comprise the Maintenance Component. The Maintenance Component will be allocated to and retained by Ryder, as Maintenance Provider, pro rata with the Financial Component. Although each Lease provides that Ryder may change the Fixed Charge on specified dates twice yearly based on changes in the Consumer Price Index, the Financial Component of each Specified Lease will be established as of the Cutoff Date and will not change over the Lease Term.

     Under the Administration Agreement, the portion of each Total Monthly Payment allocated to the Maintenance Component of the Specified Leases will be retained by the Maintenance Provider, will not be available to make Program Operating Lease Payments and, therefore, will not be available to make payments on the Senior Notes.


     The following example is included to depict, with respect to a hypothetical individual lease, the nature of its Financial Component and the relationship of the Financial Component to the Securitization Rate in the amortization of the Cutoff Date Securitization Value of the related leased vehicle. It is set forth for illustrative purposes only.


           Amortization of a vehicle lease contract:


Original Book Value                            $78,130
Cutoff Date Securitization Value (Book Value)  $69,943
Residual Value                                 $25,260
Securitization Rate                              8.25%
Original Lease Term (Months)                        78
Seasoning (Elapsed Term, in Months)                 11
Remaining Lease Term (Months)                       67
Fixed Charge Per Month                         $ 1,722
Financial Component (Calculated)               $ 1,008



                                     CHART

     Calculation of the Securitization Value of the Specified Leases


     Under the Administration Agreement, the Administrative Agent will calculate a "Securitization Value" for each Specified Lease equal to the following:



Calculation Date                            Securitization Value Formula
----------------                            ----------------------------
as of the Cutoff Date --         the value of the Specified Lease and the related
                                   Specified Vehicle on Ryder's books (the "Net
                                   Book Value") as of the Cutoff Date (the "Cutoff
                                   Date Securitization Value");
as of its Maturity Date --       the estimated sales proceeds of the Specified
                                   Vehicle as determined on or before the Cutoff
                                   Date (the "Residual Value"); and
as of any other date --          the present value, calculated using the
                                   Securitization Rate, of the sum of (a) the
                                   aggregate Financial Component payments remaining
                                   on the Specified Lease and (b) the Residual
                                   Value of the Specified Vehicle.



     For each Specified Lease, the Financial Component will equal the constant payment required to amortize the Net Book Value of the Specified Lease and the related Specified Vehicle to the Residual Value of that Specified Vehicle over the Lease Term, at a rate equal to the Securitization Rate. The Securitization Value, which represents the amount of financing that will be raised against each Specified Vehicle and related Specified Lease, will at any given time during the term of the Specified Lease represent the principal amount of Securities that can be amortized by the sum of the Financial Component payments due in respect of the Specified Vehicle over the remaining Lease Term, plus the Residual Value of the Specified Vehicle, in each case discounted at an annualized rate equal to the Securitization Rate. The "Securitization Rate" will equal the sum of (a) the weighted average interest rate on the Securities on the Closing Date, (b) the Administration Fee and (c) 0.50%.


Historical Data

     The following tables set forth selected delinquency, write-off and residual value performance data for Ryder's portfolio of leased trucks, tractors and trailers located throughout the United States as of and for the years ended December 31, 1993 through December 31, 1998, and the six months ended June 30, 1998 and 1999. The tables are followed by a discussion of Ryder's views as to trends, anomalies and reasons for changes in the tables.

     The data presented in the following tables are for illustrative purposes only. Delinquency, write-off and residual value performance experience may be influenced by a variety of economic, social, geographic and other factors. Neither Ryder nor the Trust can assure that Ryder's delinquency, write-off and residual value experience with respect to its portfolio of leased trucks, tractors and trailers in the future, or the Trust's experience with respect to the Specified Vehicles, will be similar to that set forth below.


     Ryder generally writes off a receivable when it is six months past due. Prior to that time a write-off may be taken, on an account-by-account basis, if Ryder's credit and collections personnel determine that circumstances so warrant, such as in the case of a court-approved reorganization plan or a liquidating obligor with poor pay-out prospects. Ryder tracks delinquency information for periods of 1 to 30 days, 31 to 60 days, 61 to 90 days, and over 90 days. As of June 30, 1999, delinquencies of over 60 days as a percentage of net book value were about one third of one percent. Ryder does not group delinquencies in 30-day tranches beyond 90 days as the amounts are not considered material. As of June 30, 1999, delinquencies of over 90 days as a percentage of net book value were about one tenth of one percent. Additional detail and historical information on delinquencies is set forth in the table below.

                             DELINQUENCY EXPERIENCE

                                 SIX MONTHS ENDED JUNE 30,                      AT DECEMBER 31,
                              -------------------------------   ------------------------------------------------
                                   1999             1998             1998             1997             1996
                              --------------   --------------   --------------   --------------   --------------
Number of Customers.........          11,979           10,965           11,217           11,287           11,393
Number of Vehicles..........          92,276           84,258           88,249           83,091           79,750
Ending Net Book Value of
 Vehicles...................  $2,857,591,050   $2,486,163,560   $2,615,245,281   $2,443,976,045   $2,453,850,570
Dollar Amount of Leases
 Delinquent
     61-90 Days.............  $    5,990,596   $    6,068,691   $    7,794,902   $    7,579,897   $    3,885,370
     91 Days or More........  $    3,135,128   $    3,170,869   $    3,028,988   $    4,780,667   $    2,621,514
Percentage Delinquent as a
 Percentage of Net Book
 Value
     61-90 Days.............            0.21%            0.24%            0.30%            0.31%            0.16%
     91 Days or More........            0.11%            0.13%            0.12%            0.20%            0.11%

                                      AT DECEMBER 31,
                              -------------------------------
                                   1995             1994
                              --------------   --------------
Number of Customers.........          10,923           10,208
Number of Vehicles..........          78,561           72,313
Ending Net Book Value of
 Vehicles...................  $2,414,791,790   $2,011,432,118
Dollar Amount of Leases
 Delinquent
     61-90 Days.............  $    1,624,538   $    1,449,054
     91 Days or More........  $    1,568,546   $    1,486,811
Percentage Delinquent as a
 Percentage of Net Book
 Value
     61-90 Days.............            0.07%            0.07%
     91 Days or More........            0.06%            0.07%


---------------

    - The Ending Net Book Value of Vehicles is based on the sum of the Net Book Value of all Vehicles under the Leases.

    - In presenting the Dollar Amount of Leases Delinquent the period of delinquency is based on the number of days any portion of a payment is contractually past due.

    - The Percentage Delinquent as a Percentage of Net Book Value is shown as a percentage of the aggregate Net Book Value of Vehicles at period end.


                              WRITE-OFF EXPERIENCE


                                 SIX MONTHS ENDED JUNE 30,                      AT DECEMBER 31,
                              -------------------------------   ------------------------------------------------
                                   1999             1998             1998             1997             1996
                              --------------   --------------   --------------   --------------   --------------
Number of Customers.........          11,979           10,965           11,217           11,287           11,393
Number of Vehicles..........          92,276           84,258           88,249           83,091           79,750
Ending Net Book Value of
 Vehicles...................  $2,857,591,050   $2,486,163,560   $2,615,245,281   $2,443,976,045   $2,453,850,570
Dollar Amount of
 Write-offs.................  $    2,330,114   $    3,495,406   $    5,339,570   $    6,157,679   $    4,076,041
Write-offs as a Percentage
 of Net Book Value..........            0.16%            0.28%            0.20%            0.25%            0.17%

                                      AT DECEMBER 31,
                              -------------------------------
                                   1995             1994
                              --------------   --------------
Number of Customers.........          10,923           10,208
Number of Vehicles..........          78,561           72,313
Ending Net Book Value of
 Vehicles...................  $2,414,791,790   $2,011,432,118
Dollar Amount of
 Write-offs.................  $    3,560,212   $    1,915,465
Write-offs as a Percentage
 of Net Book Value..........            0.15%            0.10%


---------------


    - The Dollar Amount of Write-offs is based on the time at which Ryder formally determines a Lease receivable to be uncollectible and removes the Lease receivable from its books. Ryder's general policy is to write off an account when it is 6 months past due. Prior to that time a write off may be taken, on an account-by-account basis, if Ryder's collections personnel determine that circumstances so warrant.


    - The Dollar Amount of Write-offs is net of recoveries.

    - Write-offs as a Percentage of Net Book Value are listed as a percentage of the aggregate Net Book Value of Vehicles at period end and six-month data is annualized.

                           RESIDUAL VALUE PERFORMANCE



                           SIX MONTHS ENDED JUNE 30,                                AT DECEMBER 31,
                          ---------------------------   -----------------------------------------------------------------------
                              1999           1998           1998           1997           1996           1995          1994
                          ------------   ------------   ------------   ------------   ------------   ------------   -----------
Number of Vehicles
Sold....................         7,799          6,308         12,868         10,431          8,391          9,103         5,061
Aggregate Residual
  Values of Vehicles
  Sold..................  $120,626,799   $ 89,906,055   $190,271,739   $180,266,234   $123,949,475   $120,433,482   $59,083,279
Aggregate Sales
  Proceeds..............  $140,258,967   $107,941,002   $225,322,796   $211,878,187   $147,923,019   $149,847,757   $76,789,821
Aggregate Gain (Loss)...  $ 19,632,167   $ 18,034,947   $ 35,051,056   $ 31,611,953   $ 23,973,544   $ 29,414,274   $17,706,542
Average Gain (Loss) Per
  Vehicle...............  $      2,517   $      2,859   $      2,724   $      3,031   $      2,857   $      3,231   $     3,499


---------------


    - The Number of Vehicles Sold only includes Vehicles that were under full service lease contracts. These full service lease contracts were all originated after December 31, 1991.



     Ryder believes the increase in the number of vehicles under lease over the periods presented by the tables above primarily reflects increased market demand for leased vehicles, and the increasing trend in delinquency experience through 1998 reflects relatively low levels of delinquency in earlier years and start-up related inefficiencies associated with Ryder's strategic move to centralizing its lease collection and administration activities in a national shared service center. Ryder believes decreases in delinquency since this period are the result of the improved collection effectiveness of the Shared Service Center, which became fully operational in December 1997.



     Ryder believes the increasing trend in net write-off experience reflected in the above tables is due to general growth in the size of the lease portfolio. The significant level of net write-off experience in 1997 as compared to other periods presented by the tables above reflects the implementation of the national shared service center. As part of its effort to uniformly apply write-off policies across the Company, the Shared Service Center wrote-off a number of accounts in 1997 for which an allowance for loss was previously provided, but the write-off had not yet occurred.


     Ryder believes the increasing trend in the number of vehicles sold is due to overall growth in the size of its portfolio, combined with the conscious effort by Ryder, particularly in 1997, to control the size of its portfolio by actively selling certain used equipment. Ryder believes competitive pressures on selling prices, more accurate forecasting of the residual value of vehicles sold and the sales efforts discussed previously are responsible for the decreasing trend in average gain per vehicle since 1994 shown in the table above.

Year 2000 Preparation


     The Year 2000 issue is the result of computer systems, software products and embedded technology using two digits rather than four to indicate the applicable year. If not addressed, such computer systems, software products and embedded technology may be unable to properly interpret dates beyond the year 1999, which could cause system failures or miscalculations and lead to disruptions in the activities and operations of Ryder System and its subsidiaries, including Ryder.


     During 1997, after consideration of the potential impact to operations, including customer and supplier relationships, an enterprise-wide program was initiated to modify computer information systems to be Year 2000 compliant or to replace non-compliant systems at Ryder System and its subsidiaries. A Year 2000 Steering Committee comprised of senior executives was established to address compliance issues and alternatives. A program office dedicated to implementing the Year 2000 compliance plan was also established, and it has engaged external consultants to provide day-to-day management oversight and contractors to remediate and test non-compliant source code. Ryder System has stated that it believes adequate resources have been allocated to the Year 2000 effort and that it expects the Year 2000 compliance program to be completed on a timely basis.

     Ryder System and its subsidiaries have identified three major areas determined to be critical for successful Year 2000 compliance:

     - information systems, such as mainframes, PCs, networks and similar type systems maintained at customer sites, and legacy applications relating to operations such as financial reporting, human resources, purchasing, treasury, marketing and sales;

     - third-party relationships, including customers, suppliers, vendors and government agencies; and

     - facilities and equipment which may contain microprocessors with embedded technology.

     Ryder System and its subsidiaries' Year 2000 compliance program for each major area can be segregated into three broad phases. Phase I of the program is the assessment of information systems, facilities and equipment, and services and products provided by third parties in order to identify exposures to Year 2000 issues and to develop a master plan of action including remediation, retirement or replacement of non-compliant systems. Phase II of the program is the implementation of action plans. Phase III of the program is the final testing of each major area of exposure to ensure compliance, the placement of remediated items into production and contingency planning to assess reasonably likely worst case scenarios.

     Ryder System and its subsidiaries have completed the assessment of the legacy application and system software. Their remediation plan for this area is segregated into 15 major partitions worldwide. Overall, approximately 99% of the effort in this area had been performed as of September 30, 1999. Remediation and testing activities were virtually complete on core business applications as of September 30, 1999. Final testing of remediated code is scheduled to be substantially completed during November of 1999. In addition, due to the uncertainties inherent in this undertaking, contingency planning has been initiated to evaluate a course of action to minimize the impact of any unforeseen disruption resulting from non-compliance.

     Ryder System and its subsidiaries rely on suppliers, vendors and government agencies to timely provide a wide range of goods and services, including equipment, supplies, telecommunications, utilities, transportation services and banking services. Their management believes that third-party relationships represent the greatest risk with respect to the Year 2000 issue because of their limited ability to influence actions of third parties and to estimate the impact of non-compliance of third parties throughout their operations. They are making concerted efforts to understand the Year 2000 status of third parties whose Year 2000 non-compliance could either have a material adverse effect on their business, financial condition or results of operations or involve a safety risk to their employees or customers. They continue to survey and communicate with customers, suppliers and vendors with whom they have important financial and operational relationships to assess the status of their Year 2000 compliance program and to develop a joint contingency plan.

     The vendor compliance program of Ryder System and its subsidiaries includes the following: assessing vendor compliance status; tracking vendor compliance progress; developing contingency plans, including identifying alternate vendors, as needed; addressing contract language; replacing, remediating or upgrading equipment; requesting certification from vendors or making on-site assessments, as required; and sending questionnaires and conducting phone interviews. Some significant suppliers and vendors have not responded to inquiries, have declined to respond because of liability concerns or have not responded with sufficient detail for Ryder System and its subsidiaries to ensure (a) timely Year 2000 compliance, or (b) the impact to the company in the event of non-compliance. Ryder System is continuing to pursue adequate responses from mission critical business partners under the new "Year 2000 Readiness Disclosure" legislation. However, Ryder System and its subsidiaries can provide no assurance that Year 2000 compliance plans will be successfully completed by third parties in a timely manner.

     In the facilities and equipment area, Ryder's exposure relates to embedded technology in, among other things, vehicles, vehicle-related devices, and fuel storage and other facilities. Based upon preliminary testing and discussions with major truck manufacturers, it appears that the microprocessors installed by the truck manufacturers are Year 2000 compliant. Remediation of leak detection devices on underground fuel storage tanks has been completed. Ryder is continuing to assess its exposure and to develop action and contingency plans for other critical facilities and equipment, including on-board vehicle computers acquired from manufacturers other than major truck manufacturers.

     Ryder System and its subsidiaries have developed a Year 2000 contingency plan development process to mitigate, to the extent practicable, potential disruptions in their activities and operations that may be created by failures of critical business partners, facilities and equipment, and internal systems. Their management currently believes that the most likely worst case scenario will consist of some localized disruptions of systems that may affect individual business processes, facilities or suppliers for a short time rather than systemic or long-term problems affecting business operations as a whole. Through visits to key operating sites, departments, customers, and vendors, potential disruption scenarios have been identified and contingency plans have been developed. Ryder System is continuing to evaluate, modify and augment contingency plans for each business unit (including Ryder) and for critical business processes as additional information becomes available. These plans address preparation, assessment of failure, and resumption of critical business functions. Initial plans developed cover early warning, preventative actions and alternative processes. Quick response teams will be formed to identify and correct problems as they occur. Ryder System is considering the following plans of action in anticipation of any potential Year 2000 problems: carrying additional supplies of fuel, additional data back-ups, computer shut downs and restarts, finishing 1999 transactions early, freezing new system installations and alternative means of communication. However, Ryder System and its subsidiaries can provide no assurance that they will correctly anticipate the level, impact or duration of non-compliance by critical business partners, facilities and equipment or internal systems, or that contingency plans will be sufficient to mitigate the impact of non-compliance.



     Ryder System's contingency planning process has focused on risks, scenarios and reasonable contingency plans involving materially important information systems and third-party relationships. However, there are an almost infinite number of additional risks which are not practicably assessable and for which, therefore, specific contingency and mitigation plans have not been developed. Such risks include the failures of one or more information systems or third-parties which failures, individually, Ryder System does not consider materially important but which could trigger an unanticipated cascade of other Year 2000 failures, the combination of which could be materially important or could affect the implementation of existing contingency plans.


     The inability of Ryder to address the necessary Year 2000 modifications of computerized information systems could result in a significant adverse effect on its performance as Administrative Agent and Maintenance Provider, including the potential inability to collect receivables, pay obligations, and operate service facilities. Any such inability could have a material adverse effect on Senior Noteholders and you could suffer a loss on your investment.

     The foregoing description under the heading "Year 2000 Preparation" contains various "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), which represent expectations or beliefs expressed by Ryder System management concerning future events, including that the assessment and remediation efforts associated with Year 2000 issues will be completed by Ryder System and its subsidiaries on a timely basis and that completion of the contingency plan relating to year 2000 issues is expected by the end of fiscal year 1999. Ryder System cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including the failure of Ryder System and its subsidiaries to resolve year 2000 issues on a timely basis due to non-performance by outside contractors, the failure of third parties to remediate their year 2000 issues or other factors, or the failure of Ryder System and its subsidiaries to develop an adequate contingency plan relating to year 2000 issues. Results actually achieved thus may differ materially from the expected results included in these statements. The safe harbor for forward looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act does not apply to initial public offerings but does apply to the Exchange Act reports from which the foregoing statements by Ryder System have been taken.


                              THE SPECIFIED LEASES


General


     The Specified Leases selected from the Origination Trust's portfolio of Leases will consist of a pool of 6,323 Vehicles for which the related Leases had an Aggregate Cutoff Date Securitization Value of $309,880,619.04. The Specified Leases were assigned to the Origination Trust by Ryder on or prior to the

Closing Date. The Specified Leases are operating leases under generally accepted accounting principles and have been selected based upon the criteria specified in the SUBI Trust Agreement and described under "-- Characteristics of the Specified Leases -- General" and "-- Representations, Warranties and Covenants". Ryder will represent and warrant that it used no adverse selection procedures in selecting the Specified Leases for allocation to the Lease SUBI as SUBI Assets and that it is not aware of any bias in the selection of the Specified Leases that would cause delinquencies or losses on the Specified Leases to be worse than any other Leases held by the Origination Trust. However, there can be no assurance as to delinquencies or losses on the Specified Leases.


     Specified Vehicles relating to Specified Leases having an aggregate Cutoff Date Securitization Value not to exceed $4,900,848, which represents 1.58% of the Aggregate Cutoff Date Securitization Value, will be titled in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust during the Titling Grace Period. If the Administrative Agent fails to properly retitle any Titling Grace Period Vehicle, it will be required to make a payment equal to the Securitization Value of the related Specified Lease as of the last day of the Titling Grace Period. See "Risk Factors -- During a titling grace period the origination trust will lack a perfected ownership interest in some vehicles" and "Additional Legal Aspects of the Specified Leases and the Specified Vehicles -- Back-up Security Interests".


     Each Specified Lease will provide that Ryder may terminate the Specified Lease and repossess the related Specified Vehicle following an event of default by the related Obligor (each, a "Lease Default"). Typical Lease Defaults include, but may not be limited to, failure of the Obligor to make payments when due, certain events of bankruptcy or insolvency of the Obligor, failure of the Obligor to maintain the insurance required by the related Specified Lease (if the Obligor is required to maintain the insurance), failure to make required repairs on the related Specified Vehicle or failure to comply with any other term or condition of the Specified Lease. Ryder regularly tracks Obligors' compliance with their payment and insurance obligations and monitors Obligors for noncompliance as more fully described under "Ryder -- Insurance" and "-- Collection, Repossession and Disposition Procedures".

     In the event of termination of a Specified Lease where the related Obligor is in default following a casualty of the related Specified Vehicle, amounts collected with respect to the Specified Lease and Specified Vehicle, after deducting costs and other sums retained by the Administrative Agent in connection therewith, may be less than the Securitization Value of the Specified Lease. In the event that any of the foregoing shortfalls are not covered from available monies on deposit in the Residual Value Surplus Account and Reserve Fund and the subordination of payments otherwise payable to the holders of the Subordinated Notes and the Certificates to the extent described in this prospectus, investors in the Senior Notes could suffer a loss on their investment.

Characteristics



     General. The Specified Leases were selected by reference to several criteria, including, that as of the Cutoff Date, each Specified Lease applied to a Specified Vehicle that:


     - is a commercial truck, highway tractor or trailer;



     - has a model year of 1996 or later;



     - is subject to a Lease with a Maturity Date on or after the April 2001 Payment Date and no later than the July 2009 Payment Date; and


     - Fixed Charge payments in respect of which were not more than 60 days past due as of the Cutoff Date.


Based on an analysis of the recent payment history of the Specified Leases, on average 53% paid in under 30 days and the remaining 47% paid on average in 31 to 60 days of the due date. The Issuer believes that the collection periods with respect to amounts invoiced on or about the Cutoff Date will not differ materially from these results.



For a listing of other applicable selection criteria see "-- Representations, Warranties and Covenants".

     As of the Cutoff Date, the Specified Leases had:


     - an average Cutoff Date Securitization Value of $49,008.48;



     - a weighted average original term of 71.32 months;



     - a weighted average term to maturity of 64.41 months; and



     - an aggregate Securitization Value (the "Aggregate Cutoff Date Securitization Value") of $309,880,619.04.



     As of the Cutoff Date, no single Obligor accounted for more than 2.04% of the total Net Book Value of the Specified Vehicles. As of the Cutoff Date, the top five and ten Obligors accounted for approximately 7.44% and 11.65% of the Specified Vehicles by Aggregate Cutoff Date Securitization Value, respectively, and the Specified Vehicles had an aggregate Residual Value of $112,112,717.00.


     Distribution of the Specified Vehicles by Cutoff Date Securitization Value

     As of the Cutoff Date, the composition of the Specified Vehicles by Cutoff Date Securitization Value was as follows:


                                                                            PERCENTAGE OF
                                    NUMBER OF   AGGREGATE CUTOFF DATE   AGGREGATE CUTOFF DATE
CUTOFF DATE SECURITIZATION VALUE    VEHICLES    SECURITIZATION VALUE    SECURITIZATION VALUE
--------------------------------    ---------   ---------------------   ---------------------
$      0.00    to     $ 10,000.00         1        $      6,711.49               0.00%
$ 10,000.01    to     $ 20,000.00       329           6,088,697.76               1.96%
$ 20,000.01    to     $ 30,000.00       569          14,716,727.11               4.75%
$ 30,000.01    to     $ 40,000.00       917          32,758,967.37              10.57%
$ 40,000.01    to     $ 50,000.00     1,205          54,263,448.19              17.51%
$ 50,000.01    to     $ 60,000.00     1,635          90,634,426.94              29.25%
$ 60,000.01    to     $ 70,000.00     1,261          80,977,654.53              26.13%
$ 70,000.01    to     $ 80,000.00       374          27,642,425.58               8.92%
$ 80,000.01    to     $ 90,000.00        25           2,083,996.28               0.67%
$ 90,000.01    to     $100,000.00         3             279,576.79               0.09%
$100,000.01    to     $110,000.00         3             302,792.00               0.10%
$120,000.01    to     $130,000.00         1             125,195.00               0.04%
                                      -----        ---------------             ------
Total............................     6,323        $309,880,619.04             100.00%
                                      =====        ===============             ======



     Distribution of the Specified Vehicles by Original Maturity


     As of the Cutoff Date, the distribution of the Specified Vehicles by the term of original maturity was as follows:


                                                                             PERCENTAGE OF
                                    NUMBER OF   AGGREGATE CUTOFF DATE    AGGREGATE CUTOFF DATE
TERM OF MATURITY                    VEHICLES     SECURITIZATION VALUE    SECURITIZATION VALUE
----------------                    ---------   ----------------------   ---------------------
18 -- 24 months...................       13        $    580,089.26                0.19%
25 -- 36 months...................      153           6,995,046.00                2.26%
37 -- 48 months...................      358          15,867,166.91                5.12%
49 -- 60 months...................    1,212          53,517,062.96               17.27%
61 -- 72 months...................    1,949         103,759,074.83               33.48%
73 -- 84 months...................    2,311         114,513,737.98               36.95%
85 -- 96 months...................      310          14,058,761.33                4.54%
97 -- 108 months..................        1              52,043.36                0.02%
109 -- 120 months.................       16             537,636.41                0.17%
                                      -----        ---------------              ------
Total.............................    6,323        $309,880,619.04              100.00%
                                      =====        ===============              ======

     Distribution of the Specified Vehicles by Remaining Term


     As of the Cutoff Date, the composition of the Specified Vehicles by number of months until Maturity Date was as follows:


                                                                                               PERCENTAGE OF
                                                       NUMBER OF   AGGREGATE CUTOFF DATE   AGGREGATE CUTOFF DATE
REMAINING TERM                                         VEHICLES    SECURITIZATION VALUE    SECURITIZATION VALUE
--------------                                         ---------   ---------------------   ---------------------
16 -- 24 months......................................       59        $  3,071,134.33               0.99%
25 -- 36 months......................................      242          10,432,543.20               3.37%
37 -- 48 months......................................      537          23,554,973.65               7.60%
49 -- 60 months......................................    1,520          71,137,624.67              22.96%
61 -- 72 months......................................    2,169         111,962,961.07              36.13%
73 -- 84 months......................................    1,544          78,269,061.48              25.26%
85 -- 96 months......................................      236          10,914,684.23               3.52%
97 -- 108 months.....................................        5             127,089.44               0.04%
109 -- 115 months....................................       11             410,546.97               0.13%
                                                         -----        ---------------             ------
Total................................................    6,323        $309,880,619.04             100.00%
                                                         =====        ===============             ======



     Distribution of the Specified Vehicles by Manufacturer



     As of the Cutoff Date, the distribution of the Specified Vehicles by manufacturer was as follows:



                                                                                                 PERCENTAGE OF
                                                       NUMBER OF    AGGREGATE CUTOFF DATE    AGGREGATE CUTOFF DATE
MANUFACTURER                                           VEHICLES     SECURITIZATION VALUE     SECURITIZATION VALUE
------------                                           ---------   -----------------------   ---------------------
Freightliner.........................................    2,489         $146,339,353.45               47.22%
International (Navistar).............................    1,884           86,042,909.49               27.77%
Mack Trucks..........................................      559           29,332,403.39                9.47%
Isuzu................................................      474           14,304,524.79                4.62%
General Motors Corp..................................      221            6,174,589.20                1.99%
Volvo................................................       86            5,750,004.68                1.86%
Kenworth.............................................       63            5,013,124.49                1.62%
Great Dane Trailers..................................      207            4,293,562.22                1.39%
Utility Trailers.....................................       67            2,818,991.91                0.91%
Peterbilt............................................       27            2,009,973.22                0.65%
Trailmobile Trailers.................................       56            1,925,978.17                0.62%
Ford.................................................       74            1,818,853.68                0.59%
Ottawa...............................................       27            1,381,540.29                0.45%
Sterling Ford........................................       22            1,192,440.39                0.38%
Wabash...............................................       42              806,321.18                0.26%
Stoughton Trailers...................................       13              236,947.57                0.08%
Other................................................        3              118,531.24                0.04%
Dorsey Trailers......................................        2               88,772.00                0.03%
Chevrolet............................................        3               85,051.52                0.03%
Clements Trailer.....................................        2               78,439.93                0.03%
Budd Trailer.........................................        1               43,460.00                0.01%
Dodge................................................        1               24,846.23                0.01%
                                                         -----         ---------------              ------
Total................................................    6,323         $309,880,619.04              100.00%
                                                         =====         ===============              ======

     Distribution of the Specified Vehicles by State


     As of the Cutoff Date, the distribution of the Specified Vehicles by state of origination, based on the state in which the related Specified Vehicle is titled, was as follows:


                                                                                         PERCENTAGE OF
                                                 NUMBER OF   AGGREGATE CUTOFF DATE   AGGREGATE CUTOFF DATE
                     STATE                       VEHICLES    SECURITIZATION VALUE    SECURITIZATION VALUE
                     -----                       ---------   ---------------------   ---------------------
Alabama........................................      363        $ 19,031,238.89               6.14%
Arizona........................................      162           6,781,724.94               2.19%
California.....................................      674          32,510,315.90              10.49%
Colorado.......................................      186           8,754,765.87               2.83%
Delaware.......................................       27           1,303,990.97               0.42%
Florida........................................        6             257,371.36               0.08%
Idaho..........................................       10             535,235.10               0.17%
Illinois.......................................       72           3,470,553.44               1.12%
Indiana........................................      592          25,780,778.31               8.32%
Kansas.........................................      112           5,734,299.00               1.85%
Maryland.......................................       14             681,154.08               0.22%
Massachusetts..................................       99           4,428,695.79               1.43%
Minnesota......................................       96           4,316,642.80               1.39%
Mississippi....................................      229          12,822,834.95               4.14%
New Mexico.....................................       40           2,041,399.21               0.66%
North Carolina.................................      624          33,359,826.22              10.77%
Ohio...........................................      524          25,498,247.17               8.23%
Oklahoma.......................................      165           7,061,451.74               2.28%
Oregon.........................................       39           1,824,669.56               0.59%
Pennsylvania...................................      697          32,717,113.74              10.56%
South Carolina.................................      330          16,972,650.86               5.48%
Tennessee......................................      566          31,273,672.43              10.09%
Utah...........................................       36           1,491,937.03               0.48%
Virginia.......................................      233           9,473,512.59               3.06%
Washington.....................................      147           7,744,826.92               2.50%
Wisconsin......................................      280          14,011,710.17               4.52%
                                                   -----        ---------------             ------
Total..........................................    6,323        $309,880,619.04             100.00%
                                                   =====        ===============             ======

     Distribution of the Specified Vehicles by Asset Class


     As of the Cutoff Date, the distribution of the Specified Vehicles by asset class was as follows:


                                                                                         PERCENTAGE OF
                                                 NUMBER OF   AGGREGATE CUTOFF DATE   AGGREGATE CUTOFF DATE
                  ASSET CLASS                    VEHICLES    SECURITIZATION VALUE    SECURITIZATION VALUE
                  -----------                    ---------   ---------------------   ---------------------
Dry Trailer....................................      269        $  5,641,648.70               1.82%
Diesel Truck (less than or equal to 16,000
  pounds)......................................      351           9,923,197.82               3.20%
Diesel Truck (less than or equal to 26,000
  pounds/less than or equal to 20 feet)........      271          10,702,583.59               3.45%
Diesel Truck (less than or equal to 26,000
  pounds/greater than 20 feet).................      490          18,897,788.95               6.10%
Diesel Truck (greater than 26,000 pounds/less
  than or equal to 20 feet)....................       50           2,219,869.56               0.72%
Diesel Truck (greater than 26,000
  pounds/greater than 20 feet).................      378          17,147,747.18               5.53%
Flatbed Trailer................................       46             872,141.58               0.28%
Gas Straight Truck.............................       18             443,237.94               0.14%
Other Tractor..................................       11             711,977.94               0.23%
Other Trailer..................................        2              91,582.52               0.03%
Other Truck....................................      272          12,365,118.63               3.99%
Panel Van and Pickup...........................      120           2,337,619.96               0.75%
Parcel Van.....................................       66           1,594,951.84               0.51%
Refrigeration Trailer..........................       73           3,687,100.18               1.19%
Refrigeration Truck (less than or equal to
  26,000 pounds)...............................      192           9,309,203.97               3.00%
Refrigeration Truck (greater than or equal to
  26,000 pounds)...............................      123           7,368,255.25               2.38%
Single Axle Sleeper Tractor....................       50           2,918,068.87               0.94%
Single Axle Tractor............................      882          43,323,478.92              13.98%
Stake and Flatbed Truck........................      213           8,872,178.88               2.86%
Tandem Axle Conventional Sleeper Tractor.......    1,438          93,108,018.45              30.05%
Tandem Axle Tractor............................    1,008          58,344,848.31              18.83%
                                                   -----        ---------------             ------
Total..........................................    6,323        $309,880,619.04             100.00%
                                                   =====        ===============             ======



(Percentages in the preceding distribution tables on pages 38 to 41 may not add to precisely 100% due to rounding.)


Representations, Warranties and Covenants

     The Specified Leases and the related Specified Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement, which will identify each Specified Vehicle by vehicle identification number and set forth as to each Specified Lease or Specified Vehicle, as the case may be, among other things:

     - the date of origination,

     - the Net Book Value,

     - the Residual Value,

     - the Financial Component,

     - the Fixed Charge, and

     - the number of months remaining from the Cutoff Date to the month in which the Maturity Date occurs.

     Under the Administration Agreement, the Administrative Agent will represent and warrant as to certain characteristics of each Specified Lease and Specified Vehicle as described in the first paragraph under

"-- Characteristics of the Specified Leases -- General". The Administrative Agent will also represent and warrant that each Specified Lease or, to the extent applicable, the related Specified Vehicle or Obligor:

     - was originated by Ryder in the United States for an Obligor with a U.S. address in the ordinary course of Ryder's business;

     - is a U.S. dollar-denominated obligation;

     - has been validly assigned to the Origination Trust by Ryder, except that if a Specified Vehicle is a Titling Grace Period Vehicle, it will be retitled in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust during the Titling Grace Period, and Ryder will provide each Rating Agency with a report on the status of such retitling on or before the end of the Titling Grace Period;

     - provides for constant or increasing Fixed Charge payments to be made by the Obligor over the Lease Term;

     - is a Lease as to which no selection procedure was used that was believed to be adverse to the holders of interests in the Origination Trust, the SUBIs or any Other SUBI;

     - was created in compliance in all material respects with all applicable federal and state laws, including disclosure laws;

     - as of the date assigned to the Origination Trust, (a) is a legal, valid and binding payment obligation of the Obligor, enforceable against the Obligor in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, (c) no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing and (d) no written default notice has been transmitted to Ryder;

     - had an original term of not less than 12 months and has a remaining term of not greater than 120 months;

     - an executed copy of the documentation associated therewith is located at one of Ryder's offices;

     - the Obligor or Ryder has obtained physical damage insurance covering the related Specified Vehicle as required under the Lease;

     - the Obligor or Ryder has obtained liability insurance covering the related Specified Vehicle as required under the Lease;

     - does not have any Fixed Charge payment that is in whole or in part more than 60 days past due as of the Cutoff Date;

     - has not had any liens or claims filed on or against it for work, labor or materials; and

     - the monthly Fixed Charge due is equal to or greater than the monthly Financial Component due in respect thereof.

     The Administrative Agent will be required to deposit or cause to be deposited into the SUBI Collection Account an amount equal to the Securitization Value of a Specified Lease (the "Reallocation Payment") if:

     - the Origination Trustee, the Administrative Agent, the Trust or the Transferor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the Trust's interests in a Specified Lease or Specified Vehicle, and

     - the breach is not cured in all material respects within 60 days after the Administrative Agent discovers the breach or is given notice of it.

     The Reallocation Payment must be made by the Administrative Agent as of the day on which the related cure period ended. Upon such payment, the related Specified Lease and Specified Vehicle shall no longer constitute SUBI Assets. The foregoing payment obligation will survive any termination of Ryder as Administrative Agent under the Administration Agreement. Under some circumstances, the Administrative

Agent will be required to make Reallocation Payments in respect of some Specified Leases as to which certain servicing procedures have not been followed that materially and adversely affect the interests of the Trust in the Specified Lease. Additionally, if the Administrative Agent fails to properly retitle any Titling Grace Period Vehicle during the Titling Grace Period, it will be required to make a deposit in the SUBI Collection Account equal to the Securitization Value of the related Specified Lease as of the last day of the Titling Grace Period and such Specified Lease and the related Specified Vehicle will be transferred to the Administrative Agent.

                   MATURITY, PAYMENT AND YIELD CONSIDERATIONS

     In general, the rate of payment of principal and the yield to maturity of the Senior Notes will be directly related to the rate at which payments on or in respect of the Specified Leases and the Specified Vehicles are made. A prepayment of a Specified Lease in full may be in the form of:

     - proceeds resulting from a voluntary early termination of the Specified Lease;

     - proceeds resulting from the exercise of the Annual Termination Option and receipt of the related Termination Value Payment;

     - Termination Proceeds following a default by or bankruptcy of the related Obligor;

     - Insurance Proceeds resulting from Casualty Termination Leases; or

     - Reallocation Payments made by the Administrative Agent.


     The rate of prepayments on the Specified Leases may be influenced by a variety of economic, social and other factors, including competing truck, highway tractor and trailer lessors and the conditions in the used truck, highway tractor and trailer market.



     Ryder does not maintain records of the historical prepayment experience of its truck, highway tractor and trailer lease portfolio. Ryder is not aware of any publicly available industry statistics setting forth termination rates for truck, highway tractor and trailer leases similar to the Leases. Neither Ryder nor the Trust can assure that prepayments on the Specified Leases will conform to any historical experience, nor can they predict the actual prepayment rates that may be experienced on the Specified Leases.


     In general, prepayments of Specified Leases will shorten the weighted average life of the Senior Notes, which is the average amount of time during which each dollar of the principal balance of a Senior Note is outstanding. As the rate of payment of principal on the Senior Notes will depend primarily on the rate of payment -- including prepayments -- of the Specified Leases, the final payment of principal of the Senior Notes could occur significantly earlier than the final payment dates specified on the front cover of this prospectus for each class of Senior Notes (each, a "Final Payment Date"). If prepayments on Specified Leases cause the principal of the Senior Notes to be paid earlier than anticipated, the Senior Noteholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the Interest Rate on the Senior Notes.

     The effective yield on, and average life of, the Senior Notes will depend on, among other things, the amount of scheduled payments on or in respect of the Specified Leases and the Specified Vehicles and the rate at which such payments are made to the Senior Noteholders. The timing of changes in the rate of payments in respect of the Specified Vehicles also may affect significantly an investor's actual yield to maturity and the average life of the Senior Notes. A substantial increase in the rate of payments on or in respect of the Specified Leases and Specified Vehicles -- including liquidations of the Specified
Leases -- may shorten the final maturity of, and may significantly affect the yield on, the Senior Notes.

     An investor's expected yield will be affected by:

     - the price paid for the Senior Notes,

     - the rate of prepayments of the Specified Leases, and

     - the investor's assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if prepayments on the Specified Leases are slower than anticipated, an investor's yield will be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the Specified Leases are faster than anticipated, an investor's yield will be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.

     The following information is provided solely to illustrate the effect of prepayments of the Specified Leases on the unpaid principal amounts of the Senior Notes and the weighted average life of the Senior Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Specified Leases.

     Prepayments on truck, tractor and trailer leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is based on a Conditional Prepayment Rate. A "Conditional Prepayment Rate" or "CPR" represents a constant annual rate of prepayment relative to the then outstanding Securitization Value of a pool of Specified Leases applied monthly during the indicated portion of the life of a Specified Lease. A 100% Prepayment Assumption assumes a 0% CPR for the first month of the life of a Specified Lease and an additional 12/11% CPR per annum each month thereafter during the life of the Specified Lease until month 12. Beginning in the 12th month and in each month thereafter until the 30th month during the life of a Specified Lease, a 100% Prepayment Assumption assumes a 12% CPR per annum. Beginning in the 30th month during the life of a Specified Lease, a 100% Prepayment Assumption assumes a 12% CPR and an additional 1/3% CPR per annum each month thereafter until month 60 and each month thereafter during the life of a Specified Lease, a 100% Prepayment Assumption assumes a 22% CPR.

     The tables below were prepared on the basis of certain assumptions, including that:

     - all Total Monthly Payments are timely received and no Specified Lease is ever delinquent;

     - no Reallocation Payment is made in respect of any Specified Lease;


     - all Titling Grace Period Vehicles are properly retitled during the Titling Grace Period;


     - there are no losses in respect of the Specified Leases;


     - distributions of principal of and interest on the Senior Notes are made on January 15, April 15, July 15 and October 15 of each year whether or not the day is a Business Day;


     - all payments in respect of the Subordinated Notes are deposited to the Reserve Fund;

     - the Administration Fee is 1.00% per annum;

     - all prepayments on the Specified Leases are prepayments in full;


     - all Program Operating Lease Payments are made on a timely basis;


     - no Residual Value Surplus is deposited into the Residual Value Surplus Account; and

     - the Reserve Fund is funded with an amount equal to the Initial Deposit.

     No representation is made as to what the actual levels of losses and delinquencies on the Specified Leases will be. Because payments on the Specified Leases will differ from those used in preparing the following tables, distributions of principal of the Senior Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     The following tables set forth the percentages of the unpaid principal balance of the Senior Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, "0% Prepayment Assumption" assumes no prepayments on a Specified Lease, "50% Prepayment Assumption" assumes that a Specified Lease will prepay at 50% of the Prepayment Assumption, and so forth.



      PERCENTAGE OF CLASS A-1 SENIOR NOTE BALANCE OUTSTANDING TO MATURITY



                                                     Prepayment Assumption
                                           -----------------------------------------
                                            0%       50%     100%     150%     200%
                                           -----    -----    -----    -----    -----
November 16, 1999........................   100%     100%     100%     100%     100%
June 15, 2000............................    45%      19%       0%       0%       0%
December 15, 2000........................     0%       0%       0%       0%       0%
June 15, 2001............................     0%       0%       0%       0%       0%
December 15, 2001........................     0%       0%       0%       0%       0%
June 15, 2002............................     0%       0%       0%       0%       0%
Weighted Average Life to Maturity
  (years)................................   0.50     0.36     0.29     0.25     0.22
Weighted Average Life to Call (years)....   0.50     0.36     0.29     0.25     0.22


---------------


     - The weighted average life of the Class A-1 Senior Notes is determined by
       (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).



     - The weighted average life to call assumes that an Optional Purchase occurs.



      PERCENTAGE OF CLASS A-2 SENIOR NOTE BALANCE OUTSTANDING TO MATURITY



                                                     Prepayment Assumption
                                           -----------------------------------------
                                            0%       50%     100%     150%     200%
                                           -----    -----    -----    -----    -----
November 16, 1999........................   100%     100%     100%     100%     100%
June 15, 2000............................   100%     100%      96%      83%      70%
December 15, 2000........................    95%      71%      46%      22%       0%
June 15, 2001............................    68%      34%       0%       0%       0%
December 15, 2001........................    39%       0%       0%       0%       0%
June 15, 2002............................     7%       0%       0%       0%       0%
December 15, 2002........................     0%       0%       0%       0%       0%
June 15, 2003............................     0%       0%       0%       0%       0%
Weighted Average Life to Maturity
  (years)................................   1.84     1.32     1.00     0.81     0.67
Weighted Average Life to Call (years)....   1.84     1.32     1.00     0.81     0.67


---------------


     - The weighted average life of the Class A-2 Senior Notes is determined by
       (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).



     - The weighted average life to call assumes that an Optional Purchase occurs.

      PERCENTAGE OF CLASS A-3 SENIOR NOTE BALANCE OUTSTANDING TO MATURITY



                                                     Prepayment Assumption
                                           -----------------------------------------
                                            0%       50%     100%     150%     200%
                                           -----    -----    -----    -----    -----
November 16, 1999........................   100%     100%     100%     100%     100%
June 15, 2000............................   100%     100%     100%     100%     100%
December 15, 2000........................   100%     100%     100%     100%      97%
June 15, 2001............................   100%     100%     100%      62%      25%
December 15, 2001........................   100%      96%      49%       4%       0%
June 15, 2002............................   100%      50%       0%       0%       0%
December 15, 2002........................    68%       3%       0%       0%       0%
June 15, 2003............................    27%       0%       0%       0%       0%
December 15, 2003........................     0%       0%       0%       0%       0%
June 15, 2004............................     0%       0%       0%       0%       0%
Weighted Average Life to Maturity
  (years)................................   3.27     2.54     2.03     1.65     1.37
Weighted Average Life to Call (years)....   3.27     2.54     2.03     1.65     1.37


---------------


     - The weighted average life of the Class A-3 Senior Notes is determined by
       (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).



     - The weighted average life to call assumes that an Optional Purchase occurs.



      PERCENTAGE OF CLASS A-4 SENIOR NOTE BALANCE OUTSTANDING TO MATURITY



                                                     Prepayment Assumption
                                           -----------------------------------------
                                            0%       50%     100%     150%     200%
                                           -----    -----    -----    -----    -----
November 16, 1999........................   100%     100%     100%     100%     100%
June 15, 2000............................   100%     100%     100%     100%     100%
December 15, 2000........................   100%     100%     100%     100%     100%
June 15, 2001............................   100%     100%     100%     100%     100%
December 15, 2001........................   100%     100%     100%     100%      63%
June 15, 2002............................   100%     100%      97%      48%       5%
December 15, 2002........................   100%     100%      45%       0%       0%
June 15, 2003............................   100%      57%       0%       0%       0%
December 15, 2003........................    83%      10%       0%       0%       0%
June 15, 2004............................    33%       0%       0%       0%       0%
December 15, 2004........................     0%       0%       0%       0%       0%
June 15, 2005............................     0%       0%       0%       0%       0%
Weighted Average Life to Maturity
  (years)................................   4.36     3.62     3.00     2.53     2.15
Weighted Average Life to Call (years)....   4.36     3.62     3.00     2.53     2.15


---------------


     - The weighted average life of the Class A-4 Senior Notes is determined by
       (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).



     - The weighted average life to call assumes that an Optional Purchase occurs.

      PERCENTAGE OF CLASS A-5 SENIOR NOTE BALANCE OUTSTANDING TO MATURITY



                                                     Prepayment Assumption
                                           -----------------------------------------
                                            0%       50%     100%     150%     200%
                                           -----    -----    -----    -----    -----
November 16, 1999........................   100%     100%     100%     100%     100%
June 15, 2000............................   100%     100%     100%     100%     100%
December 15, 2000........................   100%     100%     100%     100%     100%
June 15, 2001............................   100%     100%     100%     100%     100%
December 15, 2001........................   100%     100%     100%     100%     100%
June 15, 2002............................   100%     100%     100%     100%     100%
December 15, 2002........................   100%     100%     100%      97%      70%
June 15, 2003............................   100%     100%      98%      67%      42%
December 15, 2003........................   100%     100%      70%      41%      19%
June 15, 2004............................   100%      77%      44%      19%       2%
December 15, 2004........................    82%      45%      19%       0%       0%
June 15, 2005............................    48%      20%       1%       0%       0%
December 15, 2005........................    15%       0%       0%       0%       0%
June 15, 2006............................     0%       0%       0%       0%       0%
Weighted Average Life to Maturity
  (years)................................   5.53     5.01     4.45     3.91     3.45
Weighted Average Life to Call (years)....   5.52     5.01     4.45     3.91     3.45


---------------


     - The weighted average life of the Class A-5 Senior Notes is determined by
       (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).



     - The weighted average life to call assumes that an Optional Purchase occurs.


                      NOTE FACTORS AND TRADING INFORMATION


     The "Note Factor" for the Senior Notes will be a seven-digit decimal that the Administrative Agent will compute for each Payment Date, which will represent the remaining outstanding principal balance of the Senior Notes as of that Payment Date, after giving effect to payments made on the Payment Date, expressed as a fraction of the initial outstanding principal balance of the Senior Notes. The Note Factor will initially be 1.0000000, and will thereafter decline to reflect reductions in the Senior Note Balance. A Senior Noteholder's portion of the principal balance of the Senior Notes, will be the product of (a) the original denomination of the Senior Notes and (b) the applicable Note Factor.



     On each Payment Date, the Indenture Trustee will provide to Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") (unless Definitive Notes are issued under the limited circumstances described herein), unaudited reports concerning payments received on or in respect of the Specified Leases and the Specified Vehicles, the Note Factors, and various other items of information. Senior Note Owners may obtain copies of the reports upon a request in writing to the Indenture Trustee at its Corporate Trust Office. In addition, Senior Noteholders will be furnished information for tax reporting purposes during each calendar year, not later than the latest date permitted by law. For further details concerning information furnished to Senior Noteholders and Senior Note Owners, see "Additional Information Regarding the
Securities -- Statements to Senior Noteholders" and "Description of the Senior Notes -- Book-Entry Registration".

                        DESCRIPTION OF THE SENIOR NOTES

General

     The Senior Notes will be issued under the Indenture. The Indenture, together with the SUBI Trust Agreement, the Administration Agreement, the Trust Administration Agreement, the Trust Agreement, the Program Operating Lease, the SUBI Certificate Transfer Agreement, and the Issuer SUBI Certificate Transfer Agreement, are called the "Basic Documents". The following summaries of the material provisions of the Basic Documents and the summaries of material provisions included under "The SUBIs", "The Origination Trust", "The Specified Leases -- Characteristics of the Specified Leases", "-- General" and
"-- Representations, Warranties and Covenants", "Security for the Securities" and "Additional Document Provisions" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of those documents. Where particular provisions of or terms used in a Basic Document are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of those summaries. Copies of the Basic Documents may be obtained by request to the Transferor at the address set forth under "The Transferor".


     The Senior Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Senior Notes initially will be represented by certificates registered in the name of Cede, the nominee of DTC. No Senior Note Owner will be entitled to receive a certificate representing that owner's Senior Note, except as set forth below. Unless and until Senior Notes are issued in fully registered certificated form (the "Definitive Notes") under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Senior Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Senior Note Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "Additional Information Regarding the Securities -- Definitive Notes".



     Distributions in respect of the Subordinated Notes and the Certificates will be subordinated to distributions in respect of the Senior Notes to the extent described under "Additional Information Regarding the Securities -- Payments on the Securities".


Interest

     Interest on the unpaid principal balance of the Senior Notes will be paid in quarterly installments on the first Business Day after the 14th day of each January, April, July and October, beginning January 17, 2000 (each, a "Payment Date") to holders of record of the Senior Notes (the "Senior Noteholders") as of the day immediately preceding the Payment Date (each such date, a "Record Date"), with the final interest payment due on the earlier of (a) the Payment Date on which the principal balance of the Senior Notes is reduced to zero or
(b) the Final Payment Date. A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Florida, Illinois or New York are authorized or obligated by law, executive order or government decree to be closed.

     Interest will accrue on each class of Senior Notes at the interest rate specified for each class on the front cover of this prospectus (each, an "Interest Rate"), from and including the Closing Date, or from and including the 15th day of the month in which the preceding Payment Date occurred to and including the 14th day of the month in which the Payment Date occurs (each, an "Accrual Period") at the applicable Interest Rate until the principal amount of the Senior Notes has been paid in full. Interest on the Class A-1 Senior Notes will be calculated on the basis of the actual number of days elapsed, but assuming a 360-day year. Interest on the other classes of Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     As more fully described under "Additional Information Regarding the Securities -- Payments on the Securities", interest payments on the Senior Notes on a Payment Date generally will be made from the sum of:


     - Available Funds remaining after the Administrative Agent has been paid the Payment Date Advance Reimbursement and the Administration Fee, and

     - the Reserve Fund Draw Amount, if any.

Principal

     Securityholders are entitled to receive on each Payment Date an amount (the "Principal Distribution Amount") equal to the greater of (a) the sum of (1) the Optimal Principal Distribution Amount and (2) any Principal Carryover Shortfall as of the preceding Payment Date, and (b) if the amount on deposit in the Reserve Fund after giving effect to all deposits and withdrawals referenced in clause (a) of the definition of the Reserve Fund Draw Amount as more fully described under "Security for the Securities -- The Accounts -- The Reserve Fund", exceeds the unpaid principal amount of the Securities, the unpaid principal amount of the Securities (the "Securities Balance"). Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the Securities Balance.

     The funds available to make principal distributions on a Payment Date (the "Available Principal Distribution Amount") will equal the sum of (a) the amount of Available Funds remaining after the Administrative Agent has been paid the Payment Date Advance Reimbursement and the Administration Fee, and after accrued interest has been paid on the Securities and (b) the Reserve Fund Draw Amount remaining after accrued interest has been paid on the Securities. Principal payments will be made to Securityholders in the priority set forth below on each Payment Date in an amount equal to the lesser of (a) the Principal Distribution Amount and (b) the Available Principal Distribution Amount (the "Quarterly Principal Distributable Amount").

     "Principal Carryover Shortfall" will mean, as of the close of any Payment Date, the sum of the excess, if any, of the then Principal Distribution Amount over the Quarterly Principal Distributable Amount.


     On each Payment Date, unless the maturity of the Senior Notes has been accelerated following an Indenture Default, principal payments shall be made sequentially so that no principal will be paid on any class of Senior Notes until each class of Senior Notes with a lower numerical designation shall have been paid in full. Thus no principal will be paid on the Class A-2 Senior Notes until the principal on the Class A-1 Senior Notes shall have been paid in full. No principal will be paid on the Class A-3 Senior Notes until the principal on the Class A-2 Senior Notes shall have been paid in full. No principal will be paid on the Class A-4 Senior Notes until the principal on the Class A-3 Senior Notes shall have been paid in full. No principal will be paid on the Class A-5 Senior Notes until the principal on the Class A-4 Senior Notes shall have been paid in full. Until all principal due to the Senior Notes is paid, no principal will be paid to the Subordinated Notes and the Certificates. Any remaining principal payment will then be paid first to the Subordinated Notes until they have been paid in full -- which amounts will be deposited into the Reserve Fund until the Reserve Fund is fully funded -- and then to the Certificates.


     On any Payment Date, (a) the "Senior Note Balance" and the "Certificate Balance" will equal the Initial Senior Note Balance or the Initial Certificate Balance, as the case may be, reduced by all payments of principal made on or prior to the Payment Date on the Senior Notes or the Certificates, as the case may be, and (b) the "Subordinated Note Balance" will equal the Initial Subordinated Note Balance, reduced by all payments of principal made on or prior to the Payment Date, whether paid to the Subordinated Noteholder or deposited in the Reserve Fund.


     On each Payment Date after the maturity of the Senior Notes has been accelerated following an Indenture Default, principal will be allocated, first, to the Class A-1 Senior Notes, second, pro rata among all other outstanding classes of Senior Notes, and third, to the Subordinated Notes and the Certificates pro rata. See "Additional Information Regarding the
Securities -- Payments on the Securities" and "Additional Document
Provisions -- The Indenture -- Indenture Defaults".

     The "Optimal Principal Distributable Amount" for any Payment Date and the related Collection Period will equal the sum of the following amounts:

     - for each Specified Vehicle for which the related Specified Lease did not terminate during that Collection Period, the difference between the Securitization Value of the Specified Lease at the beginning and at the end of that Collection Period;

     - for each Specified Vehicle for which the related Specified Lease reached its Maturity Date during that Collection Period, the Securitization Value of the Specified Lease as of the Maturity Date;

     - for each Specified Lease terminated by the Obligor or the Administrative Agent during that Collection Period pursuant to exercise of the Annual Termination Option, the Securitization Value of such Specified Lease as of the effective date of termination;

     - for each Specified Vehicle purchased by the Administrative Agent before its Maturity Date, the Securitization Value of the related Specified Lease as of the date of the purchase;

     - for each Specified Vehicle relating to a Specified Lease that became a Casualty Termination Lease during that Collection Period, the Securitization Value of the Specified Lease as of the date the Specified Lease became a Casualty Termination Lease; and

     - for each Specified Lease that became a Default Termination Lease during that Collection Period, the Securitization Value of the Specified Lease as of the date the Specified Lease became a Default Termination Lease.

     A "Casualty Termination Lease" will mean a Specified Lease that terminated because the related Specified Vehicle has been lost, stolen or damaged beyond economic repair.


     A "Default Termination Lease" will mean a Specified Lease terminated by (a) the Administrative Agent following a default by or bankruptcy of the related Obligor or (b) the Obligor -- other than by exercising the Annual Termination Option -- based on an alleged breach by the Maintenance Provider under the Specified Lease.



     The principal amount of each class of Senior Notes, to the extent not paid, will be due on the related Final Payment Date. The actual date on which the Senior Note Balance is paid may be earlier than the Final Payment Date based on a variety of factors, including the factors described under "Risk Factors -- The timing of principal payments is uncertain" and "Maturity, Payment and Yield Considerations".


Optional Purchase


     The Senior Notes may be redeemed in whole, but not in part, on any Payment Date when an Optional Purchase can be exercised. The redemption price will equal the Senior Note Balance plus accrued interest thereon at the applicable Interest Rate through the related Accrual Period. See "Additional Information Regarding the Securities -- Optional Purchase".


The Indenture Trustee

     U.S. Bank will be the Indenture Trustee under the Indenture. The Indenture Trustee is a national banking association and its Corporate Trust Office is located at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601. The fees and expenses of the Indenture Trustee will be paid by the Administrative Agent or the Administrator. See "Additional Document Provisions -- Miscellaneous Provisions -- Fees and Expenses". The Transferor, the Administrative Agent and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates.

Book-Entry Registration

     The Senior Notes will be issued in book-entry form. DTC will act as securities depository for the Senior Notes. The Senior Notes will be issued as fully registered securities registered in the name of Cede, the nominee of DTC. An investor acquiring an interest in the Senior Notes (each, a "Senior Note Owner") may hold its interest through DTC in the United States, or Cedelbank ("Cedelbank") or the Euroclear system ("Euroclear") in Europe, which in turn hold through DTC. One fully registered Senior Note will be issued with respect to each $200 million in principal amount of Senior Notes or such smaller amount as necessary. It is anticipated that the only Senior Noteholder will be Cede, the nominee of DTC. Senior Note Owners will not be recognized by the Indenture Trustee as "Senior Noteholders", as that term will be used in the Indenture, and Senior Note Owners will only be permitted to exercise the rights of Senior Noteholders indirectly through DTC and its Participants, as further described below.

     DTC was created to hold securities for its participating members (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. DTC is:

     - a limited-purpose trust company organized under the laws of the State of New York,

     - a "banking organization" within the meaning of the New York Banking Law,

     - a member of the Federal Reserve System,

     - a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

Participants include securities brokers and dealers, including the Initial Purchaser, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). Transfers between Participants in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its Participants are on file with the SEC.

     Cedelbank and the Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which will in turn will hold such positions in customers' securities accounts in DTC through Citibank, N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries (collectively, the "Depositaries") of Cedelbank or Euroclear, respectively, and each a participating member of DTC. Transfers between Participants in Cedelbank ("Cedelbank Participants") and Participants in Euroclear ("Euroclear Participants") will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Cedelbank or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to Cedelbank or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Cedelbank or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf of delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

     Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participants or Euroclear Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of Senior Notes by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Senior Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, Senior Notes may do so only through Participants and Indirect Participants. Participants will receive a credit for the Senior Notes on DTC's records. The ownership interest of each Senior Note Owner will in turn be recorded on the respective records of Participants and Indirect Participants. Senior Note Owners will not receive written confirmation from DTC of their purchase of Senior Notes, but Senior Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Senior Note Owner entered into the transaction. Transfers of ownership interests in the Senior Notes will be accomplished by entries made on the books of Participants acting on behalf of Senior Note Owners.

     To facilitate subsequent transfers, all Senior Notes deposited by Participants with DTC will be registered in the name of Cede, the nominee of DTC. The deposit of Senior Notes with DTC and their registration in the name of Cede will not change the beneficial ownership of the Senior Notes. DTC will have no knowledge of the actual Senior Note Owners and its records will reflect only the Participants to whose accounts those Senior Notes are credited, which may or may not be the Senior Note Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Senior Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit Participants' accounts on each Payment Date in accordance with their respective holdings of Senior Notes shown on DTC's records unless DTC has reason to believe that it will not receive payment on that Payment Date. Payments by Participants and Indirect Participants to Senior Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name". These payments will be the responsibility of the Participants and not of DTC, the Indenture Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Senior Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of the payments to Participants will be the responsibility of DTC and disbursement of the payments to Senior Note Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Senior Note Owners may experience some delay in their receipt of payments. DTC will forward the payments to its Participants, which will then forward them to Indirect Participants or Senior Note Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Senior Note Owner to pledge Senior Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the Senior Notes, may be limited due to the lack of a physical certificate for the Senior Notes.


     DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in "Year 2000" problems, such as the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program to address this issue so that its applications and systems relating to the payment of distributions -- including principal and income payments -- to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.



     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has indicated that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.


     The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Trust makes no representations as to the accuracy or completeness of this information.

     If the DTC Systems are not made year 2000 compliant on a timely basis, DTC's ability to provide DTC services, including payments on the Notes may be materially and adversely affected. If this were to occur, Senior Note Owners could experience delays in payments due or may not ultimately receive all interest and principal due to the Senior Note Owners.

     Neither DTC nor Cede will consent or vote with respect to the Senior Notes. Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede's consenting or voting rights to those Participants who have Notes credited to their accounts with the Participants on that record date. These Participants will be identified in a listing attached to the omnibus proxy.


     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for Cedelbank Participants and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 34 currencies, including United States dollars. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.


     Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities, clearance accounts, and Euroclear cash accounts, are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governers of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


     Distributions with respect to Senior Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see "Material Federal Income Tax Consequences -- Senior Notes -- Tax Consequences to Foreign Investors" herein and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Senior Noteholder on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect such actions on its behalf through DTC.


     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Senior Notes among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and the procedures may be discontinued at any time.

     None of the Administrative Agent, the Transferor, the Administrator or the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Senior Notes held by Cede, DTC, Cedelbank or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                ADDITIONAL INFORMATION REGARDING THE SECURITIES


Payments on the Securities

     General


     As more fully described under "Summary -- Credit Enhancement -- The SUBI Certificates", the SUBI Interest evidenced by the SUBI Certificates will evidence a 99% beneficial interest in the SUBI Assets, which comprise Specified Vehicles and Specified Leases having an aggregate Cutoff Date Securitization Value of $309,880,619.04. The Retained SUBI Interest evidenced by the Retained SUBI Certificates will evidence a 1% beneficial interest in the SUBI Assets and will be permanently retained by Ryder II LP. Accordingly, Ryder II LP will be entitled to receive 1% of all payments made on or in respect of the SUBI Assets and will share in 1% of all losses and liabilities incurred with respect to the SUBI Assets. Any payments made in respect of the Retained SUBI Interest will not be available to make Program Operating Lease Payments or payments on the Senior Notes.


     On the tenth calendar day of each month in which a Payment Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Determination Date"), the Administrative Agent will inform the Indenture Trustee and the Owner Trustee of, among other things, the amount of
(a) Collections, (b) Advances to be made by the Administrative Agent and (c) the Administration Fee payable to the Administrative Agent, in each case with respect to the three-month period immediately preceding the month in which the Payment Date occurs (the "Collection Period"). On or before each Determination Date, the Administrative Agent will also determine the Optimal Principal Distributable Amount and, based on Available Funds and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

     The Indenture Trustee and the Owner Trustee will make distributions to the Securityholders out of amounts on deposit in the related Distribution Accounts. The amount to be distributed to the Administrative Agent and the Securityholders will be determined in the manner described below.

     Determination of Available Funds

     The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Funds and the Reserve Fund Draw Amount.


     On each Payment Date, the sum of (a) 1% of Collections for the related Collection Period and (b) 1% of the Residual Value Surplus Draw Amount for the related Collection Period (the "Retained Certificate Distribution Amount") will be due the Retained Certificateholder, representing amounts owed in respect of the Retained SUBI Certificates, and will not be available to make Program Operating Lease Payments or payments on the Senior Notes.


     "Available Funds" for a Payment Date and the related Collection Period will equal the sum of the following amounts: (a) 99% of Collections, (b) Advances required to be made by the Administrative Agent, (c) 99% of the Residual Value Surplus Draw Amount and (d) in the case of an Optional Purchase, the Optional Purchase Price.

     The "Available Funds Shortfall Amount" for a Payment Date and the related Collection Period will equal the amount by which Available Funds is less than the amount necessary to make the distributions in clauses (c) through (f) of the first paragraph under "--Deposits to the Distribution Accounts; Priority of Payments", except that the Optimal Principal Distributable Amount rather than the Quarterly Principal Distributable Amount will be used for purposes of clause
(f).

     Deposits to the Distribution Accounts; Priority of Payments

     SUBI Collection Account. On each Payment Date, after taking into account the distribution of amounts to be paid to the Retained SUBI Certificateholder on the related Payment Date, the Administrative Agent will allocate amounts on deposit in the SUBI Collection Account with respect to the related Collection Period as described below and will instruct the Origination Trustee, acting through the Trust Agent, to cause the following deposits and distributions to be made in the following amounts and order of priority:

     (a) to the Administrative Agent, the Payment Date Advance Reimbursement;

     (b) to the Administrative Agent, the Administration Fee;

     (c) to the Note Distribution Account, to pay interest due on the outstanding Senior Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Interest Rate;

     (d) to the Reserve Fund, an amount equal to the interest due on the outstanding Subordinated Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Subordinated Note Rate;

     (e) to the Certificate Distribution Account, an amount equal to the interest accrued on the Certificates with respect to that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Certificate Rate;

     (f) to the related Distribution Account or, in the case of the Subordinated Notes, to the Reserve Fund, the Quarterly Principal Distributable Amount, which will be allocated to pay principal on the Senior Notes, the Subordinated Notes and the Certificates in the amounts and order of priority described under "Description of the Senior Notes--Principal"; and

     (g) to the Reserve Fund, all remaining amounts (the "Excess Amounts").

     Reserve Fund. On each Payment Date, after taking into account amounts available to be distributed to Securityholders from the SUBI Collection Account, the Administrative Agent will allocate the Reserve Fund

Draw Amount on deposit in the Reserve Fund with respect to the related Collection Period and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority:

     (a) to the Note Distribution Account, to pay any remaining interest due on the outstanding Senior Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Interest Rate;

     (b) to the Reserve Fund, an amount equal to any remaining interest due on the outstanding Subordinated Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Subordinated Note Rate;

     (c) to the Certificate Distribution Account, an amount equal to any remaining interest accrued on the Certificates with respect to that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the Certificate Rate; and

     (d) to the related Distribution Account -- or, in the case of the Subordinated Notes, to the Reserve Fund, and thereafter, in the event of any remaining shortfall in amounts required to pay the Quarterly Principal Distributable Amount with respect to the Certificates, to the Certificate Distribution Account -- the remaining Quarterly Principal Distributable Amount, which will be allocated to pay principal on the Securities in the amounts and order of priority described under "Description of the Senior Notes -- Principal".

     On each Payment Date, if, after the giving effect to the distributions set forth above, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Requirement, any such excess (a) up to the amounts deposited into the Reserve Fund on or before that Payment Date in respect of the Subordinated Notes will be released to the Transferor as the Subordinated Noteholder and (b) any additional excess shall be released to the Transferor.


     The "Payment Date Advance Reimbursement" for a Payment Date will equal the sum of all outstanding Sales Proceeds Advances that have been outstanding as of the end of that Collection Period for at least 270 days.


     Amounts deposited in the Reserve Fund in accordance with clause (d) in the first paragraph under "-- SUBI Collection Account" and clause (b) under "-- Reserve Fund" will be deemed to have been distributed to the Subordinated Noteholder as payments in respect of interest, including overdue interest, and the Subordinated Noteholder will not be entitled to any further interest on such amounts after the related Payment Date.


     Amounts deposited in the Reserve Fund in accordance with clause (f) in the first paragraph under "--SUBI Collection Account" and clause (d) under "-- Reserve Fund" will be deemed to have been distributed to the Subordinated Noteholder as payments in respect of principal, including overdue principal, and the Subordinated Noteholder will not be entitled to any further interest on such amounts after the related Payment Date.


     The final distribution to any Senior Noteholder will be made only upon surrender and cancellation of the certificate representing its Senior Notes at an office or agency of the Trust specified in the notice of termination. Any funds remaining in the Trust, after the related Trustee has taken certain measures to locate the related Senior Noteholders and those measures have failed, will be distributed to the Administrative Agent.

Optional Purchase


     In order to avoid excessive administrative expenses, the Transferor will be permitted at its option to purchase from the Trust the Vehicle SUBI Certificate and SUBI Interest evidenced thereby, and to terminate the pledge of the Lease SUBI Certificate and the SUBI Interest evidenced thereby, on any Payment Date if, either before or after giving effect to any payment of principal required to be made on that Payment Date, the Securities Balance is less than or equal to 10% of the sum of the Initial Senior Note Balance, the Initial

Certificate Balance and the Initial Subordinated Note Balance (collectively, the "Initial Securities Balance"). The exercise of that option by the Transferor is referred to in this prospectus as an "Optional Purchase". The purchase price for the Vehicle SUBI Certificate and the termination of the pledge of the Lease SUBI Certificate will equal the Securities Balance, together with accrued interest thereon to the date fixed for redemption (the "Optional Purchase Price"), which will be deposited by the Transferor into the SUBI Collection Account on the Deposit Date related to the Payment Date fixed for redemption. In connection with an Optional Purchase, the Senior Notes will be redeemed on that Payment Date in whole, but not in part, for the Redemption Price. The "Redemption Price" for the Senior Notes will equal the Senior Note Balance, plus accrued and unpaid interest thereon at the related Interest Rates, to but not including the Payment Date fixed for redemption. The Administrator or the Trust will provide at least 45 days' prior notice of the redemption of the Senior Notes to the Indenture Trustee, which will provide at least 30 days' notice to the Senior Noteholders. On the Payment Date fixed for redemption, the Senior Notes will be due and payable at the Redemption Price, and no interest will accrue on the Senior Notes after the Payment Date.

Statements to Senior Noteholders

     On each Payment Date, the Indenture Trustee or the Owner Trustee, as the case may be, will include with each distribution to each Senior Noteholder of record, or as of the close of business on the related Record Date -- which, in the case of the Senior Notes, shall be Cede as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described in this prospectus -- and each Rating Agency, a statement, setting forth with respect to that Payment Date or the related Deposit Date or Collection Period, as the case may be, among other things, the following:

     (a) the amount of Collections allocable to each of the SUBI Certificates and the Retained SUBI Certificates for that Collection Period;

     (b) the amount being distributed to the Senior Noteholders (the "Senior Note Distribution Amount");

     (c) the amount of the Senior Note Distribution Amount allocable to interest on and principal of the Senior Notes, and any Principal Carryover Shortfall for the Senior Notes, the Subordinated Notes and the Certificates, respectively;

     (d) the amount of Available Funds for that Collection Period;

     (e) the amount of Sales Proceeds Advances and Financial Component Advances included in Available Funds;

     (f) the amount of Residual Value Losses and Residual Value Surplus for that Collection Period and the Residual Value Surplus Draw Amount, if any, included in Available Funds, after giving effect to the Retained Certificate Distribution Amount;

     (g) the Reserve Fund Draw Amount, if any, the balance on deposit in the Reserve Fund on that Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of that Payment Date and the change in that balance from the immediately preceding Payment Date;

     (h) the aggregate outstanding principal balance of the Senior Notes, the Subordinated Notes and the Certificates;

     (i) the Note Factor for the Senior Notes after giving effect to the distribution of the Senior Note Distribution Amount;

     (j) the amount of Special Event Purchases made during that Collection Period and the aggregate Cutoff Date Securitization Value of all Specified Leases relating to Special Event Purchases made (a) during the related calendar year or (b) since the Closing Date;

     (k) the Payment Date Advance Reimbursement; and

     (l) the Administration Fee.

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

     Each amount set forth pursuant to clauses (b), (c), (h) and (k) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Senior Note, Subordinated Note or Certificate, as applicable. Copies of the statements may be obtained by Senior Noteholders or Senior Note Owners by a request in writing addressed to the Indenture Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee -- during the term of the Indenture -- will mail to each person who at any time during that calendar year was a Senior Noteholder a statement containing that information as is reasonably necessary to permit the Noteholder to prepare its state and federal income taxes.

Definitive Notes

     Definitive Notes will be issued in fully registered, certificated form to Senior Note Owners rather than to DTC only if:

     - DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Senior Notes, and neither the Indenture Trustee nor the Transferor is able to locate a qualified successor,

     - the Transferor, at its option, elects to terminate the book-entry system through DTC, or

     - after an Indenture Default, Senior Note Owners representing in the aggregate not less than 51% of the aggregate principal amount of the Senior Notes advise the Indenture Trustee through DTC and its Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Senior Note Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Senior Note Owners, through Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the certificates representing all Senior Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Notes to Senior Note Owners, who thereupon will become Senior Noteholders for all purposes of the Indenture.

     Payments on the Definitive Notes will be made by the Indenture Trustee or the Owner Trustee, as the case may be, directly to the holders of the Definitive Notes in accordance with the procedures set forth in this prospectus and to be set forth in the Indenture. Interest and principal payments on the Securities on each Payment Date will be made to the holders in whose names the related Definitive Notes were registered at the close of business on the Record Date with respect to that Payment Date. Payments will be made by check mailed to the address of such holders as they appear on the Note Register. However, the final payment on any Definitive Notes, or if Definitive Notes have not been issued, certificates registered in the name of Cede representing the Senior Notes, will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final payment to Senior Noteholders. The Indenture Trustee or the Owner Trustee, as the case may be, or a paying agent will provide that notice to the registered Senior Noteholders not more than 30 days or less than 15 days prior to the date on which the final payment is expected to occur.

     Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Owner Trustee or the Note Registrar to be set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                          SECURITY FOR THE SECURITIES

General

     The property of the Trust -- the Trust Estate -- will consist of:

     - the right to receive payments under the Program Operating Lease under which the Trust will lease to the Transferor the Vehicle SUBI Certificate and the SUBI Interest evidenced thereby, which is more fully described under "The SUBIs -- General";
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

     - the pledge by the Transferor of the Lease SUBI Certificate as security for such payments;

     - the right to receive 99% of the amounts realized from sales of Specified Vehicles;

     - certain rights to payment from the Reserve Fund and the Residual Value Surplus Account; and

     - the other property and assets described under "The Trust -- Property of the Trust", including available amounts on deposit in the Reserve Fund and the Trust's rights as a third-party beneficiary of the SUBI Trust Agreement and the Administration Agreement.

The Program Operating Lease

     General

     Immediately following the sale, transfer and assignment of the Vehicle SUBI Certificate to the Trust and the pledge to the Indenture Trustee of the Trust's interest therein as described in "The SUBIs--Transfers of the SUBI Certificates", the Trust and the Transferor will enter into the Program Operating Lease pursuant to which the Trust will lease the Vehicle SUBI Certificate to the Transferor during the term of the Program Operating Lease. As lessee, the Transferor will be entitled to receive all proceeds from the Vehicle SUBI Certificate in respect of the Specified Vehicles during the term of the Program Operating Lease and will be required to make Program Operating Lease Payments to the Trust.

     Program Operating Lease Terms

     Under the Program Operating Lease, the Transferor will make payments to the Trust in the amount of (a) the Financial Component of the Fixed Charge paid by the Obligors during the related Collection Period and (b) all Termination Value Payments made by Obligors following the exercise of the Annual Termination Option during the related Collection Period (the "Program Operating Lease Payments").

     The termination date of the Program Operating Lease (the "Program Operating Lease Termination Date") will be 60 days after the latest Maturity Date of any Specified Lease as of the Cutoff Date. Notwithstanding the Program Operating Lease Termination Date, the Program Operating Lease will expire with respect to each Specified Lease and the related Specified Vehicle on the earliest to occur of:

     - the related Maturity Date;

     - the effective date of exercise by the Administrative Agent or the related Obligor of the Annual Termination Option;


     - the date of the Administrative Agent's termination of that Specified Lease for other commercial reasons as described under "Additional Document Provisions -- The Administration Agreement -- Purchase of Specified Vehicles Before their Maturity Dates";


     - the date that Specified Lease becomes a Default Termination Lease;

     - the date that Specified Lease becomes a Casualty Termination Lease; or

     - the date the Administrative Agent is required to purchase that Specified Vehicle pursuant to certain provisions of the Administration Agreement.

     Program Operating Lease Defaults; Remedies

     Defaults under the Program Operating Lease (each, a "Program Operating Lease Default") will include, among other things, the failure by the Transferor to make timely Program Operating Lease Payments to the Trust, breach of a material representation or warranty, failure to observe or perform certain covenants and the occurrence of an Indenture Default. Upon the occurrence of a Program Operating Lease Default, (a) the Indenture Trustee, as assignee of the Trust's rights under the Program Operating Lease pursuant to the pledge of the Trust Estate, will be entitled to terminate the Program Operating Lease and to foreclose on the pledge of the Lease SUBI Certificate. Upon that termination, the Trust will directly receive all distributions with respect to, or will have the right to sell, the SUBI Certificates and to apply the funds on deposit in the

Accounts to pay interest on and principal of the Senior Notes. Each Program Operating Lease Default will constitute an Indenture Default, which will permit the Senior Noteholders to accelerate the maturity of the Senior Notes and, in some circumstances, cause the sale of the Trust Estate. See "Additional Document Provisions -- The Indenture -- Indenture Defaults". If the maturity of the Senior Notes has been accelerated following a Program Operating Lease Default, the Indenture Trustee, as assignee of the Trust, will be entitled to demand that the Transferor pay all previously due but as yet unpaid Program Operating Lease Payments plus, as liquidated damages, an amount equal to the sum of:

     - any interest due and unpaid on the Securities,

     - the unpaid principal balance of the Securities, and

     - any other amounts payable by the Transferor under the Basic Documents.

Upon payment of such amounts, the Transferor will be entitled to receive the SUBI Certificates.

The Subordinated Notes


     Interest will accrue on the unpaid principal amount of the Subordinated Notes during each Accrual Period at a rate per annum (the "Subordinated Note
Rate") equal to      %. Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest on and principal of the Subordinated Notes will be subordinated to payments on the Senior Notes to the extent described herein.


     To secure payments of principal and interest on the other Securities, the Transferor will pledge all of its right, title and interest in the Subordinated Notes to the Trust and deliver them to the Indenture Trustee as a portion of the Trust Estate. On each Payment Date, payments in respect of the Subordinated Notes will be deposited into the Reserve Fund. If, on any Payment Date, after the application of amounts required to be paid on that Payment Date, the amount on deposit therein exceeds the Reserve Fund Requirement, (a) any such excess up to the amounts deposited into the Reserve Fund on or before that Payment Date in respect of the Subordinated Notes will be released to the Transferor as the Subordinated Noteholder and (b) any additional excess shall be released to the Transferor.

The Certificates

     Payments on the Certificates will be subordinated to payments on the Senior Notes and the Subordinated Notes to the extent described in this prospectus. The right of the holder of the Transferor Certificate to receive distributions of principal and interest will rank pari passu with the rights of the holders of the other Certificates.


     Interest on the Certificates will accrue during each Accrual Period at a
rate per annum (the "Certificate Rate") equal to      % until the principal
amount of the Certificates has been paid in full. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the Certificates on a Payment Date generally will be made from the sum of (1) Available Funds remaining after the Administrative Agent has been paid the Payment Date Advance Reimbursement and the Administration Fee and all amounts allocated to payment of interest on the Senior Notes have been paid and (2) the Reserve Fund Draw Amount, if any, remaining after all amounts allocated to payment of interest on the Senior Notes have been paid.


     Principal payments will be made to Certificateholders as described under "Description of the Senior Notes -- Principal". If not paid in full prior to the Final Payment Date, the remaining Certificate Balance, if any, will be payable on that Payment Date.

     The Certificates will be subject to prepayment in whole, but not in part, on any Payment Date relating to an Optional Purchase. In the event of an Optional Purchase, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance, together with accrued interest thereon at the Certificate Rate.

The Accounts

     The SUBI Collection Account

     On or prior to the Closing Date, the Origination Trustee will establish a trust account for the benefit of the holders of interests in the SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles will generally be deposited (the "SUBI Collection Account").

     Deposits into the SUBI Collection Account. As more fully described under "Additional Document Provisions -- The Administration Agreement -- Collections" and "-- Monthly Remittance Condition", Collections and other amounts received on or in respect of the SUBI Assets generally will be deposited by the Administrative Agent into the SUBI Collection Account within two days after processing, unless the Monthly Remittance Condition is satisfied. If the Monthly Remittance Condition is satisfied, such amounts received in respect of a Monthly Period will be deposited into the SUBI Collection Account on the second Business Day following the end of the related Monthly Period, or, in the case of the Monthly Period immediately preceding the related Payment Date, the related Deposit Date. In addition, on each Deposit Date, the following additional amounts, if any, in respect of the related Collection Period and Payment Date will be deposited into the SUBI Collection Account: Advances made by the Administrative Agent, the Residual Value Surplus Draw Amount and, in the case of an Optional Purchase, the Optional Purchase Price. Payments received in respect of the Maintenance Component either will not be deposited into the SUBI Collection Account or will be withdrawn from the SUBI Collection Account on a daily basis and, in either event, will be paid to or retained by the Maintenance Provider. See "Additional Document Provisions -- The Administration
Agreement -- Collections" and "-- Monthly Remittance Condition".

     Withdrawals from the SUBI Collection Account. On each Deposit Date, the Administrative Agent shall cause the Origination Trustee to withdraw from the SUBI Collection Account and deposit in the Residual Surplus Value Account, the amount of Residual Value Surplus for each Specified Vehicle sold during the related Collection Period. On each Payment Date, the Origination Trustee shall transmit or shall cause to be transmitted:


     - the sum of (1) all Available Funds for the related Collection Period and
       (2) the Retained Administration Payment in the amounts, in the priority, and to such accounts as set forth under "Certain Information Regarding the Securities -- Payments on the Securities -- Deposits to the Distribution Accounts; Priority of Payments", and


     - the excess of (1) the Retained Certificate Distribution
       Amount -- representing amounts payable in respect of the Retained SUBI Interest -- for the related Collection Period over (2) 1% of the Administration Fee for the related Collection Period (the "Retained Administration Payment"), to an account specified by the holder of the Retained SUBI Certificates.

     In the event that on any date the Administrative Agent supplies the Origination Trustee and the Indenture Trustee with an officer's certificate setting forth the basis for such withdrawal, the Origination Trustee shall remit to the Administrative Agent or the Maintenance Provider, as the case may be, without interest and before to any other distribution from the SUBI Collection Account on that date, monies from the SUBI Collection Account representing (a) payments in respect of the Maintenance Component and (b) unreimbursed Disposition Expenses.

     The Reserve Fund


     On or before the Closing Date, the Owner Trustee will establish a trust account in the name of the Indenture Trustee for the benefit of the Securityholders (the "Reserve Fund"). The Reserve Fund will be established to provide additional security for payments on the Senior Notes. On each Payment Date, amounts on deposit in the Reserve Fund, together with Available Funds, will be available to make the distributions described under "Additional Information Regarding the Securities -- Payments on the Securities -- Deposits to the Distribution Accounts; Priority of Payments".

     The Reserve Fund initially will be funded by the Transferor with a deposit of $9,970,408.92 (the "Initial Deposit"), and the amounts on deposit in the Reserve Fund will be pledged to the Trust. As described under "-- The Subordinated Notes", all payments made on the Subordinated Notes will be deposited in the Reserve Fund. On each Payment Date, monies on deposit in the Reserve Fund will be supplemented by the deposit of:


     - payments of interest on and principal of the Subordinated Notes,

     - any Excess Amounts, and

     - income received on the investment of funds on deposit in the SUBI Collection Account, the Residual Value Surplus Account and the Reserve Fund.


     On each Payment Date, a withdrawal will be made from the Reserve Fund in an amount (the "Reserve Fund Draw Amount") equal to the sum of (a) the lesser of
(1) the Available Funds Shortfall Amount, calculated as described under "Additional Information Regarding the Securities -- Payments on the
Securities -- Determination of Available Funds" for that Payment Date, and (2) the amount on deposit in the Reserve Fund after giving effect to all deposits thereto on the related Deposit Date or that Payment Date; and (b) in the event the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and deposits thereto made on or in respect of that Payment Date exceeds the unpaid principal balance of the Securities, the Securities Balance.


     On any Payment Date on which the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the Reserve Fund Requirement, any such excess (a) up to the amounts deposited into the Reserve Fund on or before that Payment Date in respect of the Subordinated Notes, will be released to the Transferor as the holder of the Subordinated Notes (in that capacity, the "Subordinated Noteholder") and (b) any additional excess shall be released to the Transferor.

     On any Payment Date, the "Reserve Fund Requirement" will equal:


     - 3.25% of the Initial Securities Balance, or


     - on any Payment Date occurring on or after the earlier to occur of the date on which the last remaining Specified Lease terminates or the date on which the Program Operating Lease is terminated following a Program Operating Lease Default, zero, or

     - on any Payment Date when the Senior Note Balance shall be zero, the Securities Balance.

     The Residual Value Surplus Account

     On or before the Closing Date, the Origination Trustee will cause a trust account to be established in the name of the Origination Trustee for the benefit of the holders of interests in the SUBIs, into which all Residual Value Surplus with respect to a Collection Period will be deposited on the related Deposit Date (the "Residual Value Surplus Account").

     The Residual Value Surplus Account will not be funded with any money on the Closing Date. On the Business Day immediately preceding each Payment Date (each, a "Deposit Date"), the Administrative Agent will cause the Origination Trustee to transfer to the Residual Value Surplus Account from the SUBI Collection Account the amount, if any, of Residual Value Surplus for each Expired Vehicle sold during that Collection Period.

     On each Deposit Date, a withdrawal of an amount equal to the lesser of (a) the sum of all Residual Value Losses and any unreimbursed Disposition Expenses relating to Specified Vehicles that were sold by the Administrative Agent during the related Collection Period and (b) the amount on deposit in the Residual Value Surplus Account (the "Residual Value Surplus Draw Amount") will be made from the Residual Value Surplus Account for deposit into the SUBI Collection Account. On each Payment Date, after giving effect to the withdrawal of the Residual Value Surplus Draw Amount, if any, from the Residual Value Surplus

Account described in the immediately preceding paragraph on the related Deposit Date, any amounts remaining on deposit in the Residual Value Surplus Account will be paid to the Transferor.

     The Distribution Accounts

     On or before the Closing Date, (a) the Indenture Trustee will establish a trust account in the name of the Indenture Trustee on behalf of the Senior Noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Fund, for distribution to the Senior Noteholders will be deposited and from which all distributions to the Senior Noteholders will be made (the "Note Distribution Account") and (b) the Owner Trustee will establish a trust account in the name of the Owner Trustee on behalf of the Certificateholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Fund, for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Distribution Account" and, together with the Note Distribution Account, the "Distribution Accounts"). For further information regarding these deposits and payments, see "-- The SUBI Collection Account" and "-- The Reserve Fund".


     On or before each Payment Date, (a) the Origination Trustee shall deposit or cause to be deposited from the SUBI Collection Account and (b) the Indenture Trustee shall deposit from the Reserve Fund, if necessary, respectively, the amounts allocable to the Senior Noteholders and the Certificateholders, as set forth in "Additional Information Regarding the Securities -- Payments on the Securities -- Deposits to the Distribution Accounts; Priority of Payments" for the related Payment Date in the Note Distribution Account and the Certificate Distribution Account, respectively. On each Payment Date, the Indenture Trustee and the Owner Trustee will distribute to the Senior Noteholders and the Certificateholders the allocated amounts for the related Collection Period to the Senior Noteholders and the Certificateholders, respectively.


     Maintenance of the Accounts


     The Note Distribution Account and the Reserve Fund, and the SUBI Collection Account and the Residual Value Surplus Account, will be maintained with the Indenture Trustee and the Trust Agent, respectively, so long as either (a) the short-term unsecured debt obligations of the Indenture Trustee or the Trust Agent, as the case may be, are rated in the highest short-term rating category by each Rating Agency or (b) the Indenture Trustee or the Trust Agent, as the case may be, is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related Account is maintained in the corporate trust department of the Indenture Trustee or the Trust Agent, as the case may be (the "Required Deposit Rating"). Each of the foregoing accounts will be segregated trust accounts. If either of the Indenture Trustee or the Trust Agent at any time does not have the Required Deposit Rating, the Administrative Agent shall, with the assistance of the Indenture Trustee or the Trust Agent, as the case may be, as necessary, cause the related Account to be moved to a depository institution or trust company organized under the laws of the United States or any State that has the Required Deposit Rating.


     On the Payment Date on which all Securities have been paid in full and following payment of any remaining obligations of the Transferor under the Basic Documents, any amounts remaining on deposit in the Accounts -- after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date -- will be paid to the Transferor.

     Permitted Investments

     When funds are deposited in (a) the SUBI Collection Account and the Residual Value Surplus Account and (b) the Reserve Fund, they will be invested at the direction of the Administrative Agent and the Administrator, respectively, in one or more Permitted Investments maturing no later than the Deposit Date immediately succeeding the date of that investment. Notwithstanding the foregoing, investments on which the entity at which the related Account is located is the obligor may mature on the related Deposit Date.

     On each Payment Date, all net income or other gain from the investment of funds on deposit in the Residual Value Surplus Account, the Reserve Fund and the SUBI Collection Account in respect of the
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

related Collection Period will be deposited in the Reserve Fund. "Permitted Investments" will be specified in the SUBI Trust Agreement and will be limited to investments that meet the criteria of each Rating Agency from time to time as being consistent with its then-current rating of the Senior Notes and the Certificates.

The Contingent and Excess Liability Insurance


     In addition to the personal property and liability insurance coverage required to be obtained and maintained by the Obligor or Ryder pursuant to the Specified Leases, and as additional protection in the event the Obligor fails to maintain the required insurance, Ryder maintains contingent liability insurance for the benefit of, among others, Ryder, the Origination Trust, the UTI Beneficiaries, the Transferor and the Trust, which provides coverage, with no annual or aggregate cap on the number of claims thereunder, for liability caused by any Specified Vehicle owned by the Origination Trust. Ryder also maintains substantial amounts of excess insurance coverage as to which the Origination Trustee is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the "Contingent and Excess Liability Insurance"). These insurance policies collectively provide insurance coverage in excess of $10 million per accident and permit multiple claims in any policy period. Claims could be imposed against the assets of the Origination Trust if such coverage were exhausted and damages were assessed against the Origination Trust. In that event, investors in the Senior Notes could incur a loss on their investment. See "Risk Factors -- Vicarious tort liability may result in a loss of your investment", "Additional Legal Aspects of the Origination Trust and the SUBIs -- The SUBIs" and "Additional Legal Aspects of the Specified Leases and the Specified Vehicles -- Vicarious Tort Liability" for a discussion of related risks.


     With respect to damage to the Specified Vehicles, an Obligor may be required by the related Specified Lease to maintain comprehensive and collision insurance. As more fully described under "Additional Document Provision -- The Administration Agreement -- Insurance on Specified Vehicles", the Administrative Agent will be required to monitor the maintenance of required Obligor insurance. In the event that the foregoing insurance coverage was exhausted and no third-party reimbursement for that damage was available, investors in the Senior Notes could incur a loss on their investment.

     The Administration Agreement will provide that for so long as any Senior Notes or Certificates are outstanding, neither the Origination Trustee nor Ryder may terminate or cause the termination of any Contingent and Excess Liability Insurance policy unless each Rating Agency has delivered a letter to the effect that such termination or any replacement insurance would not cause its then-current ratings of the Senior Notes or the Certificates to be qualified, reduced or withdrawn. These obligations of Ryder will survive any termination of Ryder as Administrative Agent under the Administration Agreement.

                         ADDITIONAL DOCUMENT PROVISIONS

The Indenture

  Indenture Defaults

     The following events (each an "Indenture Default") will be events of default under the Indenture:

     - a default for 30 days or more in the payment of interest on the Senior Notes;


     - a default in the payment of principal of a class of Senior Notes on the related Final Payment Date or on a Payment Date fixed for redemption of the Senior Notes;


     - the occurrence of a Program Operating Lease Default;

     - a default in the observance or performance of any covenant or agreement, or any representation or warranty made in the Indenture or in any certificate or writing delivered under the Indenture proves to have been incorrect in any material respect at the time made, and the continuation of that default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of not less than 25% of the aggregate principal balance of the Senior Notes; or

     - certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

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

     Senior Noteholders holding at least a majority of the aggregate principal balance of the Senior Notes may waive any past default or Indenture Default prior to the declaration of the acceleration of the maturity of the Senior Notes, except a default in the payment of principal of or interest on any of the Senior Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the Senior Noteholders.


     Remedies


     If an Indenture Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the aggregate principal balance of the Senior Notes may declare the principal of the Senior Notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the aggregate principal balance of the Senior Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if

     - the Trust has deposited with the Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Senior Notes as if the Indenture Default giving rise to that declaration had not occurred and
       (2) all amounts advanced by the Indenture Trustee and its costs and expenses, and

     - all Indenture Defaults -- other than the nonpayment of principal of the Senior Notes that has become due solely due to that acceleration -- have been cured or waived.

     If the Senior Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration. The Indenture Trustee may not, however, unless it is required to sell the Trust Estate under the Trust Agreement as a result of the bankruptcy or insolvency of the Transferor, sell the Trust Estate following an Indenture Default -- other than the occurrence of an Indenture Default described in the first two bullet points in the definition thereof -- unless

     - 100% of the Senior Noteholders consent thereto,

     - the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Securities, or

     - the Indenture Trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all payments on the Senior Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66 2/3% of the aggregate principal balance of the Senior Notes.

The Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Estate to pay interest on and principal of the Senior Notes on an ongoing basis. Any sale of the Trust Estate, other than a sale resulting from the bankruptcy, insolvency or termination of the Transferor, is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the Origination Trust or the Trust to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.


     In the event of a sale of the Trust Estate, either as a result of the bankruptcy or insolvency of the Transferor or following the occurrence of an Indenture Default under the circumstances described in the prior paragraph, at the direction of the Indenture Trustee or the Senior Noteholders, the proceeds of such sale, including available monies on deposit in the Reserve Fund, will be distributed first, to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; second, to the Administrative Agent for reimbursement of all outstanding Advances; third, to the Administrative Agent for amounts due in respect of unpaid Administration Fees; fourth, to the Senior Noteholders to pay due and unpaid interest -- including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the related Interest Rate; fifth, to the Reserve Fund for the payment of due and unpaid interest including any overdue interest and, to the extent permitted under applicable law, interest on


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


any overdue interest at the Subordinated Note Rate -- on the Subordinated Notes; sixth, to the Certificate Distribution Account for the payment of due and unpaid interest -- including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the Certificate Rate -- on the Certificates; seventh, to the holders of the Class A-1 Senior Notes to pay due and unpaid principal on the Class A-1 Senior Notes, eighth, to the holders of all other classes of Senior Notes to pay due and unpaid principal on those classes of Senior Notes, which shall be allocated to such classes of Senior Notes on a pro rata basis; ninth, ratably to the Subordinated Noteholder for amounts due and unpaid in accordance with the terms of the Subordinated Notes, which amounts shall be deposited into the Reserve Fund, and the Certificateholders for amounts due and unpaid in accordance with the terms of the Certificates; tenth, to the Transferor, in its capacity as Subordinated Noteholder, up to the amount deposited into the Reserve Fund in respect of the Subordinated Notes on or before the date of the preceding distributions; and eleventh, any remaining amounts shall be paid to the Transferor.


     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Senior Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of at least a majority of the aggregate principal balance of the Senior Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee. In addition, the holders of at least a majority of the aggregate principal balance of the Senior Notes may, in some cases, waive any default with respect to the Indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all holders of outstanding Senior Notes.

     No Senior Noteholder will have the right to institute any proceeding with respect to the Indenture unless:

     - that Senior Noteholder previously has given the Indenture Trustee written notice of a continuing Indenture Default,

     - Senior Noteholders holding not less than 25% of the aggregate principal balance of the Senior Notes have made written request of the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee,

     - the Senior Noteholder has offered the Indenture Trustee reasonable indemnity,

     - the Indenture Trustee has for 60 days failed to institute that proceeding, and

     - no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by Senior Noteholders holding a majority of the aggregate principal balance of the Senior Notes.

     Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Subordinated Note or a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Senior Notes or for the agreements of the Trust or the Trustee, in its capacity as trustee, contained in the Indenture.


     Certain Covenants


     Under the Indenture, the Trust will covenant that it will not

     - sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the Indenture, the Program Operating Lease and the other Basic Documents,

     - claim any credit on or make any deduction from the principal and interest payable in respect of the Senior Notes -- other than amounts withheld under the Code or applicable state law -- or assert any

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

       claim against any present or former Senior Noteholder because of the payment of taxes levied or assessed upon the Trust, or

     - permit (1) the validity or effectiveness of the Indenture to be impaired,
       (2) any person to be released from any covenants or obligations with respect to the Senior Notes under the Indenture except as may be expressly permitted thereby or (3) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust's assets or any part thereof, or any interest therein or the proceeds therefrom.


The Trust may not engage in any activities other than financing, acquiring, owning, leasing -- subject to the lien of the Indenture -- pledging and managing the SUBI Certificates as contemplated by the Indenture and the other Basic Documents. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Securities or otherwise in accordance with the Basic Documents.



     Replacement of the Indenture Trustee



     Senior Noteholders holding at least a majority of the aggregate principal balance of the Senior Notes may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Trust, and following that removal may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939, and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of "A" or better by each Rating Agency or be otherwise acceptable to each Rating Agency. Each Rating Agency must confirm that the appointment of the successor Indenture Trustee would not cause the then-current ratings on the Senior Notes and the Certificates to be qualified, reduced or withdrawn.


     The Indenture Trustee may resign at any time by so notifying the Trust, the Administrative Agent and each Rating Agency. The Trust will be required to remove the Indenture Trustee if the Indenture Trustee:

     - ceases to be eligible to continue as the Indenture Trustee,

     - is adjudged to be bankrupt or insolvent, or

     - otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee, or the failure of the Senior Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Trust will be required promptly to appoint a successor Indenture Trustee.


     Duties of Indenture Trustee



     Except during the continuance of an Indenture Default, the Indenture Trustee will


     - perform such duties and only such duties as are specifically set forth in the Indenture,

     - rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee that conform to the requirements of the Indenture, and

     - examine any such certificates and opinions that are specifically required to be furnished to the Indenture Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture.

Upon the continuance of an Indenture Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

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


     Compensation and Indemnity



     The Administrative Agent or the Administrator will


     - pay the Indenture Trustee from time to time reasonable compensation for its services,

     - reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee, and

     - indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys' fees and expenses, incurred by it in connection with the performance of its duties as Indenture Trustee.

The Indenture Trustee will not be indemnified by the Administrator against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee will not be liable

     - for any error of judgment made by it in good faith, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts,

     - with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Senior Noteholders in accordance with the terms of the Indenture, and

     - for interest on any money received by it except as the Indenture Trustee and the Trust may agree in writing.

The Indenture Trustee will not be deemed to have knowledge of any event unless an officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the Indenture.


     Access to Senior Noteholder Lists



     If Definitive Notes are issued in the limited circumstances set forth in "Additional Information Regarding the Securities -- Definitive Notes", or the Indenture Trustee is not the Senior Note Registrar, the Trust will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Senior Noteholders (a) as of each Record Date, within five days thereafter and (b) as of not more than ten days before the time that list is furnished, within 30 days after receipt by the Trust of a written request for the list.



     Annual Compliance Statement



     The Trust will be required to file an annual written statement with the Indenture Trustee certifying the fulfillment of its obligations under the Indenture.



     Satisfaction and Discharge of Indenture



     The Indenture will be discharged with respect to the collateral securing the Senior Notes upon the delivery to the Indenture Trustee for cancellation of all of the Senior Notes or, with some limitations -- including receipt of certain opinions with respect to tax matters -- upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Senior Notes, including interest, and any fees due and payable to the Owner Trustee or the Indenture Trustee.


The Trust Agreement


     Authority and Duties of the Owner Trustee



     The Owner Trustee will administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Trust with respect to the Notes, in accordance with the Trust Agreement and the other Basic Documents.

     Subject to the rights of the Indenture Trustee under the Indenture, the Transferor, as holder of the Transferor Certificate, may, by written instruction, direct the Owner Trustee in the administration of the Trust; provided that such instruction shall not, as evidenced by an opinion of counsel, materially adversely affect any Senior Noteholder or Certificateholder. The Owner Trustee will not be required to follow any such instruction if it reasonably determines or is advised by counsel that so doing is likely to result in liability to the Owner Trustee, contrary to the terms of the Trust Agreement or any other Basic Document or any obligation of the Owner Trustee or the Trust, or unlawful.

     The Owner Trustee will not be required to perform any of the obligations of the Trust under the Trust Agreement or the other Basic Documents that are required to be performed by


     - the Administrative Agent under the Administration Agreement or the SUBI Trust Agreement;


     - the Administrator under the Trust Agreement, the Trust Administration Agreement or the Indenture;


     - the Transferor under the SUBI Certificate Transfer Agreement or the Program Operating Lease; or


     - the Indenture Trustee under the Indenture.


     Restrictions on Actions by Owner Trustee



     The Owner Trustee may not:


     - initiate or settle any claim or lawsuit involving the Trust, unless brought by the Administrative Agent to collect amounts owed under a Specified Lease;

     - amend the Indenture by a supplemental indenture where Senior Noteholder consent is required;

     - amend the Indenture by supplemental indenture where Senior Noteholder consent is not required if such amendment materially adversely affects the Certificateholders; or

     - amend any Basic Document other than the Trust Agreement if such amendment materially adversely affects the Certificateholders;

unless (1) the Owner Trustee provides 30 days' written notice thereof to the Certificateholders and each Rating Agency and (2) Certificateholders holding at least 25% of the aggregate principal balance of the Certificates do not object in writing to any such proposed amendment within 30 days of that notice.


     Actions by Certificateholders and Owner Trustee with Respect to Certain Matters



     The Owner Trustee may not, except upon the occurrence of an Administrative Agent Default subsequent to the payment in full of the Senior Notes and in accordance with the written directions of Certificateholders holding 66 2/3% of the aggregate principal balance of the Certificates, remove the Administrative Agent with respect to the SUBI Assets or appoint a successor Administrative Agent with respect thereto. However, the Owner Trustee will not be required to follow any directions of the Certificateholders if doing so would be contrary to any obligation of the Owner Trustee or the Trust. The Owner Trustee may not sell the Vehicle SUBI Certificate or assign its interest in the Lease SUBI Certificate except in the event of the bankruptcy or dissolution of the Trust or the Transferor, or upon an Indenture Default -- and in any event unless the Owner Trustee has properly foreclosed on the Lease SUBI. Upon any such sale of the Vehicle SUBI Certificate or the assignment of the Lease SUBI Certificate, the applicable Vehicle SUBI Assets and Lease SUBI Assets will be distributed to the purchaser thereof and will no longer constitute Origination Trust Assets, and the Specified Vehicles may be retitled as directed by that purchaser.


     The right of the Transferor or the Certificateholders to take any action affecting the Trust Estate will be subject to the rights of the Indenture Trustee under the Indenture.


     Resignation and Removal of the Owner Trustee



     The Owner Trustee may resign at any time upon written notice to the Administrator, the Administrative Agent, the Transferor, the Indenture Trustee and the Certificateholders, whereupon the Transferor will be obligated to appoint a successor Owner Trustee. The Transferor or Certificateholders holding at least a majority of the aggregate principal balance of the Certificates may remove the Owner Trustee if the Owner Trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the Owner Trustee, the Transferor will appoint a successor Owner Trustee. The Transferor will be required to deliver written notice to each Rating Agency of any resignation or removal of the Owner Trustee.

     The Owner Trustee and any successor thereto must at all times:

     - be able to exercise corporate trust powers;

     - be subject to supervision or examination by federal or state authorities;

     - have a combined capital and surplus of at least $50 million; and

     - have a long-term debt rating of "A" or better by each Rating Agency or be otherwise acceptable to each Rating Agency.

Each Rating Agency must also confirm that the appointment of the successor Owner Trustee would not cause the then-current ratings of the Senior Notes or the Certificates to be qualified, reduced or withdrawn. Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet these eligibility requirements.


     Termination





     The Trust Agreement will terminate upon (a) the final distribution of all funds or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the final distribution on the Subordinated Notes and the Certificates pursuant to the Trust Agreement, (b) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Transferor or (c) an Optional Purchase by the Transferor. Upon termination of the Trust Agreement pursuant to clause (b) above, the Owner Trustee will direct the Indenture Trustee to sell the Trust Estate, other than amounts on deposit in the Distribution Accounts, in a commercially reasonable manner and on commercially reasonable terms. The Indenture Trustee will apply the proceeds of that sale to pay amounts owed to the Indenture Trustee and interest on and principal of the Securities in accordance with the terms of the Indenture. See "-- The Indenture -- Remedies".



     Liabilities and Indemnification



     The Transferor, as holder of the Transferor Certificate and the Subordinated Notes, will be directly liable for any claims against the Trust -- other than payment of principal of and interest on the Securities -- as if the Trust were a partnership and the Transferor were a general partner thereof. The Transferor, in that capacity, will indemnify the Owner Trustee for any expenses incurred by the Owner Trustee in the performance of its duties under the Trust Agreement. The Transferor will not be entitled to make any claim upon the Trust Estate for the payment of any such liabilities or indemnified expenses. The Transferor will not indemnify the Owner Trustee for expenses resulting from the willful misconduct, bad faith or negligence of the Owner Trustee, or for the inaccuracy of any representation or warranty of the Owner Trustee in the Trust Agreement. The Owner Trustee will not be liable for:


     - any error in judgment of an officer of the Owner Trustee,

     - any action taken or omitted to be taken in accordance with the instructions of any Certificateholder, the Indenture Trustee, the Transferor or the Administrative Agent,

     - the interest on or principal of the Securities, or

     - the default or misconduct of the Administrator, the Administrative Agent, the Transferor or the Indenture Trustee.

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


     The Subordinated Notes



     The Subordinated Notes will be issued to the Transferor pursuant to the Trust Agreement, pledged by the Transferor to the Trust and held by the Indenture Trustee during the term of the Indenture as part of the Trust Estate pledged to the Indenture Trustee. The Subordinated Notes will be subordinated in right of payment to the Senior Notes to the extent described herein. See "Additional Information Regarding the Securities -- Payments on the Securities" and "Security for the Securities -- The Subordinated Notes". If a default occurs with respect to the Trust's obligations under the Subordinated Notes while the Senior Notes are outstanding, the Subordinated Noteholder will not be permitted to declare the principal balance of the Subordinated Notes to be immediately due and payable.


The SUBI Trust Agreement

     The SUBIs, Other SUBIs and the UTI


     The UTI Beneficiaries are the initial beneficiaries of the Origination Trust. The UTI Beneficiaries may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Origination Trustee, in trust, Origination Trust Assets. The UTI Beneficiaries will hold the UTI, which represents a beneficial interest in all Origination Trust Assets except for (a) any Origination Trust Assets allocated to Other SUBIs ("Other SUBI Assets") and (b) the SUBI Assets (those Origination Trust Assets to be referred to as the "UTI Assets"). The UTI Beneficiaries may in the future pledge the UTI as security for obligations to third-party lenders and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described in this prospectus. Each holder or pledgee of the UTI will be required to expressly waive any claim to the Origination Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Origination Trust Assets in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be required to expressly waive any claim to the Origination Trust Assets, except for the related Other SUBI Assets, and to fully subordinate those claims to the Origination Trust Assets or any other SUBI in the event that waiver is not given effect. Except under the limited circumstances described under "Additional Legal Aspects of the Origination Trust and the SUBIs -- The SUBIs" and "-- The SUBIs, Other SUBIs and the UTI", the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Any Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments in respect of, or pay expenses relating to, the SUBIs, the UTI or any Other SUBI.



     Each Other SUBI will be created pursuant to a supplement to the Origination Trust Agreement (each, an "Other SUBI Supplement"), which will amend the Origination Trust Agreement only with respect to the Other SUBI or Other SUBIs to which it relates. The SUBI Supplement will amend the Origination Trust Agreement only as it relates to the SUBIs and no Other SUBI Supplement will amend the Origination Trust Agreement as it relates to the SUBIs.


     All Origination Trust Assets, including the SUBI Assets, will be owned by the Origination Trustee on behalf of the beneficiaries of the Origination Trust. The SUBI Assets will be segregated from the rest of the Origination Trust Assets on the books and records of the Origination Trustee and the Administrative Agent, and the holders of other beneficial interests in the Origination Trust -- including the UTI and any Other SUBIs -- will have no rights in or to the SUBI Assets. Liabilities of the Origination Trust will be respectively allocated to the SUBI Assets, the UTI Assets and Other SUBI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all Origination Trust Assets if incurred with respect to the Origination Trust Assets generally.

     Special Obligations of the UTI Beneficiaries

     The UTI Beneficiaries will be jointly and severally liable for all debts and obligations arising with respect to the Origination Trust Assets or the operation of the Origination Trust, except that their liability with respect to any pledge of the UTI and any assignee or pledgee of a SUBI or a SUBI Certificate or any Other SUBI or Other SUBI Certificate shall be as set forth in the financing documents relating thereto. To the extent the UTI Beneficiaries pay or suffer any liability or expense with respect to the Origination Trust Assets

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

or the operation of the Origination Trust, the UTI Beneficiaries will be indemnified, defended and held harmless out of the assets of the Origination Trust against any such liability or expense, including reasonable attorneys' fees and expenses.

     Origination Trustee Duties and Powers; Fees and Expenses

     Under the SUBI Trust Agreement, the Origination Trustee will be required to
(a) apply for and maintain, or cause to be applied for and maintained, all licenses, permits and authorizations necessary or appropriate to accept assignments of the Specified Leases and the Specified Vehicles and to carry out its duties as Origination Trustee and (b) when required by applicable state law or administrative practice, file, or cause to be filed, applications for certificates of title as are necessary or appropriate so as to cause the Origination Trust or the Origination Trustee on behalf of the Origination Trust to be recorded as the owner or holder of legal title of record to the Specified Vehicles. In carrying out these duties, the Origination Trustee will be required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

     The Origination Trustee may be replaced by the UTI Beneficiaries, acting together, if it ceases to be qualified in accordance with the terms of the SUBI Trust Agreement, or if certain representations and warranties made by the Origination Trustee therein prove to have been materially incorrect when made or in the event of certain events of bankruptcy or insolvency of the Origination Trustee.

     The Origination Trustee will make no representations as to the validity or sufficiency of the SUBIs, the SUBI Certificates, or the Retained SUBI Certificates -- other than the execution and authentication of the SUBI Certificates and the Retained SUBI Certificates -- or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiaries or the Administrative Agent and will not be accountable for the use or application by any owners of beneficial interests in the Origination Trust Assets of any funds paid in respect of the Origination Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to the SUBIs, any Other SUBI and the UTI. The Origination Trustee will not independently verify the Specified Leases or the Specified Vehicles. The duties of the Origination Trustee will generally be limited to the acceptance of assignments of Leases, the titling of Vehicles in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust, the creation of the SUBIs, Other SUBIs and the UTI, the creation of the SUBI Collection Account and the Residual Value Surplus Account and the receipt of the various certificates, reports or other instruments required to be furnished to the Origination Trustee under the SUBI Trust Agreement, in which case the Origination Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.

     The Origination Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiaries, the Administrative Agent or the holders of a majority in interest in the SUBIs, unless such party or parties have offered to the Origination Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Origination Trustee, will be a reimbursable expense of the Origination Trustee.

     The Origination Trustee may enter into one or more agreements with such person or persons, including without limitation any affiliate of the Origination Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiaries. The Origination Trustee has engaged U.S. Bank as Trust Agent. Under the SUBI Trust Agreement, the Trust Agent shall perform each and every obligation of the Origination Trustee under the SUBI Trust Agreement.

     Indemnity of Trustee and Trust Agents

     The Origination Trustee and each Trust Agent will be indemnified and held harmless out of and to the extent of the Origination Trust Assets with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation (collectively, a "Loss"), arising out of or incurred in connection with (a) any of the Origination Trust Assets, including without limitation any Loss relating to Leases or Vehicles, any personal injury or property damage claims arising with respect to any such Vehicle or any Loss relating to any tax arising with respect to any Origination Trust Asset, or (b) the Origination Trustee's or the Trust Agent's acceptance or performance of the trusts and duties contained in the SUBI Trust Agreement. Notwithstanding the foregoing, neither the Origination Trustee nor any Trust Agent will be indemnified or held harmless out of the Origination Trust Assets as to such a Loss:

     - for which Ryder shall be liable under the Administration Agreement,

     - incurred by reason of the Origination Trustee's or that Trust Agent's willful misfeasance, bad faith or negligence, or

     - incurred by reason of the Origination Trustee's or that Trust Agent's breach of its respective representations and warranties made in the SUBI Trust Agreement or the Administration Agreement.

     Termination


     The Origination Trust will dissolve and the obligations and responsibilities of the UTI Beneficiaries and the Origination Trustee will terminate upon the later to occur of the full payment of all amounts owed under the Origination Trust Agreement, the Trust Agreement and the Indenture or under any financing in connection with an Other SUBI.


     Trust as Third-Party Beneficiary


     As the holder of the Vehicle SUBI Certificate and the SUBI Interest evidenced thereby and a pledgee of the Lease SUBI Certificate and the SUBI Interest evidenced thereby, the Trust will be a third-party beneficiary of the SUBI Trust Agreement. Therefore, the Trust may, and, upon the direction of holders of Senior Notes and Certificates holding at least 51% of the aggregate unpaid principal balance of the Senior Notes and Certificates, unless a higher percentage is required by either the Trust Agreement or the Indenture, voting together as a single class, will, exercise any right conferred by the SUBI Trust Agreement upon a holder of any interest in the SUBIs. However, during the term of the Indenture, the Trust will pledge the Lease SUBI Certificate to the Indenture Trustee and any action with respect to the SUBIs must be approved by the Senior Noteholders in such percentage as required by the Indenture. See
"-- Miscellaneous Provisions -- Amendment Provisions".


The Administration Agreement

     General


     Under the Administration Agreement, the Administrative Agent will perform on behalf of the Origination Trust all of the obligations of the lessor under the Specified Leases, including, but not limited to, collecting and processing payments, responding to inquiries of Obligors, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Expired Vehicles or Default Vehicles, overseeing the Specified Leases, commencing legal proceedings to enforce Specified Leases and servicing the Specified Leases, including accounting for collections, furnishing monthly and annual statements to the Origination Trustee with respect to distributions and generating federal income tax information. In this regard, the Administrative Agent will make reasonable efforts to collect all amounts due on or in respect of the Specified Leases and, in a manner consistent with the Administration Agreement, will be obligated to service the Specified Leases generally in accordance with the customary and usual procedures of institutions that service truck, tractor and trailer leases and, to the extent more exacting, the procedures used by the Administrative Agent in respect of truck, tractor and trailer leases serviced by it for its own account. Payments made in respect of the Maintenance Component will be retained by or remitted to the Maintenance Provider as compensation for providing maintenance and other specified services to the Specified Vehicles, and will not be available to make Program Operating Lease Payments or to make payments on the Senior Notes, the

Subordinated Notes or the Certificates. See "Ryder -- Lease
Payments -- Calculation of the Financial Component". The Trust will be a third-party beneficiary of the Administration Agreement.


     The Administration Agreement will require the Administrative Agent to obtain all licenses and make all filings required to be held or filed by the Origination Trust in connection with the ownership of the Specified Leases and the Specified Vehicles and take all necessary steps to maintain evidence of the Origination Trust's ownership on the certificates of title to the Specified Vehicles.

     The Administrative Agent will be responsible for filing all periodic sales and use tax or property, real or personal, tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a business trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Origination Trustee or the Origination Trust.

     Custody of Lease Documents and Certificates of Title


     To reduce administrative costs and ensure uniform quality in the servicing of the Specified Leases and Ryder's own portfolio of leases, the Origination Trustee will appoint the Administrative Agent as its agent, bailee and custodian of the Specified Leases, the certificates of title relating to the Specified Vehicles, the insurance policies and insurance records and other documents related to the Specified Leases and the related Obligors and Specified Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the Administrative Agent, including Leases and Vehicles which are not part of the SUBI Assets. The accounting records and computer systems of Ryder will reflect the allocation of the Specified Leases and Specified Vehicles to the SUBIs, and the interest of the holders of the SUBI Certificates therein. UCC financing statements reflecting certain interests in the Specified Leases will be filed as described under "Additional Legal Aspects of the Specified Leases and Specified
Vehicles -- Back-up Security Interests".


     Collections

     General. Under the Administration Agreement, except as otherwise permitted under the Monthly Remittance Condition and described under "--Monthly Remittance Condition", the Administrative Agent will deposit Collections received into the SUBI Collection Account within two Business Days of processing. "Collections" with respect to any Collection Period will include all net collections collected or received in respect of the SUBI Assets during the three Monthly Periods comprising that Collection Period that are allocable to the Program Operating Lease or the Securities, including:


     - Financial Component payments and Partial Financial Component Payments made by Obligors, net of Daily Advance Reimbursements;


     - Reallocation Payments made by the Administrative Agent;

     - Sales Proceeds other than Residual Value Surplus, Termination Proceeds, Casualty Proceeds and Insurance Proceeds;

     - Termination Value Payments; and

     - payments by the Administrative Agent of the Securitization Value of certain Specified Leases before the Maturity Dates of such Specified Leases and certain Expired Vehicles, as described in this prospectus under "-- Purchase of Specified Vehicles Before their Maturity Dates" and "-- Purchase of Expired Vehicles".

     Monthly Remittance Condition. The Administration Agreement will require the Administrative Agent to make all deposits of Collections received on or in respect of the Specified Leases and the Specified Vehicles to be deposited into the SUBI Collection Account on the second Business Day following processing thereof. However, so long as the Monthly Remittance Condition is satisfied, the Administrative Agent may retain such amounts received during a Monthly Period until the second day following that Monthly Period. The "Monthly Remittance Condition" will be satisfied if (a)(1) Ryder is the Administrative Agent, (2)
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Ryder's short-term debt is rated in the highest rating category, or is otherwise acceptable to, each Rating Agency and (3) no Administrative Agent Default has occurred or (b)(1) the Administrative Agent obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the SUBI Collection Account and (2) the Trustees are provided with confirmation from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on the Senior Notes or the Certificates. Pending deposit into the SUBI Collection Account, Collections may be used by the Administrative Agent at its own risk and for its own benefit and will not be segregated from its own funds.

     Net Deposits. For so long as Ryder is the Administrative Agent, the Administrative Agent will be permitted to deposit into the SUBI Collection Account only the net amount distributable to the Trust, as holder of the Vehicle SUBI Certificate, on the related Deposit Date. The Administrative Agent will, however, account to the Trust, the Trustees and the Senior Noteholders and Certificateholders as if all of the deposits and distributions described herein were made individually. This provision has been established for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts for the benefit of the Securityholders.

     Payment of the Maintenance Component to the Maintenance Provider. During each Collection Period, the Maintenance Component payment, to the extent available, will be allocated and retained by or paid to the Maintenance Provider. Payments on the Specified Leases will be allocated pro rata using the Financial Component and the Maintenance Component thereof.

     Financial Component Payments. If an Obligor makes a monthly payment equal to the Total Monthly Payment billed with respect to all Vehicles leased by that Obligor for the related Monthly Period, which may include one or more Specified Vehicles as well as one or more Vehicles allocated to the UTI or one or more Other SUBIs (collectively, "Obligor Vehicles"), the Administrative Agent will deposit into the SUBI Collection Account the entire Financial Component relating to the Specified Vehicles leased by that Obligor. If an Obligor makes a monthly payment of less than the Total Monthly Payment billed in respect of a Specified Vehicle or in respect of all Obligor Vehicles for that Monthly Period, the Administrative Agent will deposit into the SUBI Collection Account a pro rata share of the total amount paid (the "Partial Financial Component Payment") determined by multiplying the total amount paid by a percentage equal to the Financial Component due divided by the Total Monthly Payment due.

     Sales Proceeds and Termination Proceeds

     Under the Administration Agreement, the Administrative Agent, on behalf of the Trust, will sell or otherwise dispose of Specified Vehicles:

     - related to Specified Leases that have reached their respective Maturity Dates, or as to which the Annual Termination Option was exercised but an amount equal to the related Termination Value Payment was not paid (each, an "Expired Vehicle"),

     - related to Default Termination Leases (each, a "Defaulted Vehicle"), and

     - under the circumstances described under "-- Purchase of Specified Vehicles Before their Maturity Dates".

In connection with the sale or other disposition of an Expired Vehicle or a Defaulted Vehicle, within two Business Days of processing, the Administrative Agent will deposit into the SUBI Collection Account all Sales Proceeds from Specified Vehicles received during the related Collection Period. On each Deposit Date, the Administrative Agent will cause the Origination Trustee, acting through the Trust Agent, to transfer any Residual Value Surplus to the Residual Value Surplus Account. Any payment received from the related Obligor in respect of the Termination Value of the related Specified Vehicle will be deposited into the SUBI Collection Account.

     "Disposition Expenses" will mean expenses and other amounts reasonably incurred by the Administrative Agent in connection with the sale or other disposition of an Expired Vehicle or a Defaulted Vehicle, including

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but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the Administrative Agent:

     - as a deduction from Sales Proceeds, Termination Proceeds and Casualty Proceeds, and

     - in the case of Disposition Expenses relating to the sale of Vehicles, from amounts on deposit in the Residual Value Surplus Account.

     "Residual Value Losses" in respect of a Collection Period will mean the amount by which the Sales Proceeds from the sale of Specified Vehicles, excluding any Insurance Proceeds, during that Collection Period are less than the aggregate Securitization Values of the related Specified Leases.

     "Residual Value Surplus" will mean the amount, if any, by which the Sales Proceeds of any Expired Vehicle, excluding any amounts paid by an Obligor or any Casualty Proceeds, exceed the Securitization Value of the related Specified Lease as of the effective date of termination of that Specified Lease.

     "Sales Proceeds" with respect to any Expired Vehicle or Defaulted Vehicle will mean all proceeds received from the sale or other disposition of that Vehicle, including any applicable Insurance Proceeds, less all applicable Disposition Expenses and, in the case of an Expired Vehicle, any outstanding Sales Proceeds Advances.

     "Termination Proceeds" with respect to any Defaulted Vehicle will mean an amount equal to the sum of (1) any payment received from the related Obligor in respect of the Termination Value of Vehicle and (2) the Sales Proceeds.


     Purchase of Specified Vehicles Before their Maturity Dates


     The Administrative Agent will be required to purchase or cause to be purchased a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that Specified Lease as of the effective date of termination if:

     - that Specified Lease becomes a Casualty Termination Lease and, pursuant to that Specified Lease, the Administrative Agent is responsible for paying for the loss or theft of or damage to that Specified Vehicle;

     - the Administrative Agent (1) agrees with the Obligor to a change in the lease rates applicable to that Specified Vehicle and that change results in a change in the Residual Value and/or the Lease Term or (2) invoices the Obligor for a material mileage surcharge under that Specified Lease for that Specified Vehicle;

     - at the request of the Obligor, the Administrative Agent permits that Obligor to (1) terminate that Specified Lease other than through the exercise of the Annual Termination Option or (2) reduce or delay payments due in respect of the Financial Component of that Specified Lease;

     - that Obligor exercises the Annual Termination Option or that Specified Lease becomes a Default Termination Lease and the Administrative Agent
       (1) releases the Obligor from its obligation to purchase that Specified Vehicle for its Termination Value or (2) neither demands that the Obligor so purchase that Specified Vehicle nor offers a termination or default settlement to the Obligor for that Specified Vehicle; or

     - that Obligor exercises the Annual Termination Option or that Specified Lease becomes a Default Termination Lease and that Specified Lease has been amended to eliminate the Obligor's obligation to thereupon purchase that Specified Vehicle for its Termination Value.

     The Administrative Agent will be required to purchase a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that Specified Lease as of the effective date of termination if the related Obligor desires to change the domicile of or title to a Vehicle subject to a Lease and that change would result in (a) the Origination

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

Trust doing business in a jurisdiction in which it is not then qualified and licensed or (b) significant transfer expenses not paid by the Obligor, including without limitation the imposition of any transfer tax. In addition, the Administrative Agent may, but will not be required to, purchase or cause to be purchased a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that Specified Lease as of the effective date of termination if (a) the Administrative Agent exercises the Annual Termination Option, including, without limitation, if the related Obligor rejects an increase in the Maintenance Component when the current Maintenance Component provides the Maintenance Provider with below average service margins or (b) the Administrative Agent elects to purchase that Specified Vehicle for any other administrative or commercial reason (each, a "Special Event Purchase"). Notwithstanding the foregoing, Special Event Purchases may only be made with respect to Specified Vehicles having an aggregate initial Securitization Value of no more than 10% of the Initial Securities Balance in the aggregate over the term of the Securities, and with respect to no more than 5% of the Initial Securities Balance in any calendar year.

     "Insurance Proceeds" will include recoveries under any insurance policy or rights thereunder or proceeds therefrom, including any self-insurance and also including the Contingent and Excess Liability Insurance, and any vehicle liability insurance policy required to be obtained and maintained by the Administrative Agent or the related Obligors pursuant to the Specified Leases, and amounts paid by any insurer under any other insurance policy relating to the Specified Leases or the related Obligors or Specified Vehicles.


     Purchase of Expired Vehicles



     The Administrative Agent may purchase an Expired Vehicle at any time. With respect to the related Specified Lease, in the event that


     - no Sales Proceeds Advance has been made, the purchase price will equal the Securitization Value of that Specified Lease as of the date of expiration, and

     - a Sales Proceeds Advance has been made,

no additional amounts need be remitted by the Administrative Agent; however, the Administrative Agent will relinquish all rights to reimbursement of that Sales Proceeds Advance.


     Casualty Proceeds



     If an Obligor is responsible for paying for damage to a Specified Vehicle relating to a Casualty Termination Lease, the Administrative Agent will remit to the SUBI Collection Account, within two Business Days of processing, an amount equal to the sum of


     - all Insurance Proceeds received in respect of damage to that Specified Vehicle (the "Insurance Casualty Proceeds"), and

     - any proceeds received from the sale of that Specified Vehicle at salvage, net of any applicable Disposition Expenses (the "Salvage Casualty Proceeds", and together with the Insurance Casualty Proceeds, the "Casualty Proceeds").

All Casualty Proceeds will be deposited in the SUBI Collection Account.

     In the event that a Specified Lease becomes a Casualty Termination Lease and that Specified Lease requires the Administrative Agent to be responsible for all loss or theft of or damage to the related Specified Vehicle, the Administrative Agent will remit to the SUBI Collection Account an amount equal to the Securitization Value of that Casualty Termination Lease as of the effective date of casualty.

     Extensions

     The Administration Agreement will provide that no extensions of a Specified Lease may be granted, except that for operational and administrative purposes, the Administrative Agent may, on behalf of the Trust, delay or accelerate the Maturity Date of a Specified Lease by as much as 45 days.

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     Notification of Liens and Claims

     The Administrative Agent will be required to notify as soon as practicable the Transferor -- in the event that Ryder is not acting as the Administrative Agent, the Indenture Trustee and the Origination Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Transferor or the Origination Trust in any Specified Lease or Specified Vehicle. When the Administrative Agent becomes aware of any such lien or claim with respect to any Specified Lease or Specified Vehicle, it will take whatever action it deems reasonably necessary to cause that lien or claim to be removed.

     Advances

     On each Deposit Date, the Administrative Agent will be obligated to make, by deposit into the SUBI Collection Account, a Financial Component Advance in respect of the unpaid Financial Component of certain Specified Vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of Specified Leases relating to certain Expired Vehicles. An "Advance" refers to either a Financial Component Advance or a Sales Proceeds Advance. The Administrative Agent will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments or collections on the related Specified Lease or Specified Vehicle or otherwise. In making Advances, the Administrative Agent will assist in maintaining a regular flow of scheduled payments on the Specified Leases and, accordingly, in respect of the Program Operating Lease and the Senior Notes, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the Administrative Agent, without interest, as described in this prospectus.

     Financial Component Advances. If an Obligor makes a monthly payment that is less than the Total Monthly Payment billed with respect to all Obligor Vehicles for the related Monthly Period, but the payment made is greater than or equal to the Fixed Charge for all Obligor Vehicles, the Administrative Agent will advance the entire difference between (a) the amount of the Financial Component due and (b) the Partial Financial Component Payment (each, a "Full Financial Component Advance").

     If an Obligor makes a monthly payment that is less than the Total Monthly Payment billed with respect to all Obligor Vehicles for the related Monthly Period, and the payment made is less than the Fixed Charge for all Obligor Vehicles, the Administrative Agent will advance an amount equal to (a)(1) the actual Obligor payment, multiplied by (2) a percentage equal to (A) the actual Obligor payment divided by (B) the Fixed Charge for all Obligor Vehicles, less
(b) the Partial Financial Component Payment (each, a "Partial Financial Component Advance"). Notwithstanding the foregoing, the total amount paid shall not exceed the total amount of the Financial Component due for the related Monthly Period.


     The Administrative Agent will be entitled to reimbursement of all Partial Financial Component Advances and all Full Financial Component Advances (collectively, "Financial Component Advances"). The Administrative Agent will offset, on an ongoing basis, from amounts collected or received in respect of the SUBI Assets, an amount to repay Financial Component Advances where a Financial Component Advance amount has been recovered in a subsequent payment made by the related Obligor of the Total Monthly Payment due, or the Financial Component Advance has been outstanding for at least 180 days after the due date of the invoice in respect of which such Financial Component Advance was made (collectively, "Daily Advance Reimbursements").


     Sales Proceeds Advances. If, during a Collection Period, the Administrative Agent has not sold a Specified Vehicle that became an Expired Vehicle during that Collection Period, on the related Deposit Date the Administrative Agent will advance the Securitization Value of the related Specified Lease to the Trust (each, a "Sales Proceeds Advance").

     After the Administrative Agent makes a Sales Proceeds Advance for an Expired Vehicle, the Trust will have no claim against or interest in that Expired Vehicle or any Sales Proceeds resulting from its sale or other disposition except with respect to Residual Value Surplus. If the Administrative Agent sells an Expired Vehicle after making a Sales Proceeds Advance, the Trust will retain the Sales Proceeds Advance and the

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

Administrative Agent will retain the Sales Proceeds up to the Securitization Value of the related Specified Lease, and will deposit the Residual Value Surplus into the SUBI Collection Account, which will be transferred on the related Deposit Date to the Residual Value Surplus Account.

     If the Administrative Agent has not sold an Expired Vehicle within 270 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance from the SUBI Collection Account. Within six months of receiving that reimbursement, if the related Specified Vehicle has not been sold, the Administrative Agent shall cause that Specified Vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that Specified Vehicle to the SUBI Collection Account.

     Insurance on the Specified Vehicles


     Each Specified Lease will indicate whether Ryder or the related Obligor will be required to maintain in full force and effect during the related Lease Term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related Specified Vehicle and naming the Origination Trustee, on behalf of the Origination Trust, as loss payee. Additionally, either Ryder or the related Obligor will be required to maintain vehicle liability insurance in amounts equal to the greater of the amount prescribed by applicable state law or industry standards as set forth in the related Specified Lease, naming the Origination Trust or the Origination Trustee, on behalf of the Origination Trust, as an additional insured. Because Obligors may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If an Obligor fails to obtain or maintain the required insurance, the related Specified Lease will be in default and the Administrative Agent may either obtain insurance on behalf of, and at the expense of, the Lessee or deem the related Lease in default. In that event, it is the practice of the Administrative Agent to repossess the related Specified Vehicle.



     Ryder does not require Obligors to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on the Specified Leases on behalf of the Obligors in the event of disability or death. To the extent that this type of insurance coverage is obtained on behalf of an Obligor, payments received in respect of the coverage may be applied to payments on the related Specified Lease to the extent that the Obligor's beneficiary chooses to do so.


     Realization Upon Charged-Off Specified Leases

     The Administrative Agent will use commercially reasonable efforts to repossess and liquidate Defaulted Vehicles. Such liquidation may be effected through repossession of that Defaulted Vehicles and their disposition through sale, or the Administrative Agent may take any other action permitted by applicable law. The Administrative Agent may enforce all rights of the lessor under the related Default Termination Lease, sell that Defaulted Vehicle in accordance with such Default Termination Lease and commence and pursue any proceedings in connection with such Default Termination Lease. In connection with any such repossession, the Administrative Agent will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in the servicing of full-service operating truck, tractor and trailer leases, and in each case in compliance with applicable law, and to the extent more exacting, the practices and procedure used by the Administrative Agent in respect of any leases serviced by it for its own account. The Administrative Agent will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Specified Vehicles will constitute Termination Proceeds and will be deposited into the SUBI Collection Account. To the extent not otherwise covered by Sales Proceeds or Termination Proceeds, the Administrative Agent will be entitled to reimbursement of all Disposition Expenses from amounts on deposit in the Residual Value Surplus Account upon presentation to the Indenture Trustee of an officer's certificate of the Administrative Agent. Collections in respect of a Collection Period will include all Sales Proceeds and Termination Proceeds collected during that Collection Period.

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     Administrative Agent Records, Determinations and Reports

     The Administrative Agent will retain or cause to be retained all data -- including, without limitation, computerized records, operating software and related documentation -- relating directly to or maintained in connection with the servicing of the Specified Leases. Upon the occurrence and continuance of an Administrative Agent Default and termination of the Administrative Agent's obligations under the Administration Agreement, the Administrative Agent will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Specified Leases to a successor servicer.


     The Administrative Agent will perform some monitoring and reporting functions on behalf of the Transferor, the Trust, the Trustees and the Senior Noteholders, including the preparation and delivery to the Indenture Trustee, the Origination Trustee and each Rating Agency, on or before each Determination Date, of a quarterly certificate setting forth all information necessary to make all distributions required in respect of the related Collection Period, and the preparation and delivery of quarterly statements setting forth the information described under "Additional Information Regarding the Securities -- Statements to Senior Noteholders", and an annual officer's certificate specifying the occurrence and status of any Administrative Agent Default.


     Evidence as to Compliance

     Under the Administration Agreement, on or before April 30 of each year, beginning April 30, 2000, a firm of nationally recognized independent accountants will furnish the Trust with a statement as to compliance by the Administrative Agent during the preceding 12 months ended December 31 -- or since the Closing Date in the case of the first such statement.

     The Administration Agreement will also provide for the delivery to the Trust, on or before April 30 of each year, beginning April 30, 2000, of a certificate, signed by an officer of the Administrative Agent, stating that there has been no Administrative Agent Default during the preceding 12 months ended
December 31 -- or since the Closing Date in the case of the first such certificate -- or, if there has been any Administrative Agent Default, describing each such default.

     Copies of such statements and certificates may be obtained by Senior Noteholders or Senior Note Owners by a request in writing addressed to the Indenture Trustee or the Owner Trustee, as the case may be, at the related Corporate Trust Office.

     Servicing Compensation

     The Administrative Agent will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets under the Administration Agreement. The Administrative Agent will be entitled to receive a fee in respect of the SUBI Assets allocable to the SUBI Interest and the Retained SUBI Interest equal to, for each month in the related Collection Period (each, a "Monthly Period"), one-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all Specified Leases as of the first day of that Monthly Period (the "Administration Fee"). The Administration Fee will be payable on each Payment Date in respect of the three Monthly Periods comprising the related Collection Period and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

     The Administrative Agent will also be entitled to additional compensation in the form of expense reimbursement, administrative fees or similar charges paid with respect to the Specified Leases including any late payment fees now or later in effect. The Administrative Agent will pay all expenses incurred by it in connection with its servicing and administration activities under the Administration Agreement and will not be entitled to reimbursement of such expenses, except to the extent such expenses constitute Disposition Expenses.

     The Administration Fee will compensate the Administrative Agent for performing the functions of a third party servicer of the Specified Leases as an agent for the Origination Trust under the Administration Agreement, including collecting and processing payments, responding to inquiries of Obligors, investigating
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delinquencies, sending payment statements, paying costs of the sale or other disposition of Expired Vehicles and Defaulted Vehicles, overseeing the SUBI Assets and administering the Specified Leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Origination Trustee with respect to distributions and generating federal income tax information.

     Administrative Agent Resignation and Termination

     The Administrative Agent may not resign from its obligations and duties under the Administration Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor administrative agent has assumed the Administrative Agent's obligations under the Administration Agreement. The Administrative Agent may not assign the Administration Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Administration Agreement.

     The rights and obligations of the Administrative Agent under the Administration Agreement may be terminated following the occurrence and continuance of an Administrative Agent Default, as described under "-- Administrative Agent Defaults".

     Indemnification by the Administrative Agent

     The Administrative Agent will indemnify the Trustees and their respective agents for any loss, liability, claim, damage or expense that may be incurred by them as a result of any act or omission by the Administrative Agent in connection with the performance of its duties under the Administration Agreement but only to the extent such liability arose out of the Administrative Agent's negligence, willful misconduct, bad faith or recklessness.

     Administrative Agent Defaults

     The following are among the events that would constitute "Administrative Agent Defaults" under the Administration Agreement:

        (a) any failure by the Administrative Agent to deliver to (1) the Origination Trustee for distribution to holders of interests in the UTI, the SUBIs or any Other SUBI, (2) the Indenture Trustee for distribution to the Noteholders or (3) the Owner Trustee for distribution to the Certificateholders, any required payment, which failure continues unremedied for five Business Days after discovery thereof by an officer of the Administrative Agent or receipt by the Administrative Agent of notice thereof from the Indenture Trustee, the Trustee or Senior Noteholders or Certificateholders evidencing not less than 25% of the aggregate principal balance of the Securities, voting together as a single class;

        (b) any failure by the Administrative Agent to duly observe or perform in any material respect any other of its covenants or agreements in the Administration Agreement, which failure materially and adversely affects the rights of holders of interests in the UTI, the SUBIs or any Other SUBI or the Senior Noteholders or Certificateholders, and which continues unremedied for 90 days after written notice thereof is given as described in clause (a) above;

        (c) any failure by the Administrative Agent to deliver to the Origination Trustee any report required to be delivered to the Origination Trustee or the Trust pursuant to the Administration Agreement within 30 Business Days after the date that report is due;

        (d) any failure to deliver to the Indenture Trustee any report required to be delivered to the Indenture Trustee or the Trust pursuant to the Basic Documents, which failure continues for 30 Business Days after discovery of that failure by an officer of the Administrative Agent or receipt by the Administrative Agent of written notice thereof from the Indenture Trustee;

        (e) any representation, warranty or statement of the Administrative Agent made in the Administration Agreement, any other Basic Document to which the Administrative Agent is a party or by

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     which it is bound or any certificate, report or other writing delivered pursuant to the Administration Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the UTI, the SUBIs or any Other SUBI or the Senior Noteholders or the Certificateholders, and which failure continues unremedied for 30 days after written notice thereof is given as described in clause (a) above;

        (f) any failure by the Administrative Agent to maintain or pay when due any premium in respect of any Contingent and Excess Liability Insurance Policy; and

        (g) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation in respect of the Administrative Agent; provided, however, that the occurrence of any event set forth in clauses
     (a) through (f) with respect to either 1999-A SUBI will be an Administrative Agent Default only with respect to the SUBIs and will not be an Administrative Agent Default with respect to the UTI or any Other SUBI.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (b) for a period of 120 days, under clause (c) for a period of 45 Business Days or under clause (e) for a period of 60 days, will not constitute an Administrative Agent Default if that failure or delay was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, the Administrative Agent will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Administration Agreement, and the Administrative Agent will provide to the Indenture Trustee, the Origination Trustee, the Transferor and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

     Upon the occurrence of any Administrative Agent Default, the sole remedy available to the holders of the UTI, the SUBIs and any Other SUBIs will be to remove the Administrative Agent and appoint a successor Administrative Agent. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Administrative Agent or its trustee-in-bankruptcy might have the power to prevent that removal. See "-- Removal or Replacement of the Administrative Agent".

     Termination

     The Administration Agreement will terminate upon the earlier to occur of
(a) the dissolution of the Origination Trust or (b) the discharge of the Administrative Agent in accordance with the terms of the Administration Agreement, which will effect a termination only with respect to the SUBI Assets and not with respect to any other Origination Trust Assets.

     Removal or Replacement of the Administrative Agent

     Upon the occurrence of an Administrative Agent Default, the Origination Trustee may, to the extent such Administrative Agent Default relates (a) to all Origination Trust Assets, upon the direction of the holders of the SUBIs, the UTI and any Other SUBI -- excluding Ryder, the UTI Beneficiaries or any other affiliate of the Administrative Agent -- terminate all of the rights and obligations of the Administrative Agent under the Administration Agreement with respect to all Origination Trust Assets or (b) only to the SUBI Assets, upon the direction of the holder and pledge of the SUBI Certificates, terminate all of the rights and obligations of the Administrative Agent under the Administration Agreement with respect to the SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of the SUBI Certificates will be the Indenture Trustee acting at the direction of Senior Noteholders holding not less than 66 2/3% of the aggregate principal balance of the Senior Notes, so long as any Senior Notes are outstanding. In each case, the Origination Trustee will effect that termination by delivering notice thereof to the Administrative Agent, with a copy to each Rating Agency or any other securities based on any Other SUBIs affected by that Administrative Agent Default.

     Upon the termination or resignation of the Administrative Agent, the Administrative Agent subject to that termination or removal will continue to perform its functions as Administrative Agent, in the case of (a) termination, until the earlier of the date specified in the termination notice or, if no such date is specified

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

therein, the date of the Administrative Agent's receipt of such notice, and (b) resignation, until the later of (1) 45 days after the delivery to the Origination Trustee of the written resignation notice or (2) the date upon which the resigning Administrative Agent becomes unable to act as Administrative Agent, as specified in the resignation notice and accompanying opinion of counsel.

     In the event of a termination of the Administrative Agent as a result of an Administrative Agent Default with respect to the SUBI Assets only, the Origination Trustee, acting at the direction of the holder and pledgee of the SUBI Certificates -- which holder for this purpose will be the Indenture Trustee, acting at the direction of Senior Noteholders holding not less than 66 2/3% of the aggregate principal balance of the Senior Notes -- will appoint a successor Administrative Agent. The Origination Trustee will have the right to approve that successor Administrative Agent, and that approval may not be unreasonably withheld. If a successor Administrative Agent is not appointed by the effective date of the predecessor Administrative Agent's resignation or termination, then the Origination Trustee will act as successor Administrative Agent. If the Origination Trustee is legally unable to act as Administrative Agent, then the Origination Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, any established entity the regular business of which includes the servicing of truck, tractor and trailer leases as the successor Administrative Agent.

     Upon appointment of a successor Administrative Agent, the successor Administrative Agent will assume all of the rights and obligations of the Administrative Agent under the Administration Agreement; provided, however, that no successor Administrative Agent will have any responsibilities with respect to the purchase of additional Leases or Vehicles by the Origination Trust or with respect to making Advances. Any compensation payable to a successor Administrative Agent may not be in excess of that permitted the predecessor Administrative Agent unless the holders of the UTI, the SUBIs and any Other SUBIs, as the case may be, bear such excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the Administrative Agent, that trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee, the Senior Noteholders or the Certificateholders from effecting that transfer of servicing. The predecessor Administrative Agent will have the right to be reimbursed for any outstanding Advances made with respect to the SUBI Assets to the extent funds are available therefore in respect of the Advances made.

Miscellaneous Provisions

     Amendment Provisions

     General. For so long as any Senior Notes are outstanding, the Trust's rights in the SUBI Certificates will be subject to the lien of the Indenture. The Indenture Trustee will be the holder of the SUBI Certificates for purposes of determining whether any proposed amendment to the SUBI Trust Agreement, the Administration Agreement or the Trust Agreement will materially adversely affect the interests of the holders of the SUBI Certificates.

     Amendment of the SUBI Trust Agreement and the Administration
Agreement. Each of the SUBI Trust Agreement and the Administration Agreement may be amended without the consent of the holders of the Senior Notes, the Certificateholders, the SUBI Certificates, the UTI Certificates or any Other SUBI Certificates, as the case may be, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with any other provision therein, add any other provisions with respect to matters or questions arising under the related agreement that are not inconsistent with the provisions of the respective agreements or add or amend any provision that provides additional rights to any of such holders; provided, that any such action will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any of such holders, or upon the delivery of an opinion of counsel to the effect that such amendment will not adversely and materially affect the interest of any such holder. Each of the SUBI Trust Agreement and the Administration Agreement may also be amended from time to time as it relates to either 1999-A SUBI, by the parties thereto, including to change the manner in which the Residual Value Surplus Account or the Reserve Fund is funded, including the elimination of the Residual Value Surplus Account or the Reserve

Fund, or to change the remittance schedule for depositing Collections and other amounts into the SUBI Collection Account,

     - upon confirmation from each Rating Agency to the effect that such amendment would not cause its then-current rating on the Senior Notes or Certificates to be qualified, reduced or withdrawn, or

     - upon receipt of the consent of Senior Noteholders holding at least a majority of the aggregate principal balance of the Senior Notes and, to the extent affected thereby, the consent of Certificateholders holding at least a majority of the aggregate principal balance of the Certificates, for the purpose of adding any provision to, or changing in any manner or eliminating any provision of, the agreements or modifying in any manner the rights of the Senior Notes or Certificates; provided, however, that

     - no such amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the SUBI Interest or the SUBI Certificates, distributions required to be made on the Senior Notes or the Certificates or the Interest Rate or the Certificate Rate,

     - no amendment of any type shall reduce the percentage of the aggregate principal amount of the Senior Notes and the Certificates required to consent to any such amendment, in each case without the consent of all the holders or 100% of all outstanding Senior Notes or Certificates, as the case may be, and

     - an opinion of counsel as to certain tax matters is delivered.

To the extent that any such amendment also relates to or affects the UTI or any Other SUBI, such amendment will require the consent of the holders affected thereby. Notwithstanding the foregoing, the SUBI Trust Agreement and the Administration Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the Origination Trust, the Trust or the Transferor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.


     Amendment of the Trust Agreement. The Trust Agreement may be amended by the Transferor and the Owner Trustee without the consent of any of the Senior Noteholders or Certificateholders to cure any ambiguity, correct or supplement any of its provisions that may be inconsistent with any other provision in the Trust Agreement, add any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with the provisions of the Trust Agreement or add or amend any provision in the agreement in connection with permitting transfers of the Subordinated Notes or the Certificates; provided, however, that this action shall not, as evidenced by an opinion of counsel, materially adversely affect the interests of the holders of the SUBI Certificates or the Retained SUBI Certificates -- which, so long as any Senior Notes are outstanding, shall include the Indenture Trustee -- or any the Senior Notes or Certificates.


     The Trust Agreement may also be amended from time to time by the Transferor and the Owner Trustee,

     - with prior written notice to each Rating Agency and confirmation from each Rating Agency that such amendment would not cause the then-current ratings assigned to the Senior Notes and the Certificates to be qualified, reduced or withdrawn,

     - with the consent of the Senior Noteholders holding at least a majority of the aggregate principal balance of the Senior Notes and

     - to the extent affected thereby, the consent of the holders of the Subordinated Notes holding at least a majority of the aggregate principal balance of the Subordinated Notes, and Certificateholders holding at least a majority of the aggregate principal balance of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Senior Noteholders, the Certificateholders or the holders of the Subordinated Notes. No such amendment shall, however,

     - increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on the Notes or the Certificates, or

     - reduce the percentage of the Senior Noteholders, holders of the Subordinated Notes or Certificateholders required to consent to any such amendment,

without the consent of the holders of 100% of all outstanding Certificates other than the Transferor Certificate, and provided, further that an opinion of counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment shall not (1) affect the treatment of the Senior Notes as debt for federal income tax purposes, (2) be deemed to cause a taxable exchange of the Senior Notes for federal income tax purposes or (3) cause the Trust or the SUBI Certificates to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. Notwithstanding the foregoing, the Trust Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the Origination Trust, the Trust or the Transferor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.


     The Trust Agreement may also be amended from time to time to approve additional Trust activities and purposes upon the request of holders of at least 75% of the outstanding balance of the Certificates; provided, however, that any such amendment will also require


     - that each Rating Agency have delivered a letter to the effect that the activities and purposes would not cause its then-current ratings of the Senior Notes or the Certificates to be qualified, reduced or withdrawn, and

     - approval by holders of at least 75% of the outstanding balance of the Senior Notes, or if the Senior Notes are no longer outstanding, by the Subordinated Noteholder.

See "The Trust -- Formation".

     The Trust Agreement will require the Owner Trustee to give the Certificateholders 30 days' written notice of any proposed supplement to the Indenture which would materially adversely affect the Certificateholders if the consent of the Senior Noteholders is not required or any other amendment or supplement to any other Basic Document unless the Owner Trustee is furnished with an opinion of counsel that such amendment or supplement would not materially adversely affect the Certificateholders. The Trust Agreement provides that the Owner Trustee will not enter into such amendment unless Certificateholders holding 25% or more of the aggregate principal balance of the Certificates consent in writing.


     Amendment of the Indenture. Without the consent of the Senior Noteholders but with prior notice to each Rating Agency, the Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon request by the Trust, may execute a supplemental indenture for the purpose of adding to the covenants of the Trust, curing any ambiguity, correcting or supplementing any provision that may be inconsistent with any other provision or adding any other provision with respect to matters or questions arising under the Indenture that will not be inconsistent with other provisions of the Indenture.


     Without the consent of the holder of each outstanding Senior Note affected thereby, no supplemental indenture may:

     - change the Final Payment Date of, or Interest Rate on, reduce the principal amount thereof, or the Redemption Price with respect thereto or change any place of payment where, or the coin or currency in which, the Senior Notes or the interest thereon is payable;

     - impair any right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

     - reduce the percentage of the aggregate principal balance of the Senior Notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for therein;

     - modify or alter the provisions of the Indenture regarding the voting of Senior Notes held by the Transferor, the Administrative Agent or any of their respective affiliates or any obligor on the Senior Notes;


     - reduce the percentage of the aggregate principal balance of Senior Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate, if the proceeds of that sale would be insufficient to pay the aggregate principal balance and accrued but unpaid interest on the Senior Notes;


     - decrease the percentage of the aggregate principal balance of Senior Notes required to amend the sections of the Indenture that specify the applicable percentage of the aggregate principal balance of Senior Notes necessary to amend the Indenture or the other Basic Documents; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Senior Notes or, except as otherwise permitted by or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Senior Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures, with the consent of holders of at least a majority of the aggregate principal balance of the Senior Notes, and with written notice to each Rating Agency, for the purpose of adding any provision to, changing in any manner or eliminating any provision of the Indenture or for the purpose of modifying in any manner the rights of the Senior Noteholders; provided, that


     - such action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any Senior Noteholder and
       (2) as confirmed by each Rating Agency, cause the then-current ratings of the Senior Notes or the Certificates to be qualified, reduced or withdrawn, and


     - an opinion of counsel as to certain tax matters is delivered.

     Amendment of the Program Operating Lease. The Program Operating Lease may be amended without the consent of the Senior Noteholders or the Certificateholders; provided, however, that

     - such amendment may not, as evidenced by an opinion of counsel, materially adversely affect the interests of the Senior Noteholders or the Certificateholders, unless 100% of the Senior Noteholders and Certificateholders materially adversely affected consent thereto,

     - as confirmed by each Rating Agency, that amendment will not cause the then-current rating assigned to any Senior Notes or the Certificates to be qualified, withdrawn or reduced, and

     - an opinion of counsel as to certain tax matters is delivered.

Notwithstanding the foregoing, the Program Operating Lease may be amended at any time by the parties thereto to the extent reasonably necessary to ensure that none of Origination Trust, the Trust or the Transferor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.


     Amendment of the SUBI Certificate Transfer Agreement. The SUBI Certificate Transfer Agreement may be amended from time to time by the parties thereto.



     Amendment of the Issuer SUBI Certificate Transfer Agreement. The Issuer SUBI Certificate Transfer Agreement may be amended from time to time by the parties thereto.

     Bankruptcy Provisions


     The UTI Beneficiaries and the Origination Trust. The Trustees, the UTI Beneficiaries, any Paying Agent, the Transferor, the Trust Agent, Ryder, the Administrative Agent, each holder of an interest in the SUBI, an Other SUBI or the UTI, and each Securityholder, by accepting the related Security, including each Senior Noteholder, by accepting a beneficial interest in the related Senior Notes (collectively, the "Non-Petition Parties"), will covenant that for a period of one year and one day after payment in full of all amounts due to each holder or pledgee of an interest in the UTI, the SUBIs or any Other SUBI, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding or other similar proceeding against either UTI Beneficiary or the Origination Trust. Notwithstanding the foregoing, each Securityholder, the Indenture Trustee and the Owner Trustee may institute or join any such proceeding if 100% of the holders of the SUBI and any Other SUBIs consent, excluding the UTI Beneficiaries, the Transferor and any of their respective affiliates. Each pledgee of the UTI, the SUBIs or any Other SUBI must give a similar non-petition covenant.



     The Transferor and the Trust. Each of the Administrative Agent, the Transferor, the Owner Trustee, the Indenture Trustee and each Securityholder, by accepting the related Security, including each Senior Noteholder, by accepting a beneficial interest in the related Senior Notes, will covenant not to institute or join in instituting any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against the Transferor or the Trust for a period of one year and one day after the Senior Notes and the Certificates have been paid in full; provided, however, that 100% of the Senior Noteholders, or, if no Senior Notes are then outstanding, the Subordinated Noteholder, or, if no Notes are then outstanding, 100% of the Certificateholders, in each case excluding the Transferor and any of its affiliates, may at any time institute or join in instituting any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor or the Trust.


     Senior Notes or Certificates Owned by the Trust, Transferor, Administrative Agent or Their Affiliates

     Any Senior Notes or Certificates owned by the Trust, the Transferor, the Administrative Agent or any of their respective affiliates will be entitled to benefits under the Indenture or the Trust Agreement, as the case may be, equally and proportionately to the benefits afforded other owners of the Senior Notes or Certificates, respectively, except that such Senior Notes or Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Senior Noteholders or Certificateholders, as the case may be, have given any request, demand, authorization, direction, notice, consent or other action under the Basic Documents.


     Governing Law



     The SUBI Trust Agreement and the Trust Agreement will be governed by the laws of the State of Delaware. The Administration Agreement, the Indenture, the SUBI Certificate Transfer Agreement, the Issuer SUBI Certificate Transfer Agreement, the Trust Administration Agreement and the Program Operating Lease will be governed by the laws of the State of New York.


     Fees and Expenses

     The Origination Trustee. The Origination Trustee will be entitled to reasonable compensation for its services with respect to the SUBI Assets, which will be paid by the Administrative Agent, the amount of which will be agreed upon from time to time by the Origination Trustee and the Administrative Agent.

     The Administrative Agent. As more fully described under "-- The Administration Agreement -- Servicing Compensation", as compensation for the servicing of the SUBI Assets and administering the distribution of funds in respect thereof, the Administrative Agent will be entitled to receive the Administration Fee on each Payment Date, together with reimbursement of fees and expenses and any late payment fees now or later in effect or similar charges paid with respect to the Specified Leases.

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

     The Administrative Agent will pay all expenses incurred by it in the performance of its duties under the Administration Agreement, including fees and disbursements of independent accountants, taxes imposed on the Administrative Agent and expenses incurred in connection with distributions and reports to the Trustees. The Administrative Agent will pay the fees and expenses of the Trustees.

     The Indenture Trustee. As more fully described under "Additional Document Provisions -- The Indenture -- Compensation and Indemnity", the Administrative Agent or the Administrator will pay the Indenture Trustee compensation for its services and reimburse it for its reasonable expenses relating thereto.

     The Owner Trustee and Paying Agent. The Administrator will pay the Owner Trustee and each Paying Agent such fees as have been agreed upon among the Transferor, the Administrator and the Owner Trustee or the Paying Agent, and will reimburse the Owner Trustee and each Paying Agent for their reasonable expenses. The Administrator will not be entitled to be reimbursed from the Trust Estate for the payment of such expenses.


        ADDITIONAL LEGAL ASPECTS OF THE ORIGINATION TRUST AND THE SUBIS


The Origination Trust

     General

     The Origination Trust is a business trust under Delaware law. In a business trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law "asset preservation" trust, where the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a business trust in Delaware is the execution of a trust agreement and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware. The Origination Trust has been so formed. The Origination Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the Administrative Agent, such action may be required.

     Because the Origination Trust has been registered as a business trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code (the "Bankruptcy Code"), as further described under "-- Insolvency-Related Matters". To the extent that the Origination Trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws (the "Insolvency Laws"), the Origination Trustee is not authorized to commence a case or proceeding thereunder. Each of the Origination Trustee, the UTI Beneficiaries and the holders from time to time of the UTI, the SUBIs and any Other SUBI have agreed not to institute a case or proceeding against the Origination Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the UTI, the SUBIs and any Other SUBI under the Origination Trust Agreement. See "Additional Document
Provisions -- Miscellaneous Provisions -- Bankruptcy Provisions".

     Allocation of Origination Trust Liabilities

     The Origination Trust Assets may in the future be comprised of several portfolios of Other SUBI Assets, together with the SUBI Assets and the UTI Assets. The UTI Beneficiaries may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Origination Trust Agreement will permit the Origination Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally. Pursuant to the Origination Trust Agreement, as among the beneficiaries of the Origination Trust, an Origination Trust liability relating to a particular portfolio of Origination Trust Assets will be allocated to and charged against the portfolio of Origination Trust Assets to which it belongs. Origination Trust liabilities incurred with respect to the Origination Trust Assets generally will be borne pro rata among all portfolios of Origination Trust Assets. The Origination Trustee and the beneficiaries of the Origination Trust, including the Trust, will be bound by that allocation. In particular, the Origination Trust Agreement will require the holders from time to time of the UTI Certificates and any Other SUBI Certificates to waive any claim they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that such waiver is not given effect. Similarly, by virtue of holding Senior Notes or a beneficial interest therein, Senior Noteholders, and Note Owners will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets. See "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBIs, Other SUBIs and the UTI".


     The Origination Trust Assets are located in several states, the tax laws of which vary. Additionally, the Origination Trust may in the future own Leases and Vehicles located in states other than the states in which it conducts business as of the date of this prospectus. In the event any state or locality imposes a tax on the Origination Trust at the entity level, the UTI Beneficiaries have agreed to indemnify the holders of the SUBI Certificates, the Retained SUBI Certificates and each Other SUBI Certificate for the full amount of such taxes. Should the UTI Beneficiaries fail to fulfill their respective indemnification obligations, amounts otherwise distributable to them as holders of the UTI Certificates will be applied to satisfy such obligations. However, it is possible that Senior Noteholders could incur a loss on their investment in the event the UTI Beneficiaries did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.


     The Origination Trust Agreement provides for the UTI Beneficiaries to be liable as if the Origination Trust were a partnership and the UTI Beneficiaries were general partners of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of the SUBI Certificates, the Retained SUBI Certificates and any Other SUBI Certificates. However, it is possible that the Senior Noteholders and Certificateholders could incur a loss on their investment to the extent any such claim were allocable to the Trust as the holder of the Vehicle SUBI Certificate or the pledgee of the Lease SUBI Certificate, either because a lien arose in connection with the SUBI Assets or in the event the UTI Beneficiaries did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The SUBIs

     The SUBIs will evidence a beneficial interest in the related SUBI Assets. The SUBIs will represent neither a direct legal interest in the related SUBI Assets, nor an interest in any Origination Trust Assets other than the related SUBI Assets. Under the allocation of Origination Trust liabilities described under "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBIs, Other SUBIs and the UTI", payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Senior Notes or to cover expenses of the Origination Trust allocable to the SUBI Assets. Any liability to third parties arising from or in respect of a Specified Lease or a Specified Vehicle will be borne by the holders of the SUBI Interest, including the Trust, and the Retained SUBI Interest. If any such liability arises from a Lease or Vehicle that is an Other SUBI Asset or an UTI Asset, the SUBI Assets will not be subject to such liability.


     Because the Trust's primary asset will be the Vehicle SUBI Certificate and its rights as a pledgee of the Lease SUBI Certificate, the Trust, and, accordingly, the Indenture Trustee, will have an indirect beneficial ownership interest, rather than a security interest, in the SUBI Assets allocable to the SUBI Interest. Except as otherwise described below or under "Additional Legal Aspects of the Specified Leases and Specified Vehicles", generally the Trust will not have a perfected security interest in the SUBI Assets, and in no circumstances will the Trust have a direct ownership or perfected security interest in any Specified Vehicle.


     The Trust will generally be deemed to own the Vehicle SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the Specified Vehicles. If a court of competent jurisdiction were to recharacterize the sale of the Vehicle SUBI Certificate and the SUBI Interest evidenced thereby to the Trust, the Trust, or, during the term of the Indenture, the Indenture Trustee, could instead be deemed to have a perfected security interest in the Vehicle SUBI Certificate, and certain rights susceptible of perfection under the UCC, but in no event would the Trust or the Indenture Trustee be deemed to have a perfected security interest in the Specified Vehicles.

     Because the Trust will not directly own the SUBI Assets, and because its interest therein will generally be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Origination Trust in SUBI Assets will take priority over the interests of the Trust and the Indenture Trustee in the SUBI Assets. Therefore, a general creditor of the Origination Trust may obtain a lien on one or more SUBI Assets, regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Origination Trust Agreement. Such liens could include liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the Origination Trust arising from the operation of the Specified Vehicles. See "Risk Factors -- If ERISA liens are placed on the assets of the trust, you could suffer a loss in your investment" and "-- Vicarious tort liability may result in a loss of your investment" and "Additional Legal Aspects of the Specified Leases and the Specified Vehicles -- Vicarious Tort Liability" for a further discussion of these risks.


Insolvency-Related Matters


     As described under "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBIs, Other SUBIs and the UTI" and "-- The SUBIs", each holder or pledgee of the UTI Certificates and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of RTR I LP, the Transferor believes that the SUBI Assets would not be treated as part of RTR I LP's bankruptcy estate and that, even if they were so treated, the subordination by the holders and pledgees of the UTI Certificates and any Other SUBI Certificate would be enforceable. In addition, as described under "Risk Factors -- A bankruptcy of the transferor or administrative agent could delay or limit payments to you", each of RTR I LP, the Origination Trust, or the Origination Trustee when acting on its behalf, and the Transferor has taken steps in structuring the transactions described herein and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against Ryder under the Insolvency Laws, the separate legal existence of each of Ryder, on the one hand, and the Origination Trust, RTR I LP and the Transferor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Origination Trust, RTR I LP or the Transferor should be consolidated with those of Ryder.


     With respect to RTR I LLC and RTR III LLC, these steps include their creation as separate limited liability companies under limited liability company agreements containing certain limitations, including, the requirement that each must have at all times a managing member that is a corporation with at least two independent directors, and restrictions on the nature of their businesses and operations and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members, including each independent member. With respect to RTR I LP and the Transferor, these steps include their creation as separate, special purpose limited partnerships, pursuant to limited partnership agreements containing certain limitations (including, restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members of their respective general partners, including each independent director of each managing member).

     There can be no assurance, however, that the limitations on the activities of RTR I LP, the Origination Trust and the Transferor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of Ryder, if Ryder becomes the subject of a case or proceeding under any Insolvency Law. On the Closing Date, Brown & Wood LLP, as special counsel to the Transferor, will deliver an opinion based on a reasoned analysis of analogous case law -- although there is no precedent based on directly similar facts -- to the effect that, subject to certain facts, assumptions and qualifications specified in the opinion, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if Ryder were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion (a) to disregard the separate legal existence of any of the Origination Trust, RTR I LP or the Transferor from that of Ryder and (b) to order the substantive

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consolidation of the assets and liabilities of any of the Origination Trust, RTR
I LP or the Transferor with the assets and liabilities of Ryder. Among other things, that opinion will assume that each of the Origination Trust, or the Origination Trustee when acting on its behalf, RTR I LP and the Transferor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of Ryder, not commingling its respective assets with those of Ryder, doing business in a separate office from Ryder and not holding itself out as having agreed to pay, or being liable for, the debts of Ryder. In addition, that opinion will assume that except as expressly provided by the Origination Trust Agreement and the Administration Agreement -- each of which contains terms and conditions consistent with those that would be arrived at on an arm's length basis between unaffiliated entities in the belief of the parties thereto -- Ryder generally will not guarantee the obligations of the Origination Trust, RTR I LP or the Transferor to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in its capacity as Administrative Agent acting under and in accordance with the Administration Agreement. Each of Ryder, the Origination Trust, RTR I LP and the Transferor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the Origination Trust, RTR I LP and the Transferor. Such a legal opinion, however, will not be binding on any court.


     If a case or proceeding under any Insolvency Law were to be commenced by or against any of Ryder, the Origination Trust, RTR I LP or the Transferor, if a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of Ryder or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the SUBI Certificates, and possible reductions in the amount of such distributions, to the Trust -- either directly or, if the Program Operating Lease remains in effect, indirectly to the extent resulting in delayed or reduced Program Operating Lease Payments from the Transferor to the Trust -- and therefore to the Senior Noteholders, could occur. In addition, the SUBI Trust Agreement provides that if the Transferor becomes bankrupt or insolvent or the Trust is dissolved -- which could occur as a result of the bankruptcy of the Transferor -- the SUBI will be terminated and the SUBI Trust Agreement will terminate with respect to the SUBI. In each case, the Origination Trustee will be required to distribute the SUBI Assets to the holders of the SUBI Certificates. Because the Trust has pledged its rights in and to the SUBI Certificates to the Indenture Trustee, such distribution would be made to the Indenture Trustee, which would be responsible for retitling the Specified Vehicles. The cost of that retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the Senior Notes, and in that event, the Senior Noteholders could suffer a loss on their investment.


     RTR I LP will treat its conveyance of the SUBI Certificates to the Transferor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any Insolvency Law were commenced by or against RTR I LP, and RTR I LP as debtor-in-possession or a creditor, receiver or bankruptcy trustee of RTR I LP were to take the position that the sale, transfer and assignment of the SUBI Certificates by RTR I LP to the Transferor should instead be treated as a pledge of the SUBI Certificates to secure a borrowing by RTR I LP, delays in payments of proceeds of the SUBI Certificates to the Trust, and therefore to the Senior Noteholders, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result. On the Closing Date, Brown & Wood LLP, as special counsel to the Transferor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein:

     - In the event that the Transferor were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the Vehicle SUBI Certificate to the Trust, the sale, transfer and assignment of the Vehicle SUBI Certificate from the Transferor would be characterized as an absolute sale, transfer and assignment of the SUBI Certificate from the Transferor to the Trust, and the Vehicle SUBI Certificate and the proceeds thereof would not be property of the Transferor's bankruptcy estate;

     - In the event that RTR I LP were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the SUBI Certificates to the Transferor, the sale, transfer and assignment of the SUBI Certificates from RTR I LP would be characterized as an absolute sale,

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       transfer and assignment of the SUBI Certificates from RTR I LP to the
       Transferor, and the SUBI Certificates and the proceeds thereof would not be property of RTR I LP's bankruptcy estate; and


     - In the event that Ryder were to become a debtor in a case under the Bankruptcy Code subsequent to Ryder's sale, transfer and assignment of the Specified Vehicles and Specified Leases to the Origination Trust, the sale, transfer and assignment of the Specified Vehicles and Specified Leases from Ryder would be characterized as an absolute sale, transfer and assignment of the Specified Vehicles and Specified Leases from Ryder to the Origination Trust, and the Specified Vehicles, the Specified Leases or the proceeds thereof would not be property of the Ryder's bankruptcy estate.


As indicated above, however, such a legal opinion is not binding on any court.

     As a precautionary measure, the Transferor will take the actions requisite to obtaining a security interest in the SUBI Certificates as against RTR I LP which the Transferor will assign to the Trust and the Trust will assign to the Indenture Trustee. The Indenture Trustee will perfect its security interest in each SUBI Certificate, which will each be a "certificated security" under the UCC, by possession. Accordingly, if the conveyance of the SUBI Certificates by RTR I LP to the Transferor were not respected as an absolute sale, transfer and assignment, the Transferor, and ultimately the Trust and the Indenture Trustee as successors in interest, should be treated as a secured creditor of RTR I LP, although a case or proceeding under any Insolvency Law with respect to RTR I LP could result in delays or reductions in distributions on the SUBI Certificates as indicated above, notwithstanding such perfected security interest.


     In the event that the Administrative Agent were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Advances, Reallocation Payments and payments made with respect to the Titling Grace Period Vehicles which were not properly retitled during the Titling Grace Period, may be recoverable by the Administrative Agent as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from the Administrative Agent. See "Risk Factors -- A bankruptcy of the transferor or the administrative agent could delay or limit payments to you".



  ADDITIONAL LEGAL ASPECTS OF THE SPECIFIED LEASES AND THE SPECIFIED VEHICLES



Back-up Security Interests



     Because the Trust will own the Vehicle SUBI Certificate, the Trust will have an indirect beneficial interest, rather than a security interest, in the Vehicle SUBI Assets. The Trust also will be a pledgee of the Lease SUBI Certificate held by the Transferor which in turn will have an indirect beneficial interest, rather than a security interest, in the Lease SUBI Assets. Except as otherwise described below, the Owner Trustee generally will not have a perfected security interest in the property of the Trust or the SUBI Assets and in no circumstances will the Owner Trustee have a perfected security interest in any Specified Vehicle.



     As described under "Additional Legal Aspects of the Origination Trust and the SUBIs", the Indenture Trustee will have a security interest in the SUBI Certificates perfected by possession.


     The SUBI Assets will consist principally of the Specified Leases and the related Specified Vehicles, subject to the rights of the Obligors under the Specified Leases. To the extent that the pledge of the Lease SUBI Certificate were to be viewed as representing a transfer of the assets of the Origination Trust, the Specified Leases would be "chattel paper" as defined in the UCC. Pursuant to the UCC, a non-possessory security interest in chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC-1 financing statements relating to the Specified Leases will be filed naming:

     - the Origination Trust as debtor and the Indenture Trustee as assignee secured party;

     - RTR I LP as debtor and the Indenture Trustee as assignee secured party;

     - the Transferor as debtor and the Indenture Trustee as assignee secured party; and

     - the Trust as debtor and the Indenture Trustee as secured party.

Perfection and the effect of perfection or non-perfection of a security interest in the Specified Vehicles are governed by the certificate of title statutes of the states in which such Specified Vehicles are located. Because

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


of the administrative burden and expense of perfecting an interest in trucks, tractors and trailers under the certificate of title statutes in the states in which the Specified Leases were originated, the Indenture Trustee's interest in the Specified Vehicles will be unperfected, and if the transfer of the Vehicle SUBI Certificate were to be viewed as a transfer of the Vehicle SUBI Assets, the Indenture Trustee would only have a perfected security interest in the Specified Leases. The Indenture Trustee's security interest in the Specified Leases could be subordinate to the interests of some other parties who take possession of the Specified Leases. Specifically, the Trust's security interest in a Specified Lease could be subordinate to the rights of a purchaser of that Specified Lease who takes possession thereof without knowledge or actual notice of the Trust's security interest. The Specified Leases will not be stamped to indicate the precautionary security arrangements. However, the Administration Agreement requires the Administrative Agent to retain custody of the Specified Leases. To the extent that a valid lien is imposed by a third party against a Specified Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Trust in that Specified Vehicle. Although the Administration Agreement will require the Administrative Agent to contest all such liens and cause the removal of any liens that may be imposed, if any such liens are imposed against the Specified Vehicles, investors in the Senior Notes could incur a loss on their investment. For further information relating to potential liens on the SUBI Assets, see "Additional Document Provisions -- The Administration Agreement -- Notification of Liens and Claims", "Additional Document Provisions -- The Administration Agreement -- Custody of Lease Documents and Certificates of Title" and "Additional Legal Aspects of the Origination Trust and the SUBIs -- The SUBIs".



     As noted under "Additional Legal Aspects of the Origination Trust and the SUBIs -- The SUBIs", various liens could be imposed upon all or part of the SUBI Assets that, by operation of law, would take priority over the Trust's interest therein. Such liens would include mechanic's, repairmen's, garagemen's and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular Specified Vehicle, liens arising under various state and federal criminal statutes and some liens more fully described under "Risk Factors -- If ERISA liens are placed on the assets of the trust, you could suffer a loss on your investment" in favor of the Pension Benefit Guaranty Corporation. Additionally, any perfected security interest of the Trust in all or part of the property of the Trust could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets sold, transferred and assigned by the Transferor to the Trust pursuant to the Agreement, as more fully described under "Risk Factors -- A bankruptcy of the transferor or the administrative agent could delay or limit payments to you".


Titling Grace Period -- Lack of Perfected Ownership Interest

     During the Titling Grace Period, some of the Specified Vehicles will be titled in the name of Ryder rather than in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust (the "Titling Grace Period Vehicles"). During the Titling Grace Period, the Administrative Agent will title the Titling Grace Period Vehicles in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust but no action will be taken to note the lien of the Transferor on the applicable certificates of title.

     An ownership interest or security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with a state's department of motor vehicles a properly endorsed certificate of title for the vehicle showing the transferee or secured party as legal owner or lienholder thereon, filing a sworn notation of lien with the state's department of motor vehicles and noticing such lien on the certificate of title, or if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be, with a state's department of motor vehicles. Therefore, the Origination Trust and the Transferor may not have a validly perfected ownership interest and security interest, respectively, in the Titling Grace Period Vehicles.

     As a result, the Origination Trust's and the Transferor's ownership and security interest, as the case may be, in such a Titling Grace Period Vehicle will not be perfected and the Transferor's interest in the Titling
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

Grace Period Vehicles will be inferior to other creditors or purchasers who have taken the necessary steps described above. However, Ryder will assign its ownership interest in the Specified Vehicles subject to the Specified Leases and will transfer such Vehicles to the Origination Trust on or prior to the Closing Date, and within the Titling Grace Period will retitle all of the Specified Vehicles in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust. In many states, an assignment of an ownership interest is an effective conveyance of an interest without amendment of any owner noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as owner. However, the Origination Trust's and the Transferor's interest in these Specified Vehicles could be defeated through fraud or negligence, and because the Origination Trust is not yet identified as the owner on the certificate of title, Ryder's bankruptcy.


     Failure to retitle a Titling Grace Period Vehicle in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust by the end of the Titling Grace Period will require the Administrative Agent to make a payment equal to the Securitization Value of the related Specified Lease as of the last day of the Titling Grace Period. See "The Origination
Trust -- Lease Origination and the Titling of Vehicles" and "The Specified Leases -- Representations, Warranties and Covenants". On or prior to the last day of the Titling Grace Period the Administrative Agent will provide each Rating Agency and the Indenture Trustee with an Officer's Certificate of the Administrative Agent as to the status of the retitling of the Titling Grace Period Vehicles. Although all of the Specified Vehicles have been or will be, during the Titling Grace Period, titled in the name of the Origination Trust or the Origination Trustee on behalf of the Origination Trust, no liens will be recorded on the related certificates of title. See "-- Back-up Security Interests".


Vicarious Tort Liability

     Although the Origination Trust will own the Specified Vehicles, they will be operated by the related Obligors and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership.

     Following an accident involving a Specified Vehicle, under certain circumstances the Origination Trust may be the subject of an action for damages as a result of its ownership of that Specified Vehicle. To the extent that applicable state law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability. The laws of many states either do not permit such suits or provide that the lessor's liability is capped at the amount of any liability insurance that the lessee was required but failed to maintain. However, in some states, such as New York, liability is joint and several and there does not appear to be a limit on an owner's liability.

     Although the Origination Trust's insurance coverage is substantial, in the event that all applicable insurance coverage were to be exhausted and damages were to be assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust, including the Specified Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the Trust had a prior perfected security interest therein, such as would be the case, in certain limited circumstances, with respect to the Specified Leases, as further described under "-- Back-up Security Interests". If any such claims were imposed against the assets of the Origination Trust, investors in the Senior Notes could incur a loss on their investment.

Repossession of Specified Vehicles

     In the event that a default by an Obligor has not been cured within a certain period of time after being sent notice of that default, the Administrative Agent will ordinarily repossess the related Specified Vehicle. Some jurisdictions require that a lessee be notified of the default and be given a time period within which to cure that default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if a lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in

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

accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action will be required.

     After the Administrative Agent has repossessed a Specified Vehicle, it may provide the related Obligor with a period of time within which to cure the default under the related Specified Lease. If, by the end of that period, the default has not been cured, the Administrative Agent will attempt to sell that Specified Vehicle. The Termination Proceeds therefrom may be less than the remaining amounts due under that Specified Lease at the time of default.

Deficiency Judgments

     The proceeds of sale of a Specified Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Specified Lease. If the proceeds from the sale do not equal the Securitization Value of the related Specified Vehicle, the Administrative Agent may seek a deficiency judgment for the amount of the shortfall. However, some states impose prohibitions or limitations on a secured party's ability to seek a deficiency judgment. In these states a deficiency judgment may be prohibited or reduced in amount if the Obligor was not given proper notice of the resale or if the terms of resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting Obligor who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited. Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

     Representations and warranties will be made in the SUBI Trust Agreement that each Specified Lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to a Specified Lease, and is not timely cured, the Administrative Agent will be required under the Administration Agreement to deposit an amount equal to the Reallocation Payment in respect of that Specified Lease into the SUBI Collection Account. See "Additional Document Provisions -- The SUBI Trust Agreement -- The SUBIs, Other SUBIs and the UTI" and "The Specified Leases -- Representations, Warranties and Covenants" for further information regarding the foregoing representations and warranties.

Other Limitations

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of Ryder to enforce the obligation of the Administrative Agent to enforce the rights of the Origination Trust under the Specified Leases. For example, if an Obligor commences bankruptcy proceedings, the receipt of that Obligor's payments due under the related Specified Lease is likely to be delayed. In addition, an Obligor who commences bankruptcy proceedings might be able to assign the related Specified Lease to another party even though that Specified Lease prohibits assignment.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General


     Some portions of the discussion set forth in this section -- those that specifically refer to Steel Hector & Davis LLP -- are statements of the opinion of Steel Hector & Davis LLP, special federal income tax counsel to the Transferor, as to material federal income tax consequences to Senior Noteholders. This discussion does not purport to be complete or to deal with all aspects of federal income taxation or any aspects of state or local taxation that may be relevant to Senior Noteholders in light of their particular circumstances, nor to certain types of Senior Noteholders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, tax-exempt organizations and broker-dealers). This discussion is based upon current provisions of the Internal Revenue Code as of 1986, as amended (the "Code"), existing

                                       95
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and proposed Treasury Department regulations thereunder (the "Treasury
Regulations"), and current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. In addition, this summary is generally limited to investors who purchase Senior Notes in their initial distribution and who will hold the Senior Notes as "capital assets" -- generally, property held for investment -- within the meaning of
Section 1221 of the Code.



     There are no cases or Internal Revenue Service (the "IRS") rulings with respect to transactions similar to those described in this prospectus with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions set forth below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below as well as the tax consequences to Senior Noteholders. The parties do not intend to seek a ruling from the IRS on any of the issues discussed below. Moreover, there can be no assurance that if such a ruling were sought, the IRS would rule favorably.



     Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to events that have occurred at the time the advice is rendered, is not given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are advised to consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. It is recommended that prospective investors consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership and disposition of the Senior Notes, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.



     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to Senior Noteholders in light of their personal investment circumstances.


Senior Notes

     General


     Tax Characterization of the Trust. In the opinion of Steel Hector & Davis LLP, special counsel to the Transferor, subject to the assumptions and qualifications contained in that opinion, under existing law the Trust will not be classified as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion is based on the assumptions that, among other things, the Senior Notes, the Subordinated Notes and the Certificates will be issued pursuant to the terms of the Basic Documents and that such terms will be complied with. However, counsel's opinion is not binding on the IRS and no assurance can be given that such characterization will prevail. Some contrary characterizations that could be asserted by the IRS are described below under "-- Possible Alternative Treatment of the Notes or Trust".


     Characterization of the Senior Notes as Indebtedness. The Transferor and the Owner Trustee will agree, and the Senior Noteholders will agree by their purchase of Senior Notes, to treat the Senior Notes for federal, state and local income and franchise tax purposes as indebtedness, secured by the assets of the Trust. However, the SUBI Certificate Transfer Agreement generally refers to the transfer of the Vehicle SUBI Certificate as an "absolute sale, transfer and assignment," and the Transferor will treat the SUBI Certificate Transfer Agreement, for some non-tax accounting purposes, as causing a transfer of an ownership interest in the Vehicle SUBI Certificate and not as creating a debt obligation.

     For U.S. federal income tax purposes, the economic substance of a transaction often determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as taxpayers, in more limited circumstances, to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants have characterized

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the transaction differently for non-tax purposes. In Commissioner v. Danielson,
378 F.2d 771 (3d Cir. 1967) ("Danielson"), the Third Circuit Court of Appeals substantially limited the circumstances in which a taxpayer for tax purposes could ignore the form of a transaction. Some courts have followed this decision while others have not. Danielson related to the treatment of a bargained-for allocation of purchase price, which various taxpayers were characterizing in different ways, and the application of the Danielson rationale to the Senior Notes, where all of the parties have agreed on a consistent tax characterization of the transaction, is arguably not appropriate. However, in United States v. Scharrer, 229 B.R. 210 (M.D. Fla. 1999), the District Court, citing Danielson, reversed a bankruptcy court's decision that a purported sale of lease payments was a borrowing, on the grounds that the form of the transaction was a sale rather than a borrowing. While the facts of the case differ from those involving the Senior Notes, the case extends Danielson to sale/borrowing transactions. Nevertheless, it is the opinion of Steel Hector & Davis LLP, special counsel to the Transferor, that in a properly presented case, the Danielson doctrine would not prevent a determination of the tax characterization of the Senior Notes based on the economic substance of the transaction.


     In the opinion of Steel Hector & Davis LLP, special tax counsel to the Transferor, subject to the assumptions and qualifications contained in that opinion, under existing law the Senior Notes will be treated as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Senior Notes is correct.

     Stated Interest. Stated interest on the Senior Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Senior Note Owner's method of tax accounting.

     Original Issue Discount. A Senior Note will be treated as issued with Original Issue Discount ("OID") if the excess of its stated redemption price at maturity over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the Senior Note to its maturity. It is expected that the Senior Notes will be issued with de minimis OID. Generally, the issue price of a Senior Note should be the first price at which a substantial amount of the Senior Notes included in the issue of which the Senior Note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Senior Note is expected to equal the principal amount of the related Senior Note. Any amount not treated as OID because it is de minimis OID must be included in income -- generally as gain from the sale of that Senior Note -- as principal payments are received on the related Senior Notes in the proportion that each such payment bears to the original principal balance of that Senior Note.

     If the Senior Notes are issued with OID, Senior Noteholders generally will be required to include OID in income for each accrual period in advance of receipt of the cash representing that OID. A holder of a debt instrument issued with OID is required to recognize as ordinary income the amount of OID on the debt instrument as such discount accrues, in accordance with a constant yield method. Because the payments on the Senior Notes may be accelerated by reason of prepayments on or the sale of some of the SUBI Assets, the periodic accrual of OID, other than de minimis OID, may have to be determined under section 1272(a)(6) of the Code by taking into account both the prepayment assumption used in pricing the Senior Notes and the prepayment experience. The amount of OID that will accrue on a Senior Note during an accrual period -- generally the period between interest payments or compounding dates -- is the excess, if any, of the sum of

     - the present value of all payments remaining to be made on the Senior Note as of the close of the accrual period, and

     - the payments during the accrual period of amounts included in the stated redemption price of the Senior Note,

over the adjusted issue price of the Senior Note at the beginning of the accrual period. An accrual period is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Trust intends to report OID on the basis of an accrual period that corresponds to the interval between Payment Dates. The adjusted issue price of a Senior Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to that Senior Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:

     - the original yield to maturity of the Senior Note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

     - events which have occurred before the end of the accrual period, and

     - the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

No regulations have been issued under section 1272(a)(6) so it is not clear if that section of the Code would apply to the Senior Notes if they are treated as having OID.

     The effect of this method is to increase the portions of OID required to be included in income by a Senior Noteholder to take into account prepayments on the Specified Leases at a rate that exceeds the original prepayment assumption, and to decrease -- but not below zero for any period -- the portions of OID required to be included in income by a Senior Noteholder to take into account prepayments on or the sale of some of the SUBI Assets at a rate that is slower than the original prepayment assumption. Although OID will be reported to Senior Noteholders based on the original prepayment assumption, no representation is made to Senior Noteholders that Specified Leases will be prepaid at that rate or at any other rate.

     The holder of a Senior Note that has a fixed maturity date of not more than one year from the issue date of that Senior Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and some cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Some special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Market Discount. The Senior Notes, whether or not issued with OID, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if the Senior Note Owner purchases a Senior Note, as the case may be, at a market discount -- that is, a discount from its stated redemption price at maturity, which is generally the stated principal balance -- or if the related Senior Notes were issued with OID, its original issue price, as adjusted for accrued original issue discount that exceeds a de minimis amount specified in the Code, and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (1) that gain or principal payment or (2) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related Senior Note multiplied by a fraction, the numerator of which is the number of days the Senior Note Owner held that Senior Note and the denominator of which is the number of days from the date the Senior Note Owner acquired that Senior Note until its maturity date. The Senior Note Owner of a Senior Note may elect, however, to determine accrued market discount under the constant-yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Senior Note with accrued market discount. A Senior Note Owner may elect to include market discount in gross income as it accrues and, if that Senior Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of a Senior Note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Total Accrual Election. A Senior Note Owner may elect to include in gross income all interest that accrues on a Senior Note using the constant-yield method described above under the heading "-- Original Issue Discount", with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "-- Amortizable Bond Premium") or acquisition premium.

     In applying the constant-yield method to a Senior Note with respect to which this election has been made, the issue price of the Senior Note will equal the electing Senior Note Owner's adjusted basis in the Senior Note immediately after its acquisition, the issue date of the Senior Note will be the date of its acquisition by the electing Senior Note Owner, and no payments on the Senior Note will be treated as payments of qualified stated interest. This election will generally apply only to the Senior Note with respect to which it is made and may not be revoked without the consent of the IRS. Senior Note Owners should consult with their own advisers as to the effect in their circumstances of making this election.

     Amortizable Bond Premium. In general, if a Senior Note Owner purchases a Senior Note at a premium -- that is, an amount in excess of the amount payable upon maturity -- that Senior Note Owner will be considered to have purchased that Senior Note with "amortizable bond premium" equal to the amount of such excess. That Senior Note Owner may elect to amortize that bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Senior Note. That Senior Note Owner's tax basis in the Senior Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the Senior Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Senior Note held by a Senior Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Senior Note. The Treasury Regulations specifically exclude debt instruments that are subject to Section 1272(a)(6) of the Code from the amortizable bond premium rules contained in those regulations (see the discussion of Section 1272(a)(6) in "-- Original Issue Discount" above).


     Disposition of Senior Notes. A Senior Note Owner's adjusted tax basis in a Senior Note will be its cost, increased by the amount of any OID, market discount, acquisition discount and gain previously included in income with respect to the Senior Note, and reduced by the amount of any payments on the Senior Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Senior Note. A Senior Note Owner will generally recognize gain or loss on the sale or retirement of a Senior Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Senior Note. Such gain or loss will be capital gain or loss, except to the extent attributable to accrued but unpaid interest or as described above under "-- Market Discount", and will be long-term capital gain or loss if their Senior Note was held for more than one year. In addition, if the Section 1272(a)(6) rules apply, any OID that has not accrued at the time of payment in full of a Senior Note will be treated as ordinary income.


     Subject to the OID and market discount rules discussed above and to the one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided the Senior Note was held as a capital asset. The maximum federal income tax rate applicable to capital gains and ordinary income for corporations is 35%. The maximum ordinary federal income tax rate for individuals, estates and trusts is 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20%. Under the Taxpayer Relief Act of 1997, the maximum rates on long-term capital gains will be reduced further in the year 2001 and thereafter for some individual taxpayers that meet specified conditions. Each prospective investor should consult its tax advisor concerning these tax law changes.

     Information Reporting and Backup Withholding

     The Indenture Trustee will be required to report annually to the IRS, and to each Senior Noteholder, the amount of interest paid on the Senior Notes, and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients -- generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each Senior Noteholder, other than Senior Noteholders who are not subject to the reporting requirements, will be required to provide, under penalty of perjury, a certificate containing the Senior Noteholder's name, address, correct federal taxpayer identification number -- which would include a social security number -- and a statement that the Senior Noteholder is not subject to backup withholding. Should a non-exempt Senior Noteholder fail to provide the required certification or should the IRS notify the Indenture Trustee or the Trust that the Senior Noteholder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold, or cause to be withheld, 31% of the interest otherwise payable to the Senior Noteholder, and remit the withheld amounts to the IRS as a credit against the Senior Noteholder's federal income tax liability.


     Tax Consequences to Foreign Investors



     The following information describes the United States federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (a) a citizen or resident of the United States that is a natural person, (b) a corporation or partnership for federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia, other than a partnership that is not treated as a "United States person" within the meaning of that term as it is used in the Code or the Treasury Regulations, (c) an estate whose income is subject to United States federal income tax regardless of its source of income, or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and the Treasury Regulations prior to such date, that elect to continue to be treated as United States persons under the Code or the Treasury Regulations will not be Foreign Persons.


     - Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (1) is not actually or constructively a "10% percent shareholder" of the Trust or Ryder, or a "controlled foreign corporation" with respect to which the Trust or Ryder is a "related person" within the meaning of the Code, and
       (2) provides an appropriate statement (Form W-8), signed under penalty of perjury, certifying that the Senior Note Owner is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of that change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If the interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

     - Any capital gain realized on the sale or other taxable disposition of a Senior Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (2) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and some other requirements are met.

     - If the interest, gain or income on a Senior Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Senior Note Owner (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.


     Withholding Regulations



     On October 6, 1997, the Treasury Department issued final regulations (the "Withholding Regulations") which make some modifications to the withholding, backup withholding and information reporting rules described above. The Withholding Regulations attempt to unify certification requirements and modify reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to some transition rules. Prospective investors are urged to consult their own tax advisors regarding the effect of the Withholding Regulations on their purchase, ownership and disposition of the Senior Notes.



     Possible Alternative Treatment of the Senior Notes



     Although, as described above, it is the opinion of Steel Hector & Davis LLP that the Senior Notes will properly be characterized as debt for federal income tax purposes, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization shall prevail. If the IRS were to contend successfully that the Senior Notes did not represent debt for federal income tax purposes, certain adverse tax consequences to the Trust and the holders of Senior Notes could result. For example, the Trust would likely be considered a "publicly-traded partnership", and as a result treated for U.S. tax purposes as an association taxed as a corporation. In addition, income to certain tax-exempt entities (including pension funds) generally would be "unrelated business taxable income", and income to foreign U.S. holder of Senior Notes generally would be subject to U.S. withholding tax and reporting requirements. While the Transferor strongly believes that any challenge by the IRS, if made, would be unsuccessful, there can be no assurance of this result. Prospective investors are advised to consult with their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of the Senior Notes.



                     DELAWARE AND FLORIDA TAX CONSEQUENCES


General


     Set forth below is a summary of some state income tax consequences of the purchase, ownership and disposition of the Senior Notes. This discussion is not comprehensive and is based upon current law, administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that state income tax authorities will not challenge the conclusions stated below, and no ruling from state income tax authorities has been or will be sought on any of the issues discussed below. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to the holders of the Senior Notes in all states. Holders of the Senior Notes are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of the Senior Notes.


Delaware

     The Transferor has been organized as a Delaware business trust. In the opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Trust, assuming that the Senior Notes are treated as debt for federal income tax purposes, the Senior Notes will be treated as debt for Delaware state income tax purposes. Assuming further that none of the Origination Trust, the Transferor or the Trust will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, none of the Origination Trust, the Transferor or the Trust will be subject to the Delaware state income tax at the entity level. Further, in the opinion of Richards, Layton & Finger P.A., Senior Note Owners not otherwise subject to taxation in Delaware would not become subject to taxation in Delaware solely because of a Senior Note Owner's ownership of a Senior Note.

Florida


     Ryder is organized under the laws of, and its headquarters is located in, the State of Florida. The Florida Administrative Code includes a rule (the "Loan Rule"), promulgated under the Florida Income Tax Code, which provides that a financial organization earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax irrespective of the place of receipt of that interest. A "financial organization" is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private bank, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to an investment in the Senior Notes, then a financial organization investing in the Senior Notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Steel Hector & Davis LLP, special counsel to the Transferor, is of the opinion that, if the matter were properly presented to a court having jurisdiction, and assuming interpretation of relevant law on a basis consistent with existing authority, that court would hold that the Loan Rule would not apply to an investment in the Senior Notes or the receipt of interest thereon by a financial organization with no other Florida contacts. Consequently, prospective investors are urged to consult their own tax advisers as to the applicability of Florida taxation to their investments in the Senior Notes and to their ability to offset any such Florida tax against any other state tax liabilities that such investors might have.



     On the Closing Date, Steel Hector & Davis LLP will also render an opinion that (i) the Trust will not be classified as an association taxable as a corporation for Florida income tax purposes and (ii) the Senior Notes will be treated as debt for Florida income tax law, and (iii) Senior Note Owners not otherwise subject to taxation in Florida would not become subject to Florida income taxation solely because of a Senior Note Owner's ownership of a Senior Note.


Miscellaneous


     In the event that any state or locality imposes a tax on the Origination Trust, the Transferor or the Trust at the entity level, the UTI Beneficiaries have agreed to indemnify the holders of the SUBIs for the full amount of such taxes. If the UTI Beneficiaries should fail to fulfill their respective indemnification obligations, amounts otherwise distributable to them as holders of the UTI will be used to satisfy these indemnification obligations. However, it is possible that the Senior Noteholders could incur a loss on their investment in the event the UTI Beneficiaries did not have sufficient assets available, including distributions on the UTI, to satisfy these state or local tax liabilities.


     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE DO NOT PURPORT TO ADDRESS THE APPLICABILITY OF STATE TAX LAWS OTHER THAN THE TREATMENT OF THE TRUST AND THE SENIOR NOTE OWNERS UNDER THE LAWS OF FLORIDA AND DELAWARE AND MAY NOT BE APPLICABLE DEPENDING UPON A SENIOR NOTE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

General


     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes some restrictions on employee benefit or other plans subject to ERISA or
Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons (collectively, "Parties in Interest") with respect to those Plans, that could affect purchases of the Senior Notes by or on behalf of Plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the requirements of ERISA or Section 4975 of the Code and assets of those plans may be invested in Senior Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any government or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.


     Investments by most Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a Plan's investment be made in accordance with the documents governing the Plan.

Prohibited Transactions


     Some transactions involving the Trust might be deemed to constitute or give rise to prohibited transactions under ERISA and Section 4975 of the Code if assets of the Trust were deemed to be assets of a Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Plan for purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no guidance under ERISA on how this definition applies generally, or in particular to a security like the Senior Notes, the Transferor believes that the Senior Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Senior Notes are treated as an equity interest for such purposes, the acquisition or holding of Senior Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, a Trustee, any Certificateholder, or any of their affiliates, is or becomes a Party in Interest with respect to that Plan. In that case, some exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Senior Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts some transactions involving insurance company pooled separate accounts, PTCE 95-60, which exempts some transactions involving insurance company general accounts, PTCE 91-38, which exempts some transactions involving bank collective investment funds, PTCE 96-23, which exempts some transactions effected on behalf of a Plan by an "in-house asset manager", and PTCE 84-14, which exempts some transactions effected on behalf of a Plan by a "qualified professional asset manager".



     A Plan fiduciary considering the purchase of Senior Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Acceptance of subscriptions for Senior Notes on behalf of plans is in no respect a representation by the Transferor, the Trust, Ryder or any other party that this investment meets all relevant legal requirements with respect to investments by any particular plan or that such investment is appropriate for any particular plan. Each plan fiduciary should consult with its attorneys and financial advisors as to the propriety of an investment in light of the circumstances of the particular plan and the restrictions of ERISA and Section 4975 of the Code.



     Each purchaser or transferee of a Senior Note, by its acceptance of that Senior Note, will be deemed to have represented that (A) such transferee is not, and will not acquire the Senior Note on behalf or with the assets of, any "employee benefit plan" as defined in Section 3(3) of ERISA or any other "plan" as defined in Section 4975(e)(1) of the Code, or (B) the transferee's acquisition and holding of the Senior Note is covered by PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption.

                          RATINGS OF THE SENIOR NOTES



     The Senior Notes will be issued only if the Class A-1 Notes are rated in the highest short-term rating category and the other Senior Notes are rated in the highest long-term category by each Rating Agency. The ratings of the Senior Notes will be based primarily upon the value of the Specified Leases, the Reserve Fund, the Residual Value Surplus Account and the terms of the Subordinated Notes and the Certificates. There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating with respect to the Senior Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Senior Notes.



     The ratings of the Senior Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Senior Notes, inasmuch as such a rating does not comment as to market price or suitability for a particular investor. The ratings of the Senior Notes address the likelihood of the payment of principal of and interest on the Senior Notes pursuant to their terms.



     There can be no assurance as to whether any agency other than the assigning Rating Agency will rate the Senior Notes or, if one does, what rating will be assigned by such other rating agency. A rating on the Senior Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Notes by the assigning Rating Agency.



                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Senior Notes (the "Underwriting Agreement"), the Transferor has agreed to sell to the underwriters named below (the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), and the Underwriters have agreed to purchase, severally but not jointly, the following principal amounts of the Senior Notes.


                                             CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5
               UNDERWRITER                  SENIOR NOTES   SENIOR NOTES   SENIOR NOTES   SENIOR NOTES   SENIOR NOTES
               -----------                  ------------   ------------   ------------   ------------   ------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated .................
First Union Securities, Inc. .............
Salomon Smith Barney Inc. ................
                                            -----------    -----------    -----------    -----------    -----------
         Total............................  $28,000,000    $63,000,000    $54,000,000    $53,000,000    $84,900,000
                                            ===========    ===========    ===========    ===========    ===========


     The Underwriting Agreement provides, subject to conditions precedent, that the Underwriters will be obligated to purchase all the Senior Notes if any are purchased. The Underwriting Agreement provides that if there is an event of default by an Underwriter, in some circumstances the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated. The Underwriters have agreed to reimburse the Transferor for some of its expenses incurred in connection with the offering of the Senior Notes.


     The Transferor has been advised by the Representative that the Underwriters propose initially to offer the Senior Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the principal amount of the Senior Notes set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the principal amount of the Senior Notes set forth below.



                                                                               REALLOWANCE
CLASS OF SENIOR NOTES                                 SELLING CONCESSION         DISCOUNT
---------------------                                 ------------------   --------------------
Class A-1...........................................            %                     %
Class A-2...........................................            %                     %
Class A-3...........................................            %                     %
Class A-4...........................................            %                     %
Class A-5...........................................            %                     %

     The Transferor and Ryder have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which the Underwriters may be required to make in respect thereof.

     Upon receipt of a request by an investor who has received an electronic Prospectus from the Transferor, its affiliates or an Underwriter, or of a request by such investor's representative, within the period during which there is an obligation to deliver a Prospectus, the Transferor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

     Until the distribution of the Senior Notes is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase Senior Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Senior Notes. Such transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such classes of Senior Notes.

     Neither the Transferor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Senior Notes. In addition, neither the Transferor nor the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Transferor has been advised by the Underwriters that they presently intend to make a market in the Senior Notes; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Senior Notes will develop.

                                 LEGAL MATTERS


     Steel Hector & Davis LLP, Miami, Florida, will pass on the legality of the Senior Notes for the Transferor. The Transferor is also being advised on various other legal matters, including federal income tax matters relating to the Senior Notes, by Steel Hector & Davis LLP. Richards, Layton & Finger P.A., Wilmington, Delaware, will act as Delaware counsel to the Transferor. Various legal matters with respect to insolvency issues relating to the Senior Notes will be passed upon for the Transferor by Brown & Wood LLP, San Francisco, California. Brown & Wood LLP will act as counsel for the Underwriters. Brown & Wood LLP has rendered services to the Transferor and its affiliates in connection with the establishment of the Origination Trust and in some matters not related to the Senior Notes offered by this prospectus.


                                    EXPERTS


     The balance sheets of Ryder Truck Rental LT as of December 31, 1998 and 1997 and the related statements of operations, changes in trust equity and cash flows for the year ended December 31, 1998 and period from July 23, 1997 (date of inception) through December 31, 1997 have been included in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.



     The balance sheet of Ryder Vehicle Lease Trust 1999-A as of September 9, 1999 has been included in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.


                             AVAILABLE INFORMATION

     The Transferor, as originator of the Trust, Ryder Funding LP, as originator of the Origination Trust, the Origination Trust, as issuer of the SUBIs, and the Trust, as issuer of the Notes, have filed with the SEC a Registration Statement on Form S-1 (together with all amendment and exhibits thereto, the "Registration

Statement"), of which this prospectus is a part, under the Securities Act of 1933, with respect to the Senior Notes being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the SEC at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Administrative Agent, on behalf of the Trust, will also file or cause to be filed with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder.

                            INDEX OF PRINCIPAL TERMS



     Set forth below is a list of capitalized terms used in this Offering Circular and the pages on which the definitions of those terms may be found.



Term                                              Page
----                                              ----
1999-A SUBI.....................................   15
Accrual Period..................................   48
Administration Agreement........................   19
Administration Fee..............................   80
Administrative Agent............................   19
Administrative Agent Defaults...................   81
Administrator...................................   17
Advance.........................................   78
Aggregate Cutoff Date Securitization Value......   38
Annual Termination Option.......................   27
Available Funds.................................   55
Available Funds Shortfall Amount................   55
Available Principal Distribution Amount.........   49
Bankruptcy Code.................................   88
Basic Documents.................................   48
Business Day....................................   48
Casualty Proceeds...............................   77
Casualty Termination Lease......................   50
Cede............................................   47
Cedelbank.......................................   51
Cedelbank Participants..........................   51
Certificate Balance.............................   49
Certificate Distribution Account................   63
Certificate Rate................................   60
Certificates....................................   16
Closing Date....................................   16
Code............................................   95
Collection Period...............................   54
Collections.....................................   74
Conditional Prepayment Rate.....................   44
Contingent and Excess Liability Insurance.......   64
Cooperative.....................................   53
CPR.............................................   44
Cutoff Date.....................................   22
Cutoff Date Securitization Value................   32
Daily Advance Reimbursements....................   78
Default Termination Lease.......................   50
Defaulted Vehicle...............................   75
Definitive Notes................................   48
Deposit Date....................................   62
Depositaries....................................   51
Determination Date..............................   54
Disposition Expenses............................   75
Distribution Accounts...........................   63
DTC.............................................   47
ERISA...........................................  102
Euroclear.......................................   51
Euroclear Operator..............................   53
Euroclear Participants..........................   51
Excess Amounts..................................   55
Exchange Act....................................   36
Expired Vehicle.................................   75
Final Payment Date..............................   43
Financial Component.............................   29
Financial Component Advances....................   78
Fixed Charge....................................   29
Foreign Person..................................  100



Term                                              Page
----                                              ----
Full Financial Component Advance................   78
Indenture.......................................   16
Indenture Default...............................   64
Indenture Trustee...............................   16
Indirect Participants...........................   51
Initial Certificate Balance.....................   16
Initial Deposit.................................   62
Initial Securities Balance......................   57
Initial Senior Note Balance.....................   16
Initial Subordinated Note Balance...............   16
Insolvency Laws.................................   88
Insurance Casualty Proceeds.....................   77
Insurance Proceeds..............................   77
Insured Vehicles................................   25
Interest Rate...................................   48
IRS.............................................   96
Issuer SUBI Certificate Transfer Agreement......   22
Lease...........................................   24
Lease Default...................................   37
Lease SUBI......................................   15
Lease SUBI Assets...............................   21
Lease SUBI Certificate..........................   16
Lease Term......................................   25
Leases..........................................   19
Loan Rule.......................................  102
Loss............................................   73
Maintenance Provider............................   19
Maturity Date...................................   24
Monthly Period..................................   80
Monthly Remittance Condition....................   74
Net Book Value..................................   32
Non-Petition Parties............................   87
Note Distribution Account.......................   63
Note Factor.....................................   47
Notes...........................................   16
Obligor.........................................   18
Obligor Vehicles................................   75
OID.............................................   97
Optimal Principal Distributable Amount..........   50
Optional Purchase...............................   57
Optional Purchase Price.........................   57
Origination Trust...............................   15
Origination Trust Agreement.....................   19
Origination Trust Assets........................   19
Origination Trustee.............................   19
Other SUBI......................................   15
Other SUBI Assets...............................   71
Other SUBI Certificates.........................   19
Other SUBI Supplement...........................   71
Owner Trustee...................................   17
Partial Financial Component Advance.............   78
Partial Financial Component Payment.............   75
Participants....................................   51
Parties in Interest.............................  102
Payment Date....................................   48
Payment Date Advance Reimbursement..............   56
Permitted Investments...........................   64

Term                                              Page
----                                              ----
Plan Assets Regulation..........................  103
Plans...........................................  102
Principal Carryover Shortfall...................   49
Principal Distribution Amount...................   49
Program Operating Lease.........................   16
Program Operating Lease Default.................   59
Program Operating Lease Payments................   59
Program Operating Lease Termination Date........   59
PTCE............................................  103
Quarterly Principal Distributable Amount........   49
Rating Agency...................................   16
Reallocation Payment............................   42
Record Date.....................................   48
Redemption Price................................   57
Registration Statement..........................  105
Representative..................................  104
Required Deposit Rating.........................   63
Reserve Fund....................................   61
Reserve Fund Draw Amount........................   62
Reserve Fund Requirement........................   62
Residual Value..................................   32
Residual Value Losses...........................   76
Residual Value Surplus..........................   76
Residual Value Surplus Account..................   62
Residual Value Surplus Draw Amount..............   62
Retained Administration Payment.................   61
Retained Certificate Distribution Amount........   55
Retained SUBI Certificate.......................   22
Retained SUBI Interest..........................   16
RTR I LLC.......................................   19
RTR I LP........................................   15
RTR II LLC......................................   19
RTR II LP.......................................   15
RTR III LLC.....................................   23
Ryder...........................................   15
Ryder System....................................   23
Sales Proceeds..................................   76
Sales Proceeds Advance..........................   78
Salvage Casualty Proceeds.......................   77
Schedule A......................................   24
Securities......................................   16
Securities Balance..............................   49
Securitization Rate.............................   32
Securitization Value............................   32
Securityholders.................................   16
Senior Note Balance.............................   49
Senior Note Distribution Amount.................   57
Senior Note Owner...............................   50
Senior Noteholders..............................   48



Term                                              Page
----                                              ----
Senior Notes....................................   16
Short-Term Note.................................   98
Special Event Purchase..........................   77
Specified Leases................................   15
Specified Vehicles..............................   15
SUBI............................................   15
SUBI Assets.....................................   15
SUBI Certificate Transfer Agreement.............   22
SUBI Certificates...............................   16
SUBI Collection Account.........................   61
SUBI Interest...................................   16
SUBI Supplement.................................   21
SUBI Trust Agreement............................   21
Subordinated Note Balance.......................   49
Subordinated Note Rate..........................   60
Subordinated Noteholder.........................   62
Subordinated Notes..............................   16
Substitute Vehicle..............................   25
Taxes...........................................   27
Termination Proceeds............................   76
Termination Value...............................   28
Termination Value Payment.......................   28
Terms and Conditions............................   54
Titling Grace Period............................   21
Titling Grace Period Vehicles...................   93
TLSA............................................   24
Total Monthly Payment...........................   29
Transferor......................................   16
Transferor Certificate..........................   17
Treasury Regulations............................   96
Trust...........................................   16
Trust Administration Agreement..................   17
Trust Agent.....................................   19
Trust Agreement.................................   16
Trust Estate....................................   18
U.S. Bank.......................................   19
UCC.............................................   51
Underwriters....................................  104
Underwriting Agreement..........................  104
UTI.............................................   15
UTI Assets......................................   71
UTI Beneficiaries...............................   15
UTI Certificates................................   19
Vehicle SUBI....................................   15
Vehicle SUBI Assets.............................   18
Vehicle SUBI Certificate........................   16
Vehicles........................................   19
Withholding Regulations.........................  101

                        Ryder Vehicle Lease Trust 1999-A

                           and Ryder Truck Rental LT

                         INDEX TO FINANCIAL STATEMENTS


                                                              Page
                                                              ----
Independent Auditors' Report for Ryder Vehicle Lease Trust
1999-A......................................................   F-2
Ryder Vehicle Lease Trust 1999-A Balance Sheet..............   F-3
Ryder Vehicle Lease Trust 1999-A Notes to Balance Sheet.....   F-4
Independent Auditors' Report for Ryder Truck Rental LT......   F-5
Ryder Truck Rental LT Balance Sheet.........................   F-6
Ryder Truck Rental LT Statement of Operations...............   F-7
Ryder Truck Rental LT Statement of Changes in Trust
  Equity....................................................   F-8
Ryder Truck Rental LT Statement of Cash Flows...............   F-9
Ryder Truck Rental LT Notes to Financial Statements.........  F-10

                          Independent Auditors' Report

Chase Manhattan Bank Delaware,
as Owner Trustee for
Ryder Vehicle Lease Trust 1999-A:

     We have audited the accompanying balance sheet of Ryder Vehicle Lease Trust 1999-A as of September 9, 1999. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Ryder Vehicle Lease Trust 1999-A as of September 9, 1999 in conformity with generally accepted accounting principles.

                                          KPMG LLP


Miami, Florida
September 9, 1999

                        Ryder Vehicle Lease Trust 1999-A

                                 Balance Sheet

                               September 9, 1999


ASSETS
  Cash......................................................  $1,000
                                                              ------
  Total assets..............................................  $1,000
                                                              ======
LIABILITIES & TRUST EQUITY
  Contributed Capital.......................................  $1,000
                                                              ------
  Total liabilities and trust equity........................  $1,000
                                                              ======


                    See accompanying notes to balance sheet.

                        Ryder Vehicle Lease Trust 1999-A

                             Notes To Balance Sheet


                               September 9, 1999


(1) ORGANIZATION

     Ryder Vehicle Lease Trust 1999-A (the "Trust"), a Delaware business trust, was formed on June 21, 1999. The purpose and responsibilities of the Trust are described in the Amended and Restated Trust Agreement among Ryder Funding LP and Chase Manhattan Bank Delaware, as owner trustee.

     The Trust is organized under Chapter 38 of the Delaware Business Trust Act. The purpose of the Trust is to conserve Trust assets and collect and disburse the periodic income from such assets. In order to achieve this purpose the Trust will a) issue securities, b) acquire a special unit of beneficial interest ("SUBI") in Ryder Truck Rental LT, c) collect payments on the lease of the SUBI,
d) make payments on the securities, e) enter into and perform obligations to which it is a party, and f) engage in other transactions necessary, incidental to or connected with any of the foregoing activities.

     Ryder Truck Rental LT (the "Origination Trust") was created by Ryder Truck Rental, Inc. ("RTR") and acts as a custodian nominee holder of vehicle titles to facilitate transfers of ownership of vehicles in connection with securitizations. The Origination Trust reduces costs associated with securitizations by eliminating the time and expense of re-titling vehicles upon transfer of ownership of the vehicles to an issuer trust in a securitization. RTR purchases vehicles that are nominally titled in the name of the Origination Trust. The Origination Trust is a passive entity that is acting as a custodian and serving as a nominee holder of record title to vehicles, with beneficial ownership and use of the vehicles being vested in the holders of beneficial interests in the trust. The initial beneficial interest in the Origination Trust is held by entities which are wholly owned by RTR. Such beneficial ownership interest in the vehicles is evidenced by ownership of 100% of the undivided trust interest ("UTI") in the assets titled in the name of the Origination Trust by RTR.

     From time to time, and in connection with securitization transactions, the owners of the UTI certificates will direct the Origination Trust to remove certain vehicles from the UTI and transfer beneficial ownership of those vehicles to a special unit of beneficial interest (a vehicle SUBI). Concurrently, RTR will contribute the related commercial lease contracts to the Origination Trust and direct the Origination Trust to transfer beneficial ownership of those lease contracts to a special unit of beneficial interest (a lease SUBI). A vehicle SUBI and lease SUBI represent the beneficial ownership interest transferred to an issuer trust in a securitization,

     The Trust will use the proceeds from the issuance and sale of senior notes and other securities to purchase a vehicle SUBI. Payment of the senior notes will be secured by the vehicle SUBI and a security interest in lease contracts through the lease SUBI.

     When the senior notes and other securities are issued, the Trust and Ryder Funding LP (the "Transferor") will enter into a program operating lease, under which the Transferor will make payments on the program operating lease in an amount generally equal to certain financial component and termination value payments made on or for the specified lease contracts and specified vehicles.

     The Trust will apply these collected payments to pay interest on and principal of the senior notes and other securities in accordance with their terms. Payments of interest and principal on the senior notes and other securities will be largely dependent upon receipt of payments on the program operating lease, which is dependent upon payments on the underlying lease contracts.

     On September 9, 1999 Ryder Funding LP contributed $1,000 for the initial undivided trust interests.

(2) INCOME TAXES

     Neither the Trust nor any sub-trust constitutes a separate entity for Federal income tax purposes or for state income or franchise purposes. Accordingly, no taxes are provided for, as trust income is passed through to the beneficiaries of the Trust.

                          Independent Auditors' Report


RTRT Inc.,
as Trustee of
Ryder Truck Rental LT:

     We have audited the accompanying balance sheets of Ryder Truck Rental LT as of December 31, 1998 and 1997, and the related statements of operations, changes in trust equity and cash flows for the year ended December 31, 1998 and for the period from July 23, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ryder Truck Rental LT as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and for the period from inception through December 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Miami, Florida

September 9, 1999

                             Ryder Truck Rental LT


                                 Balance Sheets

                         June 30, 1999 (unaudited) and
                           December 31, 1998 and 1997

                                                                             December 31,
                                                               June 30,     ---------------
                                                                 1999        1998     1997
                                                              -----------   ------   ------
                                                              (unaudited)
ASSETS
  Cash......................................................    $76,176     75,055   75,000
                                                                -------     ------   ------
  Total assets..............................................    $76,176     75,055   75,000
                                                                =======     ======   ======
LIABILITIES & TRUST EQUITY
  Trust Equity..............................................    $76,176     75,055   75,000
                                                                -------     ------   ------
  Total liabilities and trust equity........................    $76,176     75,055   75,000
                                                                =======     ======   ======

                See accompanying notes to financial statements.

                             Ryder Truck Rental LT


                            Statements of Operations

                  Six months ended June 30, 1999 (unaudited),
                        Year ended December 31, 1998 and
    Period from July 23, 1997 (date of inception) through December 31, 1997

                                                            Six Months
                                                              ended         Year Ended    Inception to
                                                             June 30,      December 31,   December 31,
                                                               1999            1998           1997
                                                          --------------   ------------   ------------
                                                           (unaudited)
REVENUE:
  Interest income.......................................      $1,121            55              0
                                                              ------           ---            ---
  Total revenue.........................................       1,121            55              0
                                                              ------           ---            ---
EXPENSES:
  Total expenses........................................           0             0              0
                                                              ------           ---            ---
  Net income............................................      $1,121            55              0
                                                              ======           ===            ===

                See accompanying notes to financial statements.

                             Ryder Truck Rental LT


                     Statements of Changes in Trust Equity

                         Six Months Ended June 30, 1999
                   (unaudited), Year ended December 31, 1998
  and period from July 23, 1997 (date of inception) through December 31, 1997

                                                                 Capital      Retained   Trust
                                                              Contributions   Earnings   Equity
                                                              -------------   --------   ------
Inception -- July 23, 1997..................................     $    --          --         --
Capital contributions.......................................      75,000          --     75,000
Net income..................................................          --          --         --
                                                                 -------       -----     ------
Balance at December 31, 1997................................      75,000          --     75,000
Net income..................................................          --          55         55
                                                                 -------       -----     ------
Balance at December 31, 1998................................      75,000          55     75,055
Net income (unaudited)......................................          --       1,121      1,121
                                                                 -------       -----     ------
Balance at June 30, 1999
  (unaudited)...............................................     $75,000       1,176     76,176
                                                                 =======       =====     ======

                See accompanying notes to financial statements.

                             Ryder Truck Rental LT


                            Statements of Cash Flows

                  Six Months Ended June 30, 1999 (unaudited),
                        Year ended December 31, 1998 and
    Period from July 23, 1997 (date of inception) through December 31, 1997

                                                            Six Months      Year Ended    Inception to
                                                          Ended June 30,   December 31,   December 31,
                                                               1999            1998           1997
                                                          --------------   ------------   ------------
                                                           (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES --
  Net income............................................     $ 1,121              55             --
                                                             -------          ------         ------
  Net cash provided by operating activities.............       1,121              55             --
                                                             -------          ------         ------
CASH FLOWS FROM FINANCING ACTIVITIES --
  Payment of note receivable............................          --              --         75,000
                                                             -------          ------         ------
  Net cash provided by financing activities.............          --              --         75,000
                                                             -------          ------         ------
  Net increase in cash..................................       1,121              55         75,000
CASH AT BEGINNING OF PERIOD.............................      75,055          75,000              0
                                                             -------          ------         ------
CASH AT END OF PERIOD...................................     $76,176          75,055         75,000
                                                             =======          ======         ======
NON-CASH FINANCING ACTIVITIES --

During the period ended December 31, 1997, an initial capital contribution of $75,000 was recorded in exchange for a non-interest bearing note receivable.

                See accompanying notes to financial statements.

                             Ryder Truck Rental LT

                         Notes To Financial Statements

                           December 31, 1998 and 1997

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Ryder Truck Rental LT (the "Origination Trust"), a Delaware business trust, was formed on July 24, 1997. The purpose and responsibilities of the Origination Trust are described in the Amended and Restated Trust Agreement among RTR I L.P. and RTR II L.P., each of which is a Delaware limited partnership, as beneficiaries, RTRT, Inc., a Delaware corporation, as trustee, Delaware Trust Capital Management, Inc. and U.S. Bank National Association as trust agent. The grantors of the Origination Trust are affiliates of Ryder Truck Rental, Inc. ("RTR").

     The Origination Trust was created by RTR and acts as a custodian nominee holder of vehicle titles to facilitate transfers of ownership of vehicles in connection with securitizations. The Origination Trust reduces costs associated with securitizations by eliminating the time and expense of retitling vehicles upon transfer of ownership of the vehicles to an issuer trust in a securitization. RTR purchases vehicles that are nominally titled in the name of the Origination Trust. The Origination Trust is a passive entity that is acting as a custodian and serving as a nominee holder of record title to vehicles, with beneficial ownership and use of the vehicles being vested in the holders of beneficial interests in the trust. The initial beneficial interest in the Origination Trust is held by entities which are wholly owned by RTR. Such beneficial ownership interest in the vehicles is evidenced by ownership of 100% of the undivided trust interest ("UTI") in the assets titled in the name of the Origination Trust by RTR.

     From time to time, and in connection with securitization transactions, the owners of the UTI certificates will direct the Origination Trust to remove certain vehicles from the UTI and transfer beneficial ownership of those vehicles to a special unit of beneficial interest (a vehicle SUBI). Concurrently, RTR will contribute the related commercial lease contracts to the Origination Trust and direct the Origination Trust to transfer beneficial ownership of those lease contracts to a special unit of beneficial interest (a lease SUBI). The vehicle SUBI and lease SUBI represent the beneficial ownership interest transferred to an issuer trust in a securitization.

     RTR funds the initial purchase of the vehicles and records the vehicles as assets on its balance sheet. The Origination Trust does not provide any consideration to RTR when titles to the vehicles are transferred to it other than a beneficial interest in the assets for which title has been transferred, and accordingly such vehicles are not recorded as assets on the balance sheet of the Origination Trust.

     As of December 31, 1998 the Origination Trust held title to 6,530 vehicles, of which 2,239 have been transferred to a vehicle SUBI.

     In order to allow the Origination Trust to meet certain state licensing requirements, the grantors of the Origination Trust contributed $75,000 to the trust pursuant to a capital contribution agreement. The agreement provides that such capital shall be permanent and refundable only in the event of the liquidation of the Origination Trust.

(2) INCOME TAXES

     Neither the Origination Trust nor any sub-trust constitutes a separate entity for Federal income tax purposes or for state income or franchise purposes. Accordingly, no taxes are provided on trust income as it is passed through to the Origination Trust beneficiaries.

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the globally offered Senior Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, including seven calendar day settlement.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Senior Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear, in that capacity, and as DTC Participants.

     Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

     Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading Between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Cedelbank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date -- which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date -- which would be the preceding day, when settlement occurred in New York. Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Cedelbank or Euroclear for one day -- until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts -- in accordance with the clearing system's customary procedures;

     - borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

     - each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

     - that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exemption for Non-U.S. Persons -- Form W-8. Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Certificate of Foreign Status on Form W-8. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of that change.

     Exemption for Non-U.S. Person with Effectively Connected Income -- Form 4224. A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing a certificate of Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States on Form 4224.

     Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty
Countries -- Form 1001. Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing an Ownership, Exemption or Reduced Rate Certificate on Form 1001. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Senior Note Owner or his agent.

     Exemption for U.S. Persons -- Form W-9. U.S. Persons can obtain a complete exemption from the withholding tax by filing a Payer's Request for Taxpayer Identification Number and Certification on Form W-9.

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds -- the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means:

     - a citizen or resident of the United States,

     - a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

     - an estate whose income is subject to United States federal income tax, regardless of its source, or

     - a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in regulations, some trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  $282,900,000




                                  (RYDER LOGO)

                        RYDER VEHICLE LEASE TRUST 1999-A

                               RYDER FUNDING L.P.
                                   Transferor

                            RYDER TRUCK RENTAL, INC.
                              Administrative Agent


                           ASSET BACKED SENIOR NOTES:



                       $28,000,000  ___ % CLASS A-1 NOTES


                       $63,000,000  ___ % CLASS A-2 NOTES


                       $54,000,000  ___ % CLASS A-3 NOTES


                       $53,000,000  ___ % CLASS A-4 NOTES


                       $84,900,000  ___ % CLASS A-5 NOTES


                           -------------------------

                                   PROSPECTUS
                           -------------------------


                              MERRILL LYNCH & CO.



                          FIRST UNION SECURITIES, INC.


                              SALOMON SMITH BARNEY

You should rely only the information contained in this prospectus. We have not authorized anyone to provide you with different information.


We are not offering the Senior Notes in any state where the offer is not permitted.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Senior Notes being registered hereby are estimated as follows:


SEC registration fee........................................  $   78,646
Legal fees and expenses.....................................     450,000
Accounting fees and expenses................................     120,000
Rating agency fees..........................................     200,000
Trustee's fees and expenses.................................      50,000
Printing....................................................     150,000
Miscellaneous...............................................       5,000
                                                              ----------
          Total.............................................  $1,053,646
                                                              ==========



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Pursuant to Section 5.08 of the Agreement of Limited Partnership of Ryder Funding LP (the "Transferor"), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Ryder Truck Rental III LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such Indemnified Party's activities on behalf of the Transferor or in furtherance of the interest of the Transferor, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such Indemnified Party.

     Pursuant to Section 5.08 of the Agreement of Limited Partnership of Ryder Truck Rental I LP ("RTR I LP"), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Ryder Truck Rental I LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "RTR I LP Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such RTR I LP Indemnified Party's activities on behalf of RTR I LP or in furtherance of the interest of RTR I LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such RTR I LP Indemnified Party.

     Pursuant to Section 5.08 of the Agreement of Limited Partnership of Ryder Truck Rental II LP ("RTR II LP"), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Ryder Truck Rental II LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "RTR II LP Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such RTR II LP Indemnified Party's activities on behalf of RTR II LP or in furtherance of the interest of RTR II LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by such RTR II LP Indemnified Party.

     Reference is also made to Section 6 of the Underwriting Agreement among the Transferor, RTR, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein (see Exhibit 1.1), which provides for indemnification by the Transferor in certain circumstances.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      a. Exhibits:


 1.1  --   Form of Underwriting Agreement**
 3.1  --   Certificate of Formation of Ryder Truck Rental III LLC**
 3.2  --   Amended and Restated Limited Liability Company Agreement of
             Ryder Truck Rental III LLC dated as of October 1, 1999
             between Ryder Truck Rental, Inc. and RTR Leasing II,
             Inc.**
 3.3  --   Ryder Funding LP Amended and Restated Limited Partnership
             Agreement dated as of October 1, 1999, between Ryder Truck
             Rental, Inc. and Ryder Truck Rental III LLC**
 3.4  --   Certificate of Formation of Ryder Truck Rental I LLC**
 3.5  --   Amended and Restated Limited Liability Company Agreement of
             Ryder Truck Rental I LLC dated as of October 1, 1999
             between Ryder Truck Rental, Inc. and RTR Leasing I, Inc.**
 3.6  --   Ryder Truck Rental I LP Amended and Restated Limited
             Partnership Agreement dated as of October 1, 1999, between
             Ryder Truck Rental, Inc. and Ryder Truck Rental I LLC**
 4.1  --   Form of Indenture between Ryder Vehicle Lease Trust 1999-A and U.S. Bank National Association, as Indenture Trustee
             (including forms of Senior Notes)**
 5.1  --   Opinion of Steel Hector & Davis LLP with respect to
             legality**
 8.1  --   Opinion of Steel Hector & Davis LLP with respect to federal income tax matters**
 8.2  --   Opinion of Steel Hector & Davis LLP with respect to Florida income tax matters**
10.1  --   Second Amended and Restated Trust Agreement among Ryder
             Truck Rental I LP, Ryder Truck Rental II LP, Ryder Truck
             Rental, Inc., Delaware Trust Capital Management, Inc.,
             RTRT, Inc. and U.S. Bank National Association, dated as of
             February 1, 1998*
10.2  --   Form of Supplement 1999-A to Second Amended and Restated
             Trust Agreement among Ryder Truck Rental I LP, Ryder Truck
             Rental II LP, Ryder Truck Rental, Inc., Delaware Trust
             Capital Management, Inc., RTRT, Inc. and U.S. Bank
             National Association (including form of the SUBI
             Certificates)*
10.3  --   Administration Agreement between RTRT, Inc. and Ryder Truck
             Rental, Inc., dated as of February 1, 1998*
10.4  --   Form of Supplement 1999-A to Administration Agreement
             between RTRT, Inc. and Ryder Truck Rental, Inc.**
10.5  --   Form of SUBI Certificate Transfer Agreement between Ryder
             Truck Rental I LP and Ryder Funding LP*
10.6  --   Form of Issuer SUBI Certificate Transfer Agreement between
             Ryder Funding LP and Ryder Vehicle Lease Trust 1999-A*
10.7  --   Form of Amended and Restated Trust Agreement between Ryder
             Funding LP and Chase Manhattan Bank Delaware, as Owner
             Trustee*
10.8  --   Form of Program Operating Lease between Ryder Vehicle Lease
             Trust 1999-A and Ryder Funding LP*
23.1  --   Consent of Steel Hector & Davis LLP (included in Exhibits
             5.1, 8.1 and 8.2)
23.2  --   Consent of Brown & Wood LLP**

23.3  --   Consent of Richards, Layton & Finger, P.A.**
23.4  --   Consent of KPMG LLP**
24.1  --   Power of Attorney*
25.1  --   Statement of Eligibility and Qualification of the Indenture
             Trustee on Form T-1**


---------------

      * Previously filed.

     ** Filed herewith.


     b. Financial Statement Schedules:

       Not applicable.

ITEM 17. UNDERTAKINGS.

     Each undersigned Registrant hereby undertakes as follows:

     (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

     (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the 2nd day of November, 1999.


                                          RYDER FUNDING LP, a Delaware limited
                                          partnership

                                          By:  RYDER TRUCK RENTAL III LLC, a
                                               Delaware limited liability
                                               company, its general partner

                                          By:  RTR LEASING II, INC., a Delaware
                                             corporation, its manager

                                          By:     /s/ JAMES B. GRIFFIN
                                            ------------------------------------
                                                     James B. Griffin
                                                        President

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the 2nd day of November, 1999.


                                          RYDER TRUCK RENTAL I LP, a Delaware
                                          limited
                                               partnership

                                          By:  RYDER TRUCK RENTAL I LLC, a
                                               Delaware
                                             limited liability company, its
                                               general partner

                                          By:  RTR LEASING I, INC., a Delaware
                                               corporation, its manager

                                          By:     /s/ JAMES B. GRIFFIN
                                            ------------------------------------
                                                      James B. Griffin
                                                         President

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the 2nd day of November, 1999.


                                          RYDER TRUCK RENTAL LT, a Delaware
                                          business
                                               trust

                                          By:  RYDER TRUCK RENTAL, INC., a
                                               Florida
                                             corporation, its administrative
                                               agent

                                          By:     /s/ JAMES B. GRIFFIN
                                            ------------------------------------
                                                      James B. Griffin
                                                         President

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the 2nd day of November, 1999.


                                          RYDER VEHICLE LEASE TRUST 1999-A, a
                                               Delaware trust

                                          By:  RYDER FUNDING LP, a Delaware
                                               limited
                                             partnership, solely as originator
                                               of
                                             Ryder Vehicle Lease Trust 1999-A

                                          By:  RYDER TRUCK RENTAL III LLC, a
                                               Delaware limited liability
                                               company, its general partner

                                          By:  RTR LEASING II, INC., a Delaware
                                             corporation, its manager

                                          By:     /s/ JAMES B. GRIFFIN
                                            ------------------------------------
                                                      James B. Griffin
                                                         President

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                   TITLE                      DATE
                   ---------                                   -----                      ----

/s/ JAMES B. GRIFFIN                              Director and President of the      November 2, 1999
------------------------------------------------  Manager of the General Partner
James B. Griffin                                  of RYDER TRUCK RENTAL I LP,
                                                  RYDER TRUCK RENTAL II LP and
                                                  RYDER FUNDING LP (Principal
                                                  Executive Officer)

George P. Scanlon*                                Vice President & Controller of     November 2, 1999
------------------------------------------------  the Manager of the General
George P. Scanlon                                 Partner of RYDER TRUCK RENTAL I
                                                  LP, RYDER TRUCK RENTAL II LP and
                                                  RYDER FUNDING LP
                                                  (Principal Financial and
                                                  Accounting Officer)

M. Anthony Burns*                                 Director of the Manager of the     November 2, 1999
------------------------------------------------  General Partner of RYDER TRUCK
M. Anthony Burns                                  RENTAL I LP, RYDER TRUCK RENTAL
                                                  II LP and RYDER FUNDING LP

Edwin A. Huston*                                  Director of the Manager of the     November 2, 1999
------------------------------------------------  General Partner of RYDER TRUCK
Edwin A. Huston                                   RENTAL I LP, RYDER TRUCK RENTAL
                                                  II LP and RYDER FUNDING LP

John M. Beeson Jr.*                               Director of the Manager of the     November 2, 1999
------------------------------------------------  General Partner of RYDER TRUCK
John M. Beeson Jr.                                RENTAL I LP, RYDER TRUCK RENTAL
                                                  II LP and RYDER FUNDING LP

Michael J. Blake*                                 Director of the Manager of the     November 2, 1999
------------------------------------------------  General Partner of RYDER TRUCK
Michael J. Blake                                  RENTAL I LP, RYDER TRUCK RENTAL
                                                  II LP and RYDER FUNDING LP

            *By: /s/ W. DANIEL SUSIK
   -----------------------------------------
                W. Daniel Susik
                Attorney-in-fact

                                 EXHIBIT INDEX


 1.1  --   Form of Underwriting Agreement**
 3.1  --   Certificate of Formation of Ryder Truck Rental III LLC**
 3.2  --   Amended and Restated Limited Liability Company Agreement of
             Ryder Truck Rental III LLC dated as of October 1, 1999
             between Ryder Truck Rental, Inc. and RTR Leasing II,
             Inc.**
 3.3  --   Ryder Funding LP Amended and Restated Limited Partnership
             Agreement dated as of October 1, 1999, between Ryder Truck
             Rental, Inc. and Ryder Truck Rental III LLC**
 3.4  --   Certificate of Formation of Ryder Truck Rental I LLC**
 3.5  --   Amended and Restated Limited Liability Company Agreement of
             Ryder Truck Rental I LLC dated as of October 1, 1999
             between Ryder Truck Rental, Inc. and RTR Leasing I, Inc.**
 3.6  --   Ryder Truck Rental I LP Amended and Restated Limited
             Partnership Agreement dated as of October 1, 1999, between
             Ryder Truck Rental, Inc. and Ryder Truck Rental I LLC**
 4.1  --   Form of Indenture between Ryder Vehicle Lease Trust 1999-A and U.S. Bank National Association, as Indenture Trustee
             (including forms of Senior Notes)**
 5.1  --   Opinion of Steel Hector & Davis LLP with respect to
             legality**
 8.1  --   Opinion of Steel Hector & Davis LLP with respect to federal income tax matters**
 8.2  --   Opinion of Steel Hector & Davis LLP with respect to Florida income tax matters**
10.1  --   Second Amended and Restated Trust Agreement among Ryder
             Truck Rental I LP, Ryder Truck Rental II LP, Ryder Truck
             Rental, Inc., Delaware Trust Capital Management, Inc.,
             RTRT, Inc. and U.S. Bank National Association, dated as of
             February 1, 1998*
10.2  --   Form of Supplement 1999-A to Second Amended and Restated
             Trust Agreement among Ryder Truck Rental I LP, Ryder Truck
             Rental II LP, Ryder Truck Rental, Inc., Delaware Trust
             Capital Management, Inc., RTRT, Inc. and U.S. Bank
             National Association (including form of the SUBI
             Certificates)*
10.3  --   Administration Agreement between RTRT, Inc. and Ryder Truck
             Rental, Inc., dated as of February 1, 1998*
10.4  --   Form of Supplement 1999-A to Administration Agreement
             between RTRT, Inc. and Ryder Truck Rental, Inc.**
10.5  --   Form of SUBI Certificate Transfer Agreement between Ryder
             Truck Rental I LP and Ryder Funding LP*
10.6  --   Form of Issuer SUBI Certificate Transfer Agreement between
             Ryder Funding LP and Ryder Vehicle Lease Trust 1999-A*
10.7  --   Form of Amended and Restated Trust Agreement between Ryder
             Funding LP and Chase Manhattan Bank Delaware, as Owner
             Trustee*
10.8  --   Form of Program Operating Lease between Ryder Vehicle Lease
             Trust 1999-A and Ryder Funding LP*
23.1  --   Consent of Steel Hector & Davis LLP (included in Exhibits
             5.1, 8.1 and 8.2)
23.2  --   Consent of Brown & Wood LLP**
23.3  --   Consent of Richards, Layton & Finger, P.A.**
23.4  --   Consent of KPMG LLP**
24.1  --   Power of Attorney*
25.1  --   Statement of Eligibility and Qualification of the Indenture
             Trustee on Form T-1**


---------------

 * Previously filed.

** Filed herewith.


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